UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.______)
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Bridgepoint Education, Inc.
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13500 Evening Creek Drive North
San Diego, California 92128

NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS
To the Stockholders of Bridgepoint Education, Inc.:
Notice is hereby given that the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of Bridgepoint Education, Inc., a Delaware corporation, will be held on Wednesday, May 18, 2016 at 9:00 a.m., Pacific Time, for the following purposes:

1.	To elect three Class I directors, Ryan Craig, Robert Hartman and Victor K. Nichols, for a three-year term to expire at the 2019 Annual Meeting of Stockholders;

2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2016;

3.	To approve the First Amendment to the Bridgepoint Education, Inc. Amended and Restated 2009 Stock Incentive Plan to provide for the grant of performance-based cash awards; and

4.	To transact such other business as may be properly brought before the Annual Meeting or any adjournment thereof.
The Annual Meeting will be a completely virtual meeting of stockholders. To participate, vote or submit questions during the Annual Meeting via live webcast, please visit www.virtualshareholdermeeting.com/BPI2016. You will not be able to attend the Annual Meeting in person.
We have also elected to provide access to our proxy materials over the Internet under the Securities and Exchange Commission's “notice and access” rules. We believe these rules allow us to provide you with the information you need while reducing our delivery costs and the environmental impact of the Annual Meeting. Our Board of Directors has fixed the close of business on March 24, 2016 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment or postponement thereof. Our proxy materials were first sent or given on April 6, 2016 to all stockholders as of the record date.
Whether or not you expect to attend the Annual Meeting via live webcast, please vote at your earliest convenience. You may vote over the Internet, by telephone or, if you request to receive printed proxy materials, by mailing a proxy or voting instruction card. You may also vote your shares during the Annual Meeting. Submitting your proxy in advance of the Annual Meeting will not prevent you from voting your shares during the Annual Meeting, as your proxy is revocable at your option as described in this proxy statement. Please review the instructions on each of your voting options described in this proxy statement, as well as in the Notice of Internet Availability of Proxy Materials or proxy card you received by mail.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The accompanying proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2015, are available to view and download at http://materials.proxyvote.com/10807M. We also encourage you to review our interactive 2015 Annual Report available on our website at http://bpiannualreport2015.com/.

By Order of the Board of Directors,

/s/ Diane L. Thompson
Diane L. Thompson Executive Vice President, Secretary and General Counsel
San Diego, California
April 6, 2016

BRIDGEPOINT EDUCATION, INC.

13500 Evening Creek Drive North
San Diego, California 92128

2016 PROXY STATEMENT

General Information
The Board of Directors (the “Board”) of Bridgepoint Education, Inc., a Delaware corporation (“Bridgepoint,” “the company,” “we,” “us” or “our”), has made these proxy materials available to you on the Internet or, upon your request, has delivered these proxy materials to you in connection with the solicitation of proxies for use at the 2016 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held live via Internet webcast on Wednesday, May 18, 2016 at 9:00 a.m., Pacific Time, or at any adjournment or postponement thereof, for the purposes stated herein. These proxy materials were first sent or given on April 6, 2016 to all stockholders as of the record date.
Internet Availability of Proxy Materials
Under rules adopted by the Securities and Exchange Commission (the “SEC”), we may furnish proxy materials, including this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on March 8, 2016, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Most of you will not receive printed copies of the proxy materials unless you request them. Instead, the Notice of Internet Availability of Proxy Materials (the “Notice”), which was mailed to most of you, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive printed copies of our proxy materials by mail, please follow the instructions in the Notice for requesting such materials. If you request printed copies of the proxy materials by mail, the materials you receive will include the proxy card or voting instruction form for the Annual Meeting. The proxy materials are available to view and download at http://materials.proxyvote.com/10807M. We also encourage you to review our interactive 2015 Annual Report available on our website at http://bpiannualreport2015.com/.
Participating in the Annual Meeting
We will host the Annual Meeting live via Internet webcast. You will not be able to attend the Annual Meeting in person. A summary of the information you need to attend the Annual Meeting online is provided below:

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Any stockholder may listen to the Annual Meeting and participate live via Internet webcast at www.virtualshareholdermeeting.com/BPI2016. The webcast will begin on May 18, 2016 at 9:00 a.m., Pacific Time.

•	Stockholders may vote and submit questions during the Annual Meeting via live webcast.

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To enter the meeting, please have your 12-digit control number, which is available on the Notice or, if you received a printed copy of the proxy materials, your proxy card. If you do not have your 12-digit control number, you will be able to listen to the meeting only. You will not be able to vote or submit questions during the meeting.

•	Instructions on how to connect and participate live via the Internet webcast, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/BPI2016.
Voting Rights and Outstanding Shares
Only stockholders that owned our common stock at the close of business on March 24, 2016, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting. On the record date, 46,027,328 shares of our common stock were outstanding. Each share of our common stock that you own entitles you to one vote on all matters to be voted upon at the Annual Meeting. We will have a quorum to conduct the business of the Annual Meeting if the holders of a majority of the outstanding shares of our common stock entitled to vote are present, in person or by proxy. Abstentions and broker non-votes (i.e., shares of common stock held by a broker, bank or other agent that are represented at the meeting, but that the broker, bank or other agent is not empowered to vote on a particular proposal) will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

Proposals for the Annual Meeting
There are three proposals scheduled to be voted on at the Annual Meeting:

•	Elect three Class I directors, Ryan Craig, Robert Hartman and Victor K. Nichols, for a three-year term to expire at the 2019 Annual Meeting of Stockholders.

•	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2016.

•	Approve the First Amendment to the Bridgepoint Education, Inc. Amended and Restated 2009 Stock Incentive Plan (the “2009 Plan”) to provide for the grant of performance-based cash awards.
Voting Requirements to Approve Each Proposal
Proposal 1 - Election of Class I Directors. Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at a meeting at which a quorum is present. If a quorum is present, the three nominees for Class I director receiving the highest number of votes will be elected as Class I directors. Abstentions and broker non-votes will have no effect on the vote. There is no cumulative voting for the election of Class I directors.
Proposal 2 - Ratification of Appointment of Deloitte & Touche LLP. The proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016 must be approved by the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at a meeting at which a quorum is present. Abstentions are deemed to be votes cast and have the same effect as votes “AGAINST” the proposal. This proposal is considered a routine or “discretionary” matter on which your broker, bank or other agent will be able to vote on your behalf even if it does not receive instructions from you; therefore, no broker non-votes are expected to exist in connection with this proposal.
Proposal 3 - Approval of First Amendment to the 2009 Plan. The proposal to approve the First Amendment to the 2009 Plan to provide for the grant of performance-based cash awards must be approved by the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at a meeting at which a quorum is present. Abstentions are deemed to be votes cast and have the same effect as votes “AGAINST” the proposal. This proposal is considered a “non-discretionary” matter on which your broker, bank or other agent will not be able to vote on your behalf if it does not receive instructions from you; therefore, there may be broker non-votes in connection with this proposal. If you hold your shares in “street name” and you do not instruct your broker, bank or other agent how to vote your shares on this proposal, no vote will be cast on your behalf on this proposal. Therefore, it is critical that you indicate your vote on this proposal if you want your vote to be counted.
Voting Shares Registered in Your Name
If you are a stockholder of record, you may vote in one of four ways:

•	Vote via the Internet following the instructions included with your Notice or proxy card;

•	Vote by telephone following the instructions included with your proxy card;

•	Complete, sign, date and return your proxy card by mail; or

•	Vote during the Annual Meeting live via the Internet by following the instructions posted at www.virtualshareholdermeeting.com/BPI2016.
Votes submitted via the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on May 17, 2016. Proxy cards submitted by mail must be received no later than May 17, 2016 to be voted at the Annual Meeting. Submitting your proxy via the Internet, by telephone or by mail will not affect your right to vote during the Annual Meeting live via the Internet. For additional information, please see “Revocability of Proxies” below.
Voting Shares Registered in the Name of a Broker, Bank or Other Agent
Most beneficial owners holding stock in “street name” will receive instructions for voting their shares from their broker, bank or other agent. A number of brokers and banks participate in a program provided through Broadridge Financial Solutions, Inc. (“Broadridge”) that allows stockholders to grant their proxy to vote shares by means of the telephone or Internet. If your shares are held in an account with a broker or bank participating in the Broadridge program, then you may vote your shares telephonically by calling the number shown on the voting instruction form received from your broker or bank, or over the Internet at Broadridge's web site at http://www.proxyvote.com. You may also vote your shares during the Annual Meeting live via the Internet by following the instructions posted at www.virtualshareholdermeeting.com/BPI2016.
Revocability of Proxies
If you are a stockholder of record, once you have submitted your proxy by mail, telephone or Internet, you may revoke it at any time before it is voted at the Annual Meeting. You may revoke your proxy in any one of three ways:

•	You may grant another proxy marked with a later date (which automatically revokes the earlier proxy) using any of the voting methods described above until the applicable deadline for each method;

•	You may notify our Secretary in writing that you wish to revoke your proxy before it is voted at the Annual Meeting; or

•	You may participate in the Annual Meeting live via the Internet and vote.
Attendance at the meeting live via the Internet will not cause your previously granted proxy to be revoked unless you specifically so request.
If you are a beneficial owner holding shares in street name, you may change your vote by submitting new voting instructions to your bank, broker or other agent in accordance with the instructions they provided.
Tabulation of Votes
A representative from Broadridge will act as inspector of elections and tabulate the votes at the Annual Meeting. All shares represented by valid proxies received before the Annual Meeting will be voted. If you submit a valid proxy containing instructions regarding how to vote with respect to any matter to be acted upon, your shares will be voted in accordance with those instructions. If you submit a valid proxy with no instructions, then your shares will be voted by the individuals we have designated as proxies for the Annual Meeting “FOR” each of the proposals. In addition, the individuals that we have designated as proxies for the Annual Meeting will have discretionary authority to vote your shares with respect to any other business that may properly come before the Annual Meeting or any adjournment thereof.
Voting Results
Preliminary voting results are expected to be announced at the Annual Meeting. Final voting results will be tallied by the inspector of elections and reported in a Current Report on Form 8-K (the “Form 8-K”) that we will file with the SEC within four business days of the Annual Meeting. If the final voting results are not available within four business days of the Annual Meeting, we will file the Form 8-K reporting the preliminary voting results and subsequently file an amendment to the Form 8-K reporting the final voting results within four business days of the date on which the final voting results are known to us.
Proxy Solicitation
This proxy solicitation is made by the Board, and we will bear the entire cost of soliciting proxies, including the preparation, assembly, printing and mailing of proxy materials and any additional information furnished to stockholders. We have not retained a proxy solicitor in connection with this solicitation. We will provide copies of solicitation materials to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock that are beneficially owned by others for forwarding to the beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to the beneficial owners. Solicitations will be made primarily through the mail, but may be supplemented by telephone, telegram, facsimile, Internet or personal solicitation by our directors, executive officers, employees or other agents. No additional compensation will be paid to these individuals for these services.
Householding of Proxy Materials
The SEC has adopted rules that permit brokers, banks and other agents to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for our stockholders and cost savings for us.
This year, a number of brokers, banks and other agents with account holders who are our stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker, bank or other agent that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent to the householding of communications. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please (i) notify your broker, bank or other agent, (ii) direct your written request to Bridgepoint Education, Inc., Attn: Investor Relations, 13500 Evening Creek Drive North, San Diego, California 92128 or (iii) contact us by phone at 1-866-475-0317 x11120. We undertake to promptly deliver, upon any such written or oral request, a separate copy of the annual report and/or proxy statement, as applicable, to a stockholder at a shared address to which a single copy of these documents were delivered. Stockholders who currently receive multiple copies of the annual report and proxy statement at their address and would like to request householding of their communications should notify their broker, bank or other agent.
Stockholder Proposals for the 2017 Annual Meeting of Stockholders
Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner, as described below.
For a stockholder proposal, including a proposal for the nomination of directors, to be considered for inclusion in our proxy statement for the 2017 Annual Meeting of Stockholders, our Secretary must receive the written proposal at our principal executive offices no later than December 7, 2016; provided, however, that in the event we hold the 2017 Annual Meeting of Stockholders more than 30 days before or after the one-year anniversary of the Annual Meeting, we will disclose the new deadline by which stockholders proposals must be received in our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform stockholders. In addition to being timely submitted, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Proposals should be addressed to: Bridgepoint Education, Inc., Attn: Secretary, 13500 Evening Creek Drive North, San Diego, California 92128.
Our bylaws also establish an advance notice procedure for stockholders who wish to nominate a director or present a proposal before an annual meeting of stockholders but do not intend for the nomination or proposal to be included in our proxy statement for such annual meeting of stockholders. For a stockholder to properly bring business before the 2017 Annual Meeting of Stockholders, the stockholder must give timely notice thereof in writing to our Secretary, which notice must contain the information specified in our bylaws. To be timely for the 2017 Annual Meeting of Stockholders, our Secretary must receive the written notice at our principal executive offices:

•	not earlier than the close of business on February 17, 2017; and

•	not later than the close of business on March 19, 2017.
If we hold the 2017 Annual Meeting of Stockholders more than 30 days before or after the one-year anniversary of the Annual Meeting, then in order to be timely, notice of a stockholder proposal that is not intended to be included in our proxy statement must be received:

•	not earlier than the close of business on the 90th day prior to the 2017 Annual Meeting of Stockholders; and

•
not later than the close of business on the later of (i) the 60th day prior to the 2017 Annual Meeting of Stockholders or (ii) if we first make a public announcement of the date of the 2017 Annual Meeting of Stockholders fewer than 70 days before the date of such meeting, the close of business on the 10th day following the day on which we first make a public announcement of the date of such meeting.

Stockholders are advised to review our bylaws, which contain additional requirements with respect to advance notice of stockholder proposals. If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting of stockholders does not appear in person or by proxy at such meeting to present his or her proposal, we are not required to present the proposal for a vote at such meeting. While the Board will consider stockholder proposals that are properly brought before the 2017 Annual Meeting of Stockholders, we reserve the right to omit from our proxy statement for the 2017 Annual Meeting of Stockholders proposals that we are not required to include under the Exchange Act, including Rule 14a-8 thereunder.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table presents certain information with respect to the beneficial ownership of our common stock as of March 21, 2016 by (i) each person we know to be the beneficial owner of 5% or more of our outstanding shares of common stock, (ii) each named executive officer and director and (iii) all executive officers and directors as a group. Information with respect to beneficial ownership is based on a review of our stock transfer records and on the Schedules 13D and 13G that have been filed with the SEC by or on behalf of the stockholders listed below. Except as indicated by the footnotes below, we believe, based on the information available to us, that the persons named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.
Percentage of beneficial ownership is calculated based on 46,023,328 shares of common stock outstanding on March 21, 2016. We have determined beneficial ownership in accordance with SEC rules. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed as outstanding shares of common stock subject to stock options held by that person that are currently exercisable or exercisable within 60 days of March 21, 2016. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Except as otherwise indicated in the footnotes below, the address of each beneficial owner listed in the table is c/o Bridgepoint Education, Inc., 13500 Evening Creek Drive North, San Diego, CA 92128.

	Number of Shares Held	Number of Shares Subject to Options Exercisable within 60 Days	Total Shares Beneficially Owned
Name of Beneficial Owner			Number	%
Principal Stockholders
Warburg Pincus Private Equity VIII, L.P.(1)	27,710,574	—	27,710,574	60.2%
Directors and Executive Officers
Andrew S. Clark(2)	544,138	1,436,903	1,981,041	4.2%
Ryan Craig	4,960	37,355	42,315	*
Dale Crandall	16,360	51,932	68,292	*
Daniel J. Devine	67,055	338,387	405,442	*
Patrick T. Hackett(3)	27,715,534	37,355	27,752,889	60.2%
Robert Hartman	35,093	52,756	87,849	*
Christopher M. Henn	—	15,441	15,441	*
Kevin Royal	—	—	—	*
Jane L. McAuliffe	5,855	207,035	212,890	*
Victor Nichols	—	13,211	13,211	*
Adarsh Sarma(4)	27,715,534	37,355	27,752,889	60.2%
Rodney T. Sheng	7,902	280,604	288,506	*
All Directors and Executive Officers as a Group (18 Persons)	28,490,459	3,060,337	31,550,796	64.3%

*	Less than one percent.

(1)
The stockholder is Warburg Pincus Private Equity VIII, L.P. (“Warburg Pincus”). Warburg Pincus Partners LLC (“WP Partners”), a subsidiary of Warburg Pincus & Co. (“WP”), is the general partner of Warburg Pincus. WP is the managing member of WP Partners. Warburg Pincus is managed by Warburg Pincus LLC (“WP LLC”). Warburg Pincus, WP Partners, WP and WP LLC are collectively referred to as the “Warburg Pincus Entities.” Charles R. Kaye and Joseph P. Landy are each Managing General Partners of WP and Co-Chief Executive Officers and Managing Members of WP LLC and may be deemed to control the Warburg Pincus Entities. Each of the Warburg Pincus Entities, Mr. Kaye and Mr. Landy has shared voting and investment control of all of the shares of stock referenced above. Each of Mr. Kaye, Mr. Landy and the Warburg Pincus Entities disclaims beneficial ownership of the stock (other than the stock owned of record by such person or entity), except to the extent of any indirect pecuniary interest therein. The address of the Warburg Pincus Entities, Mr. Kaye and Mr. Landy is 450 Lexington Avenue, New York, New York 10017.

(2)	Includes 513,444 shares of common stock held by the Clark Family Trust, dated July 8, 1998.

(3)
Mr. Hackett is a Partner of WP and a Member and Managing Director of WP LLC. 27,710,574 of the shares indicated as held by Mr. Hackett are included because of his affiliation with the Warburg Pincus Entities. See footnote (1) above for additional information. Mr. Hackett disclaims beneficial ownership of all shares owned by the Warburg Pincus Entities except to the extent of any indirect pecuniary interest therein. Mr. Hackett's address is c/o Warburg Pincus LLC, 450 Lexington Avenue, New York, NY 10017.

(4)
Mr. Sarma is a Member and Managing Director of WP LLC. 27,710,574 of the shares indicated as held by Mr. Sarma are included because of his affiliation with the Warburg Pincus Entities. See footnote (1) above for additional information. Mr. Sarma disclaims beneficial ownership of all shares owned by the Warburg Pincus Entities except to the extent of any indirect pecuniary interest therein. Mr. Sarma's address is c/o Warburg Pincus LLC, 450 Lexington Avenue, New York, NY 10017.

PROPOSAL 1
ELECTION OF DIRECTORS
Board Composition
The Board consists of seven members. Our bylaws provide that the number of directors will be fixed from time to time by resolution of the Board. All directors hold office until their successors have been elected and qualified or until their earlier death, resignation, disqualification or removal. We have divided the terms of office of the directors into three classes:

•	Class I, whose term will expire at the 2016 Annual Meeting of Stockholders;

•	Class II, whose term will expire at the 2017 Annual Meeting of Stockholders; and

•	Class III, whose term will expire at the 2018 Annual Meeting of Stockholders.
Class I consists of Messrs. Ryan Craig, Robert Hartman and Victor K. Nichols, Class II consists of Messrs. Dale Crandall and Adarsh Sarma, and Class III consists of Messrs. Andrew S. Clark and Patrick T. Hackett. At each annual meeting of stockholders, the successors to directors whose terms then expire will serve from the time of election and qualification until the third annual meeting following election and until their successors are duly elected and qualified. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one third of the directors.
Nominees for Election at the Annual Meeting
The Nominating and Governance Committee recommended, and the Board nominated, Messrs. Ryan Craig, Robert Hartman and Victor K. Nichols as nominees for election to the Board as Class I directors at the Annual Meeting. If elected, Messrs. Ryan Craig, Robert Hartman and Victor K. Nichols will continue as directors and their terms will expire at the 2019 Annual Meeting of Stockholders.
Information about the Board of Directors
The names and certain information regarding each member of the Board, including the nominees for election to the Board as Class I directors at the Annual Meeting, are set forth below. The following information has been furnished to us by the directors.
Andrew S. Clark, age 50, has served as our Chief Executive Officer and a director since November 2003 and as our President since February 2009. Mr. Clark also served from March 2005 to December 2008 on the Board of Trustees for Ashford University and served on the Board of Trustees of University of the Rockies from September 2007 to August 2010. Prior to joining us in November 2003, Mr. Clark consulted with several private equity firms examining the postsecondary education sector. Prior to 2003, Mr. Clark worked for Career Education Corporation as Divisional Vice President of Operations and Chief Operating Officer for American InterContinental University in 2002. From 1992 to 2001, Mr. Clark worked for Apollo Group, Inc. (University of Phoenix), where he served in various management roles, culminating in his position as Regional Vice President for the Mid-West region from 1999 to 2001. Mr. Clark earned an M.B.A. from the University of Phoenix and a B.A. from Pacific Lutheran University. Mr. Clark brings to the Board over 19 years of experience in the postsecondary education sector, as well as a deep understanding of our business and its history that he has acquired since he launched Bridgepoint Education in 2004.
Ryan Craig, age 44, has served as a director of our company since November 2003. Mr. Craig is a founding partner of University Ventures, an investment fund focused on innovation from within higher education. Prior to University Ventures, he founded and served as President of Wellspring, an organization providing treatment programs for overweight and obese adolescents. From 2001 to 2004, Mr. Craig was an Associate at Warburg Pincus LLC in the education sector. From 1999 to 2001, Mr. Craig served as Vice President Business Development for Fathom, a consortium of universities, museums and libraries. From 1994 to 1996, he worked as a consultant with McKinsey & Company. Mr. Craig earned a B.A. from Yale University and a J.D. from Yale Law School. Mr. Craig currently serves on the boards of nine privately held companies. Mr. Craig brings to the Board extensive expertise in the postsecondary education sector and a long history with our business, which enables him to provide key strategic vision.
Dale Crandall, age 74, has served as a director of our company since December 2008. Mr. Crandall founded Piedmont Corporate Advisors, Inc., a private financial consulting firm, in 2003 and currently serves as its President. From April 2000 to June 2002, Mr. Crandall served as the President and Chief Operating Officer of Kaiser Foundation Health Plan Inc. and Kaiser Foundation Hospitals. From June 1998 to March 2000, Mr. Crandall served as the Senior Vice President and Chief Financial

Officer of Kaiser Foundation Health Plan Inc. and Kaiser Foundation Hospitals. Mr. Crandall also serves as a director for Ansell Limited, Endurance International Group, Inc. and two private companies. Within the last five years, Mr. Crandall also served as a director for Coventry Health Care, Inc. and as lead trustee for The Dodge & Cox Mutual Funds. Mr. Crandall earned a B.A. from Claremont McKenna College and an M.B.A. from the University of California, Berkeley, and is a certified public accountant (inactive). Mr. Crandall brings to the Board a strong foundation in financial reporting and accounting matters for complex organizations, as well as executive leadership and management experience.
Patrick T. Hackett, age 54, has served as a director of our company since March 2008 and as Chairman of the Board since February 2009. Based in New York, Mr. Hackett joined Warburg Pincus in 1990 and focuses on investments in technology, media and telecommunications. Mr. Hackett also is a member of the firm's executive management group. Previously, he was the Vice President of Cove Capital Associates, a private merchant banking partnership, and prior to that a Partner with private equity firm Acadia Partners. Mr. Hackett also serves as a trustee on the board of Trinitas Health & Regional Medical Center, and previously served as a director of Yodlee from February 2008 to November 2015 and Nuance Communications, Inc. from January 2009 to August 2014. Mr. Hackett graduated from the University of Pennsylvania with a B.A. in Chemistry, and holds a B.S. in Economics from the Wharton School at the University of Pennsylvania. As a director and Chairman of the Board, Mr. Hackett brings leadership expertise to the Board, with a focus on corporate strategy and corporate governance, which has been gained through his experience as a director and investor in technology companies.
Robert D. Hartman, age 67, has served as a director of our company since November 2006. Mr. Hartman is currently a private investor. From 1979 to September 2005, Mr. Hartman served in various management roles for Universal Technical Institute, including President, Chief Executive Officer and Chairman of the Board. During the 1980’s, Mr. Hartman served as Chairman of the Arizona State Board for Private Postsecondary Education and was Founder and Chairman of the Western Council of Private Career Schools. Mr. Hartman currently serves on the board of one privately held company. Mr. Hartman earned an M.B.A. from DePaul University and a B.A. from Michigan State University. Mr. Hartman provides the Board with the insight generated by decades of experience in the postsecondary education sector, as well as experience in management and corporate governance.
Victor K. Nichols, age 59, has served as a director of our company since September 2014. Mr. Nichols is currently the CEO of Valassis, a $2 billion revenue marketing media company operating across North America and Europe, with 7000 team members serving 55,000 business clients. Mr. Nichols is leading a transformation of this business on behalf of the owners MacAndrews and Forbes. He currently sits on public and charitable company boards and advisory committees, including Bank of Hawaii Corporation, Crystal Cove Alliance and the Economic Leadership Council of UCSD. Mr. Nichols worked at Experian, a leading global information services company, in various positions since 2007, including Chief Executive Officer, North America and Managing Director, Global Consumer Services, Chief Executive Officer, United Kingdom and Europe, Middle East, and Africa, and Group President. From 2000 to 2007, Mr. Nichols worked for Wells Fargo & Company, a diversified financial services company, as its Chief Information Officer and member of its Management Committee. From 1994 to 2000, Mr. Nichols served as President and Chief Executive Officer of Vicor Corporation, an advanced technology engineering company. From 1992 to 1994 and from 1986 to 1989, Mr. Nichols worked for Bank of America Corporation, a financial and bank holding company, in various positions, including Senior Vice President, Interstate Banking Integration and Senior Vice President, Consumer Loan Services. From 1989 to 1992, Mr. Nichols worked as the President of Safeguard Business Systems, Inc., a systems and services company catering to small business clients globally. Mr. Nichols also held various sales and marketing positions with IBM Corporation, an information technology company, from 1980 to 1986. Mr. Nichols holds a B.A. in Economics from the University of California, San Diego and an M.B.A. from the University of California, Berkeley. Mr. Nichols brings to the Board extensive business and leadership experience across multiple industries, which enables him to provide key operational and management perspective.
Adarsh Sarma, age 42, has served as a director of our company since July 2005. Mr. Sarma is a Managing Director in the Technology, Media and Telecommunication group at Warburg Pincus LLC, which he joined as a Principal in 2005. From 2002 to early 2005, Mr. Sarma was a Principal at Chryscapital, a private equity firm. Mr. Sarma currently serves as a director of four private companies. Mr. Sarma earned a B.A. from Knox College and an M.B.A. from the University of Chicago. Mr. Sarma brings to the Board a strong background as a corporate director and an investor in a variety of technology companies, which enables him to provide guidance for running a dynamic and efficient business.
Involvement in Certain Legal Proceedings
In June 2003, Mr. Clark acquired and subsequently hired the management of Foundation College, an education provider that conducted campus-based training programs through the California Employment Training Panel. Due to a significant decrease in state funding, the business filed for bankruptcy in December 2005. Other than the foregoing, there are currently no legal proceedings, and during the past 10 years there have been no legal proceedings, that are material to the evaluation of the ability or integrity of any of our directors or director nominees.

Nominating Agreement with Warburg Pincus
In February 2009, we entered into a nominating agreement with Warburg Pincus. Under the nominating agreement, as long as Warburg Pincus beneficially owns at least 15% of the outstanding shares of our common stock, we agree, subject to our fiduciary obligations, to nominate and recommend to our stockholders that two individuals designated by Warburg Pincus be elected to the Board. If at any time Warburg Pincus beneficially owns less than 15% but more than 5% of the outstanding shares of our common stock, we agree, subject to our fiduciary obligations, to nominate and recommend to our stockholders that one individual designated by Warburg Pincus be elected to the Board. Two individuals affiliated with Warburg Pincus, Messrs. Hackett and Sarma, currently serve on the Board.
Vote Required
Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at a meeting at which a quorum is present. Shares represented by proxy will be voted, if authority to do so is not withheld, for the election of the three nominees for election as Class I directors named above. Abstentions and broker non-votes will be counted as present for purposes of determining the presence of a quorum. If a quorum is present, the three nominees for Class I director receiving the highest number of votes will be elected as Class I directors. Abstentions and broker non-votes will have no effect on the outcome of the vote. The proxy holders may not vote the proxies for a greater number of persons than the number of nominees named. If any nominee should be unavailable for election as a result of an unexpected occurrence, shares will be voted for the election of such substitute nominee as the Board may propose. Each person nominated for election has agreed to serve if elected, and the Board has no reason to believe that any nominee will be unable to serve.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION
AS A CLASS I DIRECTOR OF EACH NOMINEE LISTED ABOVE .

CORPORATE GOVERNANCE
Director Independence
The Board has affirmatively determined that Messrs. Craig, Crandall, Hackett, Hartman, Nichols and Sarma have no material relationships with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us) and, accordingly, each of the foregoing members of the Board were determined to be independent under the rules of the New York Stock Exchange (“NYSE”). Mr. Clark is not independent under NYSE rules because he is employed by us.
In determining whether directors were independent under NYSE rules, the Board considered the matters discussed in the section entitled “Certain Relationships and Related Transactions” below. Additionally, with respect to certain transactions described in that section, the Board considered that Messrs. Hackett and Sarma participate as general partners in the profits of a fund controlled by WP LLC that is a significant investor in iParadigms, LLC, and also that Mr. Hartman is a limited partner of such fund, and concluded that these relationships did not constitute material relationships with us and that Messrs. Hackett, Sarma and Hartman were independent notwithstanding such transactions. There are no family relationships between any of our directors and executive officers.
Leadership Structure of the Board of Directors
Pursuant to our bylaws and Corporate Governance Guidelines, the Board has the following general leadership structure:

•
The positions of Chief Executive Officer and Chairman of the Board are separate, but may be held by the same individual. The positions of Chief Executive Officer and Chairman of the Board are currently held by Messrs. Clark and Hackett, respectively.

•
The Chairman of the Board presides at meetings of the Board and, so long as the Chairman of the Board is an independent director, also presides at executive sessions of the non-management and/or independent directors.

•
If the Chairman of the Board is not an independent director, the independent directors will appoint one independent director to serve as “lead independent director.” In that scenario, the lead independent director will preside at executive sessions of the non-management and/or independent directors, preside at meetings of the Board in the absence of the Chairman of the Board, review agendas for meetings of the Board with the Chief Executive Officer and Chairman of the Board, and assume such other functions as the Board may deem appropriate.

•	The Chief Executive Officer and the Chairman of the Board jointly establish the agenda for each meeting of the Board, though any director may request the inclusion of items on the agenda.
Our Corporate Governance Guidelines are available on our website at http://www.bridgepointeducation.com under “Investor Relations — Corporate Governance Highlights.” Because Mr. Hackett currently serves as Chairman of the Board and is an independent director, the Board does not currently have a lead independent director. The Board has determined that this leadership structure, specifically the separation of the Chief Executive Officer and Chairman of the Board positions, is appropriate for our company because, in the judgment of the Board, an independent Chairman of the Board (or lead independent director, if the Chairman of the Board is not an independent director) is best positioned to express to management the views of the Board (and, particularly, the independent directors) and to provide constructive feedback to the Chief Executive Officer regarding management's performance.
Board Committees
The Board has an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. These committees operate under written charters, which are available on our website at http://www.bridgepointeducation.com under “Investor Relations — Corporate Governance Highlights.” The Board has determined that all members of these committees satisfy the applicable independence requirements under NYSE rules. The members of the committees are identified in the table below.

Director	Audit Committee	Compensation Committee	Nominating and Governance Committee
Dale Crandall	Chair	Member	—
Ryan Craig	Member	—	Member
Patrick T. Hackett	—	Chair	—
Robert Hartman	Member	—	Member
Victor K. Nichols	Member	Member	—
Adarsh Sarma	—	Member	Chair
The Audit Committee is responsible primarily for overseeing (i) the services provided by our independent registered public accounting firm, (ii) the integrity of our financial statements and internal control over financial reporting, and (iii) risk management, internal audit and our compliance with legal and regulatory requirements. Mr. Crandall, the Chair of the Audit Committee, has been determined by the Board to be an audit committee financial expert. The Audit Committee held 10 meetings in 2015.
The Compensation Committee is responsible primarily for evaluating and approving all compensation plans, policies and programs as they affect our executive officers, administering our equity compensation plans, and reviewing the compensation of the Board. The Performance Award Subcommittee of the Compensation Committee is responsible for evaluating and approving all performance-based equity compensation awards granted to our employees. The Performance Award Subcommittee is comprised solely of “outside directors” as defined in federal income tax laws and regulations. For information regarding the Compensation Committee's processes and procedures, including (i) the scope of authority of the Compensation Committee and (ii) the role of executive officers and compensation consultants in determining or recommending the amount or form of executive and director compensation, see “Executive Compensation — Compensation Discussion and Analysis” below. The Compensation Committee held eight meetings in 2015.
The Nominating and Governance Committee is responsible primarily for identifying, evaluating and recommending to the Board nominees for election or appointment to the Board and committees of the Board, evaluating the performance and independence of the Board and of individual directors, and evaluating the adequacy of our corporate governance practices. The Nominating and Governance Committee held four meetings in 2015.
Meetings of the Board of Directors and Board Committees
The Board has regularly scheduled meetings at least quarterly, and the committees of the Board usually meet at least as often. Our independent directors hold executive sessions without management present at least once per quarter. During 2015, the Board held five meetings. Each director attended at least 75% of the aggregate number of meetings held by the Board and all applicable committees of the Board during the period that he served. It is our policy to encourage members of the Board to attend our annual meetings of stockholders; six directors attended the 2015 Annual Meeting of Stockholders.
Role of the Board of Directors in Risk Oversight
Management is responsible for day-to-day risk management at our company. The role of the Board is to provide oversight of the processes designed to identify, assess and monitor key risks and risk mitigation activities. The Board fulfills its risk oversight responsibilities through (i) receiving reports directly from managers responsible for the management of particular business risks and (ii) receiving reports from each committee chair regarding such committee's oversight of specific risk topics.
Delegation of Risk Oversight
The Board has delegated oversight of specific risk areas to its committees. For example, the Audit Committee is tasked with overseeing risk management at our company with respect to financial matters and the adequacy of our internal control over financial reporting. Pursuant to its charter, the Audit Committee is required, among other things, to discuss with management our policies with respect to risk assessment and risk management, including guidelines and procedures to govern the process by which risk assessment and risk management are handled, and to review our major risk exposures and the steps management has taken to monitor, control and report such exposures. The Audit Committee typically has these discussions with management at least once per quarter, and the Chair of the Audit Committee subsequently reports on these discussions to the full Board. Similarly, the Compensation Committee assists the Board in overseeing risks arising from our compensation policies, and the Nominating and Governance Committee assists the Board in overseeing risks associated with corporate governance, director and executive officer succession planning, board membership and board structure. The Board then discusses significant risk management issues with the Chief Executive Officer and other members of the management team and recommends appropriate action.

Enterprise Risk Management
At the direction of the Board and the Audit Committee, we have developed and implemented an enterprise risk management (“ERM”) process for our company. The ERM process is managed by a steering committee comprised of representatives from each of our company's principal business units in consultation with our executive team. The ERM steering committee meets at least quarterly to evaluate current risks, identify new risks, quantify the likelihood and potential impact of such risks, and develop mitigation plans for such risks. Additionally, each quarter a representative of the ERM steering committee presents to, and receives feedback from, the Board regarding our outstanding risks and related mitigation plans.
Recoupment Policy
To help mitigate risk, the Board has adopted a Policy on Recoupment of Compensation (the “Recoupment Policy”) pursuant to which certain key employees may be directed to return to us performance-based compensation they previously received if either:

•
there is a restatement of any of our financial statements previously filed with the SEC (regardless of whether there was any misconduct), other than those due to changes in accounting principles, and the restated financial results would have resulted in a lesser amount of performance-based compensation being paid to them; or

•
their intentional misconduct, gross negligence or failure to report intentional misconduct or gross negligence by one of our employees (or service providers) either (i) was a contributing factor or partial factor to having to restate any of our financial statements previously filed with the SEC or (ii) constituted fraud, bribery or any other unlawful act, or contributed to another person's fraud, bribery or other unlawful act, which in each case adversely impacted our finances, business and/or reputation.

In the event of a restatement of our financial statements, the Compensation Committee will review performance-based compensation awarded or paid to the key employees that was attributable to performance during the applicable time periods. To the extent permitted by applicable law, the Compensation Committee will make a determination as to whether, and how much, compensation is to be recouped by us on an individual basis. If there has been no misconduct as described above, any recoupment of compensation will be limited to a three-year lookback period from the date the financial or accounting irregularity was discovered by us and brought to the attention of the Compensation Committee.
Moreover, if the Compensation Committee determines that a key employee has engaged in misconduct, the Compensation Committee may take such actions with respect to such employee as it deems to be in our best interests and necessary to remedy the misconduct and prevent its recurrence. To the extent permitted by applicable law, such actions can include, among other things, recoupment of compensation (which would not be limited to the three-year lookback period referenced above), adjustment of future compensation, cancellation of grants or vesting of equity-based compensation, recoupment of profits gained by such employee on any stock issued to such employee regardless of when issued, and/or disciplinary actions up to and including termination of employment. The Compensation Committee's power to determine the appropriate remedy is in addition to, and not in replacement of, remedies imposed by law enforcement agencies, regulators or other authorities.
Communications with the Board of Directors
We have adopted a formal process by which security holders and other interested parties may communicate with the Board, which policy is available on our website at http://www.bridgepointeducation.com under “Investor Relations — Corporate Governance Highlights.” Interested parties may send communications to the non-management directors of the Board. Communications to the Board must either be in writing and sent care of the Secretary by mail to our offices at 13500 Evening Creek Drive North, San Diego, California 92128, or delivered via e-mail to secretary@bridgepointeducation.com. This centralized process will assist the Board in reviewing and responding to stockholder and interested party communications in an appropriate manner. The name of any specific intended recipient should be noted in the communication. All communications must be accompanied by the following information:

•	if the person submitting the communication is a security holder, a statement of the type and amount of the securities of our company that the person holds;

•
if the person submitting the communication is not a security holder and is submitting the communication to the non-management directors as an interested party, the nature of the person's interest in our company;

•	any special interest, meaning an interest not in the capacity of a stockholder of our company, of the person in the subject matter of the communication; and

•	the address, telephone number and e-mail address, if any, of the person submitting the communication.

Communications should be addressed to the attention of the Secretary and should not exceed 500 words in length, excluding the information required to accompany the communication as described above. The Board has instructed the Secretary to forward such correspondence to the Board; however, before forwarding any correspondence, the Board has also instructed the Secretary to review such correspondence and, in the Secretary's discretion, not to forward certain items if they are deemed of a personal, illegal, commercial, offensive or frivolous nature or otherwise inappropriate for director consideration.
Consideration of Director Nominees
Director Qualifications
The Nominating and Governance Committee evaluates all incumbent, replacement or additional nominees for election as directors, taking into account (i) all factors the committee considers appropriate, which may include career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge, and (ii) the following minimum qualifications:

•	Each director nominee must have displayed the highest personal and professional ethics, integrity and values, and sound business judgment;

•
Each director must be highly accomplished in his or her respective field, with superior credentials and recognition and broad experience at the administrative and/or policy making level in business, government, education, technology or public interest;

•	Each director must have relevant expertise and experience, and be able to offer advice and guidance to the Chief Executive Officer based on that expertise and experience;

•	Each director must be able to represent all of our stockholders and be committed to enhancing long-term stockholder value; and

•	Each director must have sufficient time available to devote to activities of the Board and to enhance his or her knowledge of our business.
In determining whether to recommend a director for re-election to the Board, the Nominating and Governance Committee also considers the director's past attendance at meetings and participation in and contributions to the activities of the Board and any applicable committees of the Board.
The Nominating and Governance Committee does not have a formal policy governing the consideration of diversity in identifying nominees for director.
Stockholder Recommendations and Nominees
The Nominating and Governance Committee has not received director candidate recommendations from our stockholders and does not have a formal policy regarding consideration of such recommendations. The Board believes this is appropriate, as any recommendations received from stockholders will be evaluated in the same manner as potential nominees suggested by members of the Board or management. Stockholders wishing to suggest a candidate for director should write to our Secretary at the following address: Bridgepoint Education, Inc., Attn: Secretary, 13500 Evening Creek Drive North, San Diego, California 92128.
To be considered, the recommendation for a candidate must include the following written information: (i) the stockholder's name and contact information; (ii) a statement that the writer is a stockholder and is proposing a candidate for consideration by the Nominating and Governance Committee; (iii) the name of, and contact information for, the candidate and a statement that the candidate is willing to be considered and serve as a director, if nominated and elected; (iv) a statement of the candidate's business, educational experience and qualifications; (v) information regarding each of the factors listed under “Director Qualifications” above sufficient to enable the Nominating and Governance Committee to evaluate the candidate; (vi) a statement of the value that the candidate would add to the Board; (vii) a statement detailing any relationship between the candidate and any customer, supplier or competitor of our company; (viii) detailed information about any relationship or understanding between the proposing stockholder and the candidate; and (ix) a list of three character references, including complete contact information for such references. To give the Nominating and Governance Committee sufficient time to evaluate a recommended candidate for the 2017 Annual Meeting of Stockholders, the recommendation should be received by our Secretary at our principal executive offices no later than December 7, 2016, which is the 120th calendar day before the first anniversary of the date our proxy statement was mailed to stockholders in connection with the Annual Meeting.

In addition, our bylaws permit stockholders to nominate directors for consideration at an annual meeting. For a description of the process for nominating directors in accordance with our bylaws, see “Stockholder Proposals for the 2017 Annual Meeting of Stockholders” above.
Identification and Evaluation of Nominees for Director
The Nominating and Governance Committee uses a variety of methods for identifying and evaluating nominees for director. The Nominating and Governance Committee regularly assesses the appropriate size and composition of the Board, the needs of the Board and each committee of the Board, and the qualifications of candidates in light of these needs. Candidates may come to the attention of the Nominating and Governance Committee through stockholders, management, current members of the Board or search firms. The evaluation of these candidates may be based solely upon information provided to the Nominating and Governance Committee or may also include discussions with persons familiar with the candidate, an interview of the candidate or other actions the Nominating and Governance Committee deems appropriate, including the use of third parties to review candidates. In 2014, we engaged Spencer Stuart to identify and evaluate potential nominees for the Board, and we have continued to work with Spencer Stuart since that time.
Code of Ethics
We have adopted a written Code of Ethics applicable to the Board and our officers and employees, including our principal executive officer, principal financial officer and principal accounting officer, in accordance with the rules of the NYSE and the SEC. The Code of Ethics is available on our website at http://www.bridgepointeducation.com under “Investor Relations — Corporate Governance Highlights.”
Compensation Committee Interlocks and Insider Participation
Messrs. Crandall, Hackett, Nichols and Sarma were members of the Compensation Committee during 2015.
During 2015, no executive officer of our company (i) served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Compensation Committee, (ii) served as a director of another entity, one of whose executive officers served on our Compensation Committee, or (iii) served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of our company.
Director Compensation
The following table presents compensation information for our non-employee directors for 2015. Mr. Clark's compensation is presented in the Summary Compensation Table below and the related explanatory tables. Mr. Clark does not receive any additional compensation for his services as a director.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Stock Awards ($)(2)	Total ($)
Dale Crandall	77,500	59,164	28,488	165,152
Ryan Craig	60,000	59,164	28,488	147,652
Patrick T. Hackett	62,500	59,164	28,488	150,152
Robert Hartman	60,000	59,164	28,488	147,652
Victor K. Nichols	62,500	59,164	28,488	150,152
Adarsh Sarma	62,500	59,164	28,488	150,152

(1)
Represents the grant date fair value of the stock option award, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. Assumptions used to calculate this amount are included in Note 16, “Stock-Based Compensation,” to our annual consolidated financial statements for the year ended December 31, 2015, which are included in our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on March 8, 2016.

(2)
Represents the grant date fair value of the restricted stock unit award, computed in accordance with FASB ASC Topic 718. The valuation methodology used to calculate this amount is discussed in Note 16, “Stock-Based Compensation,” to our annual consolidated financial statements for the year ended December 31, 2015, which are included in our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on March 8, 2016.

The following table presents the number of unvested and vested options outstanding for each non-employee director as of December 31, 2015.

Director	Total Number of Shares Subject to Options Outstanding	Number of Shares Subject to Vested Options Outstanding
Dale Crandall	51,932	42,637
Ryan Craig	37,355	28,060
Patrick T. Hackett	37,355	28,060
Robert Hartman	52,756	43,461
Victor K. Nichols	18,845	2,961
Adarsh Sarma	37,355	28,060
The following table presents our non-employee director compensation program effective for 2015. The Compensation Committee reviews director compensation annually, including fees, retainers and equity compensation, as well as total compensation, and makes recommendations to the Board regarding the compensation program. The Compensation Committee works with Mercer, LLC, a compensation consultant, in determining appropriate changes to director compensation.

Position	Annual Cash Retainer ($)		Annual Option Award ($)		Annual Restricted Stock Unit Award ($)
Continuing Director	45,000		30,000	(2)	30,000	(3)
Audit Committee Chair	15,000	(1)	—		—
Compensation Committee Chair	10,000	(1)	—		—
Nominating and Governance Committee Chair	5,000	(1)	—		—
Audit Committee Member	10,000		—		—
Compensation Committee Member	7,500		—		—
Nominating and Governance Committee Member	5,000		—		—

(1)	The annual cash retainer for serving as committee chair was paid in addition to the annual cash retainer for committee membership.

(2)
The stock option award has a 10-year term and a strike price equal to the fair market value of our common stock on the date of grant, and will vest in full on the first anniversary of the date of grant, subject to the continuing service of the director. The stock option may vest in full or in part in connection with a Change of Control (as defined in the 2009 Plan).

(3)	The restricted stock units vest in full on the first anniversary of the date of grant, subject to the continuing service of the director.

EXECUTIVE OFFICERS
Our executive officers are appointed by, and serve at the discretion of, the Board. Each executive officer is a full-time employee of Bridgepoint. The names of our executive officers and their ages, titles and biographies are set forth below:

Name	Age	Position
Andrew S. Clark	50	CEO and President and Director
Kevin Royal	52	Executive Vice President/Chief Financial Officer
Christopher M. Henn	55	Executive Vice President/Chief Operating Officer
Jane McAuliffe	49	Executive Vice President of External Affairs/Chief Academic Officer
Ross L. Woodard	50	Executive Vice President/Chief Marketing Officer
Thomas Ashbrook	51	Executive Vice President/Chief Information Officer
Diane L. Thompson	60	Executive Vice President, Secretary and General Counsel
Vickie L. Schray	55	Senior Vice President of Regulatory Affairs and Public Policy
Marc Brown	48	Senior Vice President/Chief Human Resources Officer
Andrew S. Clark has served as our Chief Executive Officer and as a director of our company since November 2003 and as our President since February 2009. Mr. Clark also served from March 2005 to December 2008 on the Board of Trustees for Ashford University and served on the University of the Rockies Board of Trustees from September 2007 to August 2010. Prior to joining us in November 2003, Mr. Clark consulted with several private equity firms examining the postsecondary education sector. Prior to 2003, Mr. Clark worked for Career Education Corporation as Divisional Vice President of Operations and Chief Operating Officer for American InterContinental University in 2002. From 1992 to 2001, Mr. Clark worked for Apollo Group, Inc. (University of Phoenix), where he served in various management roles, culminating in his position as Regional Vice President for the Mid-West region from 1999 to 2001. Mr. Clark earned an M.B.A. from the University of Phoenix and a B.A. from Pacific Lutheran University.
Kevin Royal joined us in October 2015 and currently serves as our Executive Vice President/Chief Financial Officer. From April 2009 to May 2015, Mr. Royal was Senior Vice President, Chief Financial Officer, Treasurer and Secretary of Maxwell Technologies, Inc., a developer, manufacturer and marketer of energy storage and power delivery solutions. From May 2005 until April 2009, Mr. Royal was senior vice president and chief financial officer of Blue Coat Systems, Inc., a previously Nasdaq-listed developer and provider of application delivery network technology. From December 1996 until May 2005, Mr. Royal held a series of senior finance positions, culminating with his appointment as vice president and chief financial officer of Novellus Systems, Inc., an S&P 500 company that manufactures, markets and services semiconductor capital equipment. Before Mr. Royal joined Novellus, he spent 10 years with Ernst & Young LLP, where he became a certified public accountant. Mr. Royal currently serves as a director of one private company. Mr. Royal received his Bachelor of Business Administration from Harding University.
Christopher M. Henn joined us in April 2015 as our Executive Vice President/Chief Operating Officer. Since 2000, Mr. Henn, has served in various senior management positions with Esurance, a multi-line insurance company offering vehicle and property coverage, most recently serving as Managing Director – Product from 2012 to 2015, and as Managing Director/Chief Operating Officer from 2006 to 2011. While at Esurance, Mr. Henn oversaw operations including product development and management activities, compliance, licensing, contact center, internal audits, retention and corporate services, among others, and played a key role in expanding Esurance's business both in terms of product offerings and national reach. Prior to joining Esurance, Mr. Henn served in various management positions with Nationwide Insurance from 1994 to 2000, culminating in his position as Vice President – Auto Product from 1999 to 2000. Mr. Henn also served as Vice President – Product Management for Coronet Insurance from 1992 to 1993, and held positions of increasing responsibility with Progressive Insurance Corporation from 1981 to 1991, culminating in his position as Vice President/Senior Product Manager from 1989 to 1991. Mr. Henn earned a B.A. in Economics from John Carroll University.
Jane McAuliffe joined us in July 2005 and currently serves as our Executive Vice President of External Affairs/Chief Academic Officer. Prior to Dr. McAuliffe's appointment as Executive Vice President of External Affairs/Chief Academic Officer in January 2011, Dr. McAuliffe served as our Senior Vice President/Chief Academic Officer, from November 2008 to December 2010, and as our Vice President of Academic Affairs, from September 2007 to November 2008. Dr. McAuliffe also served as Chancellor/President of Ashford University from July 2005 to December 2010. From 2003 to 2005, Dr. McAuliffe served as President of Argosy University/Sarasota Campus in Sarasota, Florida. Prior to 2003, Dr. McAuliffe served in various management roles, including Vice President for Academic Affairs at American InterContinental University in 2002, and Dean, Associate Dean and Program Director in the College of Education at the University of Phoenix from 1996 to 2002. Dr. McAuliffe earned a Ph.D., M.A. and B.A. from Arizona State University.

Ross L. Woodard joined us in June 2004 and currently serves as our Executive Vice President/Chief Marketing Officer. Prior to his appointment as Executive Vice President/Chief Marketing Officer in March 2014, Mr. Woodard served as our Senior Vice President/Chief Marketing Officer, from November 2008 to March 2014, as our Vice President of Marketing, from March 2005 to October 2008, and as our Director of E-Commerce, from June 2004 to February 2005. From June 1992 to May 2004, Mr. Woodard held multiple senior management positions with Road Runner Sports. From 1998 to 2004, Mr. Woodard served as Director of E-Commerce for Road Runner Sports and was responsible for the Internet sales and marketing channel. From 1992 through 1997, Mr. Woodard served in various management roles with Road Runner Sports, including Director of Sales. From 1989 to 1992, he served as a Regional Manager for Nike, Inc. in San Diego. Mr. Woodard earned a B.A. from San Diego State University.
Thomas Ashbrook joined us in November 2008 and currently serves as our Executive Vice President/Chief Information Officer. Prior to his appointment as Executive Vice President/Chief Information Officer in March 2014, Mr. Ashbrook served as our Senior Vice President/Chief Information Officer. From March 2005 to March 2008, Mr. Ashbrook served as the Divisional Information Officer for Fremont Investment & Loan, a California industrial bank and lending institution, where he led information technology strategy for the residential business. From 2001 to 2005, Mr. Ashbrook served as the Senior Vice President of Technology Solutions for Fidelity National Information Solutions, a subsidiary of Fidelity National Financial. Mr. Ashbrook earned a B.S. in Electrical Engineering from California State University, Long Beach and an MBA from Ashford University, Clinton Iowa.
Diane L. Thompson joined us in December 2008 and currently serves as our Executive Vice President, Secretary and General Counsel. Prior to her appointment as Executive Vice President, Secretary and General Counsel in October 2015, Ms. Thompson served as our Senior Vice President, Secretary and General Counsel. From September 1997 to November 2008, Ms. Thompson served in various management roles for Apollo Group, Inc. (University of Phoenix). From November 2000 to February 2006, Ms. Thompson served as Vice President/Counsel for Apollo Group, Inc. (University of Phoenix) and from March 2006 to November 2008, Ms. Thompson served as Chief Human Resources Officer. From October 1992 to July 1996, Ms. Thompson served as an attorney in the Pima County Attorney's Office in Tucson Arizona. Ms. Thompson earned a B.A. from St. Cloud University, an M.A. from Antioch University and a J.D. from the University of Arizona College of Law.
Vickie L. Schray joined us in January 2011 and currently serves as our Senior Vice President, Regulatory Affairs and Public Policy. Prior to Ms. Schray's appointment as Senior Vice President, Regulatory Affairs and Public Policy in December 2012, Ms. Schray served as our Vice President Regulatory Affairs. Ms. Schray has over 20 years of experience in postsecondary education and has worked at the federal, state and institutional level. From 1998 to 2010, Ms. Schray served in various leadership positions with the U.S. Department of Education, including Acting Deputy Assistant Secretary in the Office of Postsecondary Education, Senior Policy Analyst in the Office of the Under Secretary, and as the Deputy Director for the Secretary of Education's Commission on the Future of Higher Education. Before her work with the Department of Education, Ms. Schray consulted for the National School-to-Work Opportunities Office and was Deputy Director of the National Skill Standards Board. Ms. Schray earned an M.S. at Portland State University and a B.S. at Oregon State University.
Marc Brown joined us in July 2014 and has served as our Senior Vice President/Chief Human Resources Officer since that time. Prior to joining us, Mr. Brown served as the Vice President of Human Resources and Corporate Communications for Provide Commerce, an e-commerce retailer, from June 2011 to July 2014. From 2003 to 2011, Mr. Brown held various Vice President positions at PETCO Animal Supplies, Inc. and Encore Capital Group in San Diego, most recently serving as VP, HR for PETCO, a retailer of animal products and services, from May 2007 to July 2011. For the 20 years prior, Mr. Brown held various human resources, training and organizational development roles in large companies, including UnitedHealthcare, Best Buy, Honeywell, The Williams Companies and Bell Atlantic. Mr. Brown holds an M.S. from American University and a B.S. from Virginia Tech.
Involvement in Certain Legal Proceedings
In June 2003, Mr. Clark acquired and subsequently hired the management of Foundation College, an education provider that conducted campus-based training programs through the California Employment Training Panel. Due to a significant decrease in state funding, the business filed for bankruptcy in December 2005. Other than the foregoing, there are currently no legal proceedings, and during the past 10 years there have been no legal proceedings, that are material to the evaluation of the ability or integrity of any of our executive officers. There are no family relationships between any of our executive officers and directors.

EXECUTIVE COMPENSATION
Compensation Committee Report
The following Compensation Committee Report shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the SEC, nor shall such information be deemed incorporated by reference into any filing of ours under the Securities Act or the Exchange Act except to the extent we specifically incorporate it by reference into such filing.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the section entitled “Compensation Discussion and Analysis” be included in this proxy statement.

COMPENSATION COMMITTEE:
Dale Crandall
Patrick T. Hackett (Chair)
Victor K. Nichols
Adarsh Sarma

Compensation Discussion and Analysis
This Compensation Discussion and Analysis provides information about the material elements of compensation that are paid or awarded to, or earned by, our named executive officers (“NEOs”), which includes our principal executive officer, our current principal financial officer, our former principal financial officer who served in that capacity during a portion of fiscal year 2015, and our three other most highly compensated executive officers. For fiscal year 2015, the NEOs were:

•	Andrew S. Clark, President and Chief Executive Officer (“CEO”);

•	Kevin Royal, Executive Vice President/Chief Financial Officer (“CFO”);

•	Daniel J. Devine, Former Executive Vice President/Chief Financial Officer;

•	Christopher M. Henn, Executive Vice President/Chief Operating Office;

•	Rodney T. Sheng, Executive Vice President/Chief Administrative Officer; and

•	Jane L. McAuliffe, Executive Vice President of External Affairs/Chief Academic Officer
Mr. Devine resigned as the Company's Executive Vice President and Chief Financial Officer on October 1, 2015 and his employment with the company terminated on December 31, 2015, but he has been included in this Compensation Discussion and Analysis and the related compensation tables set forth herein in accordance with SEC rules.
This Compensation Discussion and Analysis describes the compensation practices that were followed in fiscal year 2015, the numerical and other information contained in the Summary Compensation Table and related tables presented below, and actions taken regarding executive compensation before January 1, 2015 and after December 31, 2015 that we believe are necessary to understand our NEOs' compensation during fiscal year 2015.
Compensation Philosophy and Objectives
The Compensation Committee is responsible for determining the compensation of our executive officers, including our NEOs. For fiscal year 2015, the Compensation Committee had three primary objectives in setting executive compensation: (i) to incentivize and reward our executive officers for maintaining and enhancing the quality of our educational institutions, (ii) to align the interests of our executive officers with our stockholders by encouraging our executive officers to increase the growth and profitability of our company, particularly as measured by revenue, EBITDA and certain qualitative measures, and (iii) to ensure our compensation program is competitive relative to the total compensation paid to executives in the same or similar positions and with similar responsibilities at peer companies.
Executive Summary

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Role of Comparative Market Data and Compensation Consultant. The Compensation Committee uses comparative market data to help determine the compensation of our executive officers, including our NEOs, and retained Mercer, LLC (“Mercer”), a compensation consultant, to formulate a report and advise the Compensation Committee regarding our compensation programs and executive compensation levels for fiscal year 2015.

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Say-on-Pay Vote at 2014 Annual Meeting of Stockholders. At our 2015 Annual Meeting of Stockholders, we held an advisory vote to approve the compensation of our NEOs, referred to as the say-on-pay vote. Our stockholders approved the compensation of our NEOs, with over 99% of the votes cast voted in favor of the say-on-pay proposal. The Compensation Committee believes this result affirms our stockholders' support of our approach to executive compensation.

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Elements of Executive Compensation. The compensation of our executive officers generally consists of an annual base salary, an annual performance-based cash bonus, annual grants of long-term equity awards, such as stock options, restricted stock units (“RSUs”) and performance stock units (“PSUs”), and certain other benefits. The Compensation Committee believes that a substantial portion of the compensation of our NEOs' and other executive officers total compensation should be variable and tied to performance. Based on input from Mercer and Mr. Clark, our CEO, the Compensation Committee reviewed and set our NEOs' annual base salaries and performance-based cash bonus targets, and awarded stock options, RSUs and PSUs to our NEOs. Each of these elements is discussed in further detail below under the headings “2015 Annual Base Salaries,” “2015 Short Term Incentive Plan” and “2015 Equity Awards.”

The following chart sets forth the percentage breakdown of targeted total direct compensation for each of our NEOs for fiscal year 2015. Targeted total direct compensation consists of: (i) annual base salary, (ii) targeted annual performance-based cash bonus, (iii) long-term stock awards (the fair value of RSUs and PSUs on the date of grant) and (iv) long-term option awards (the fair value of stock options on the date of grant). The annual performance-based cash bonuses reflected in the table below are targeted amounts (based on 100% achievement of performance goals), rather than actual bonus amounts earned during fiscal year 2015. In addition, (i) the annual base salary and targeted annual performance-based cash bonus information for Mr. Royal reflected in the table below is prorated based on the number of days he was employed with the company in 2015 and (ii) the annual base salary information for Mr. Henn reflected in the table below is prorated based on the number of days he was employed with the company in 2015, in each case in accordance with the terms of their respective employment agreements. Actual performance-based cash bonus payouts for achievement of the fiscal year 2015 performance goals are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table below.
2015 Targeted Total Direct Compensation
Variable, at-risk compensation in the form of targeted annual and long-term incentive compensation comprises the majority of targeted total direct compensation. This allocation is consistent with the Compensation

Committee's compensation philosophy and objectives, specifically to incentivize and reward our executive officers for maintaining and enhancing the quality of our educational institutions and to further align the interests of our executive officers with our stockholders.

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2015 Short Term Incentive Plan. In March 2015, the Compensation Committee adopted the 2015 Short Term Incentive Plan (the “2015 STI Plan”) for our executive officers, which provides for an annual performance-based cash bonus based on the achievement of company-wide performance targets related to specified qualitative metrics, EBITDA and revenue, weighted at 40%, 30% and 30%, respectively. The Compensation Committee believed this plan was appropriate to motivate our executive officers, including our NEOs, to achieve our strategic and operational objectives.

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2015 Equity Grants. In March 2015, the Performance Award Subcommittee awarded stock options, RSUs and PSUs to our NEOs and other executive officers under the 2009 Plan. The Performance Award Subcommittee believed these equity awards were appropriate to motivate and retain our NEOs and other executive officers, and to incentivize them to continue efforts to build long-term stockholder value.

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Severance and Change of Control Arrangements. The Compensation Committee believes that reasonable severance benefits are necessary to attract and retain qualified executives, and are important because it may be difficult for such executives to find comparable employment within a short period of time following certain qualifying terminations. The Compensation Committee has also determined to provide change of control benefits for our NEOs and other executive officers to reduce the uncertainty surrounding a potential change of control, which could result in the departure or distraction of such executives to the detriment of the Company and our stockholders. None of our executive officers, including our NEOs, are entitled to any gross up for change of control excise taxes. For additional information, see “Change of Control Arrangements” and “Other Payments upon Termination of Employment” below.

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Risk Mitigation. The Board has adopted a Policy on Recoupment of Compensation that requires our NEOs and other executive officers to return performance-based compensation to us under certain circumstances, including in the event of certain restatements of our financial statements or the executive's intentional misconduct or gross negligence. We also have an Insider Trading Policy that restricts our NEOs and other employees from entering into any speculative or hedging transactions with respect to our securities. For more information, see “Recoupment Policy” and “Transactions in Our Securities” below.

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Stock Ownership Guidelines. In December 2011, the Board, upon the recommendation of the Compensation Committee, adopted our Stock Ownership Guidelines to help align the interests of our executive officers with those of our stockholders. The Stock Ownership Guidelines provide that our NEOs and other executive officers, within five years of becoming subject to the guidelines, shall achieve the requisite level of ownership of our common stock. The covered executives may not sell shares of our common stock unless they will satisfy the applicable ownership guidelines following the sale. In May 2013, the guidelines were expanded to cover non-employee directors. For additional information, see “Stock Ownership Guidelines” below.

Role of Compensation Consultant and Use of Comparative Market Data
The Compensation Committee uses comparative market data to help determine the compensation of our NEOs and other executive officers, and enlists the assistance of compensation consultants generally to (i) construct and propose to the Compensation Committee a list of peer group companies, (ii) compare the compensation of each of our executive officers, including our NEOs, to the compensation of similarly situated executive officers at such peer group companies and (iii) advise the Compensation Committee regarding the proper amount and mix of compensation to be paid.
To assist in determining fiscal year 2015 executive compensation, management engaged Mercer to review and assess our executive compensation programs and practices and to develop observations and recommendations based on such analysis. Mercer selected a broad peer group of similarly-sized public companies in the private education sector to conduct its analysis, which group is shown below.

Career Education Corp	Universal Technical Institute, Inc.
DeVry Education Group, Inc.	Capella Education Co.
School Specialty Inc.	K12 Inc.
ITT Educational Services, Inc.	Grand Canyon Education, Inc.
Lincoln Educational Services Corp.	2U, Inc.
Strayer Education, Inc.	American Public Education, Inc.

The Compensation Committee determined that the peer group selected by Mercer was appropriate based on the revenues, market values, revenue growth and EBITDA margins of such companies as compared to our company. Mercer supplemented the peer group data with data from national compensation surveys, such as the 2014 US HRPEN Compensation Survey, for comparison to other private sector, post-secondary education companies, as well as data from broad, general industry surveys for companies between $335 million and $1.35 billion in revenue (based on our projected revenue for fiscal year 2015 at the time). In assessing such data, Mercer applied premiums or discounts to survey matches to reflect differences in job responsibilities and/or revenue scope between our company and the survey data. In November 2014, Mercer provided a written report summarizing its findings to the Compensation Committee (the “2014 Mercer Report”).
We initially engaged Mercer to consult for us with respect to 2009 executive compensation, and Mercer has continued to consult for us on compensation matters since that time. While the Compensation Committee takes Mercer's recommendations into consideration in making decisions regarding executive compensation, the Compensation Committee is not obligated to follow Mercer's recommendations, and may instead determine to pay amounts or forms of compensation other than as recommended by Mercer.
Role of Stockholder Say-on-Pay Votes in Determining Compensation
We provide our stockholders with the opportunity to cast an advisory vote regarding the compensation of our NEOs once every three years, referred to as the say-on-pay vote. At our 2015 Annual Meeting of Stockholders held on May 28, 2014, over 99% of the votes cast on the say-on-pay proposal were voted in favor of the proposal. The Compensation Committee believes this result affirms our stockholders' support of our approach to executive compensation, and did not change our approach in fiscal year 2015 based on such result. The Compensation Committee will continue to consider the outcome of any future say-on-pay votes when evaluating our executive compensation practices and making future compensation decisions for our NEOs.
Role of Executive Officers in Determining Compensation
Mr. Clark, our CEO, reviews the reports prepared by Mercer (and reviewed specifically the 2014 Mercer Report), which reports are prepared in conjunction with, and based on prior input from, the Compensation Committee. Mr. Clark then makes recommendations to the Compensation Committee regarding the amount and form of compensation he believes should be paid to our executive officers, other than himself. While the Compensation Committee takes Mr. Clark's recommendations into consideration in making decisions regarding executive compensation, the Compensation Committee is not obligated to follow his recommendations and may instead determine to pay amounts or forms of compensation other than as recommended by Mr. Clark. With respect to the amounts and forms of compensation that are paid to Mr. Clark, the Compensation Committee and Mr. Clark may engage in limited discussion regarding his compensation, but any final decisions regarding his compensation are made by the Compensation Committee when he is not present.
Elements of Executive Compensation
The compensation of our executive officers, including our NEOs, generally consists of four components:

•	annual base salary;

•	annual performance-based cash bonus;

•	annual grants of long-term equity awards, such as stock options, RSUs and PSUs; and

•	certain other benefits, including severance and change of control arrangements.
The Compensation Committee believes that a substantial portion of the total compensation of our NEOs and other executive officers should be variable and tied to performance (specifically, performance-based cash bonuses and long-term equity awards) to align the executives' compensation with measures that correlate with our long-term business objectives and stock price performance.
Role of annual base salaries. Annual base salaries provide our NEOs and other executive officers with a base level of monthly income to compensate them for services rendered during the fiscal year. The Compensation Committee annually reviews the annual base salaries of our NEOs and other executive officers, and may adjust annual base salaries based on its subjective evaluation of a variety of factors, including the nature and responsibility of the position, the impact, contribution, expertise and experience of the individual executive, competitive market information regarding salaries to the extent available and relevant, the importance of retaining the individual executive along with the competitiveness of the market for the individual executive's talent and services, and the recommendations of our CEO (except in the case of his own base salary).

Role of annual performance-based cash bonus. The Compensation Committee awards performance-based cash bonuses to motivate and reward our NEOs and other executive officers for achieving annual performance objectives that are established by the Compensation Committee.
Role of long-term equity awards. Long-term equity awards, such as stock options, RSUs and PSUs, create a substantial retention incentive and also encourage our NEOs and other executive officers to focus on our long-term business objectives and build long-term stockholder value. The Performance Award Subcommittee's practice is to grant equity awards to each executive officer, including our NEOs, annually. In fiscal year 2015, such grants were comprised of stock options, RSUs and PSUs. The annual equity awards generally vest over a period of years subject to the executive's continuing service with the company in order to provide the intended retentive value. The PSUs also require the achievement of certain performance goals as a condition to vesting in order to encourage an increase in the growth and profitability of our company. The Performance Award Subcommittee believes stock options, RSUs and PSUs align the interests of our NEOs and other executive officers with stockholders because the value of such equity securities increases or decreases with changes in our stock price.
Role of severance and change of control arrangements and certain other benefits. Arrangements regarding compensation upon termination of employment or a change of control are also an element of compensation for our NEOs and other executive officers. Severance benefits are intended to attract and retain qualified executives. Change of control benefits for our NEOs and other executive officers serve to minimize the disruption that would be caused by the departure or distraction of any of our executive officers to the detriment of our company and our stockholders in the event of a potential change of control. We also provide our NEOs and other executive officers with employee benefits, including health and welfare benefits and participation in a 401(k) retirement savings plan and nonqualified deferred compensation plan, and certain perquisites. For additional information regarding the roles of these elements in our overall compensation program, see “Change of Control Arrangements,” “Other Payments upon Termination of Employment” and “Employee Benefits and Perquisites” below.
CEO Compensation Relative to Other Named Executive Officers
The Compensation Committee believes that CEO compensation should be greater than that of the other NEOs because his responsibilities for the management and strategic direction of the company are significantly greater and he has substantial additional obligations as the CEO. The difference between the CEO's and the other NEOs' compensation is derived in large part from variable compensation, particularly stock option awards, which will only create value for the CEO if our share value appreciates, RSUs, which increase in value when our share value appreciates, and PSUs, which vest only upon the achievement of certain performance goals and increase in value when our share value appreciates. The Compensation Committee believes it is desirable to provide a significant amount of variable, performance-based compensation to the CEO to continue to motivate him toward the achievement of long-term business objectives and the creation of long-term stockholder value.
2015 Annual Base Salaries
After reviewing and considering the 2014 Mercer Report, and after discussing compensation principles and philosophy, the Compensation Committee determined the appropriate annual base salaries of our NEOs for fiscal year 2015 as follows:

Name	2014 Annual Base Salary ($)		2015 Annual Base Salary ($)
Andrew S. Clark	725,000		725,000
Kevin Royal	N/A	(1)	375,000
Daniel J. Devine	400,000		400,000
Christopher M. Henn	N/A	(2)	415,000
Rodney T. Sheng	390,000		405,000
Jane L. McAuliffe	330,000		340,000

(1)	Mr. Royal joined the company on October 1, 2015.

(2)	Mr. Henn joined the company on April 13, 2015.
2015 Short Term Incentive Plan
In March 2015, the Compensation Committee adopted the 2015 STI Plan. Under the 2015 STI Plan, the payment of annual performance-based cash bonuses to our NEOs and other executive officers was based on the achievement of corresponding company-wide performance goals related to EBITDA, revenue and quality, weighted 30%, 30% and 40%, respectively. “EBITDA” is a non-GAAP financial measure that is defined to mean net income plus interest expense, less interest income, plus income tax expense, and plus depreciation and amortization. There were no individual performance metrics in the 2015 STI Plan. The performance goal related to quality required the achievement by the company in fiscal year 2015 of certain quality metrics (collectively, the “2015 Quality Metrics”) based on:
•employee engagement;
•net promoter score - a customer loyalty metric;
•student retention;
•cohort default rate - rate calculated by the U.S. Department of Education of student defaults over two-year and three-year measuring periods for each educational institution; and
•90/10 ratio - a ratio based on the percentage of revenues an institution derives from Title IV programs (an institution loses eligibility to participate in Title IV programs if it derives more than 90% of its revenues from Title IV program funds for two consecutive fiscal years).
The target bonus amounts for Mr. Clark, Mr. Royal and Mr. Henn for fiscal year 2015 were 100%, 50% and 75%, respectively, of their respective annual base salaries, as set forth in their respective employment agreements. See “Employment Agreements” below. The target bonus amounts for Messrs. Devine and Sheng and Dr. McAuliffe for fiscal year 2015 were determined by the Compensation Committee to be equal to 65%, 75% and 55%, respectively, of their respective annual base salaries. In setting the target bonus amounts for Messrs. Devine and Sheng and Dr. McAuliffe, the Compensation Committee considered the performance-based bonuses paid to similarly situated executives at the companies within our peer group, as well as each individual's level of responsibility, experience and expertise.
The Compensation Committee further determined that (i) the bonus amount for each executive for achieving the threshold performance would be 50% of the executive's target bonus amount (based on achievement of threshold performance for each performance goal) and (ii) the maximum bonus amount for each executive for achieving maximum performance would be 200% of the executive's target bonus amount. See “Grants of Plan-Based Awards” below for the specific threshold, target and maximum performance-based cash bonus amounts that each NEO was eligible to earn in fiscal year 2015. The Compensation Committee believed that such amounts were generally comparable to performance-based bonuses paid to similarly situated executives at the companies within our peer group, and would provide the desired amount of retention and incentive for each executive.
For each of the three performance goals, the Compensation Committee had the discretion to award amounts that fell in between the target and maximum amounts for achievement of performance goals between the target and maximum levels, and also had discretion to award a lesser amount than the target amount for achievement of performance goals below the target level but above the threshold. If none of the three performance goal thresholds were achieved, no performance-based cash bonuses would be paid.
In determining whether and the extent to which the company achieved the 2015 Quality Metrics, the Compensation Committee evaluated three primary (but not exclusive) criteria: (i) comparison with prior year; (ii) comparison with peers; and (iii) comparison with internal expectations. Accordingly, the Compensation Committee considered Ashford University's two-year cohort default rate for the 2014 federal fiscal year, three-year cohort default rate for the 2013 federal fiscal year and 90/10 ratio for 2015, as well as our employee engagement, net promoter score and student retention rate for fiscal year 2015. Assessing the quality metric information presented by management as a whole, the Compensation Committee determined that three out of the five 2015 Quality Metrics were achieved at the target level. The Compensation Committee determined the threshold revenue goal of $581.0 million was not achieved and the EBITDA goal of $40.0 million was achieved at the target level on an as-adjusted basis. The Compensation Committee used adjusted EBITDA in determining the achievement of the EBITDA goal under the 2015 STI Plan because in setting the threshold, target and maximum EBITDA goals for fiscal year 2015, the Compensation Committee understood EBITDA to exclude one-time charges such as restructuring costs, and the exclusion of these charges is reflected in the calculation of adjusted EBITDA. Based on its assessment, the Compensation Committee approved a cash bonus for each NEO equal to 54% of such executive's target bonus amount, comprised of (i) 24% of the target bonus amount as a result of the achievement of three-fifths of the 2015 Quality Metrics at the target level, multiplied by the 40% weighting of the 2015 Quality Metrics component of the annual bonus, and (ii) 30% of the target bonus amount as a result of the achievement of the EBITDA goal at the target level and the 30% weighting of the EBITDA component of the annual bonus.

The amount of the performance-based cash bonus earned by each NEO is shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table below.

Performance Target (in millions)	Actual 2014	Threshold Amount for 2015	Target Amount for 2015	Maximum Amount for 2015	Actual 2015

Revenue	$638.7	$581.0	$596.0	$625.0	$561.7
EBITDA	$37.6	$40.0	$44.5	$53.0	$45.5	(1)

(1)	EBITDA calculated on an as-adjusted basis.

2015 Equity Awards
In March 2015, the Performance Award Subcommittee, with input from Mercer, approved the award of stock options, RSUs and PSUs to our NEOs and other executive officers pursuant to the 2009 Plan. The number of shares subject to the stock options and underlying the RSUs and PSUs, as well as the vesting and other terms of the equity awards, are summarized under “Outstanding Equity Awards at Fiscal Year End” below. The Performance Award Subcommittee determined that the number of shares subject to the stock options and underlying the RSUs and PSUs awarded to each of our NEOs and other executive officers was appropriate given the outstanding equity awards held by each executive and the equity awarded to similarly situated executives at the companies in our peer group. In addition, the Performance Award Subcommittee considered the retentive value of the equity awards, as well as the importance of aligning the interests of our NEOs and other executive officers with those of our stockholders.
Policy Regarding Deductibility of Compensation
Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), generally disallows a tax deduction to public companies for compensation over $1 million per year paid to the chief executive officer and the three most highly compensated executive officers (not including the chief financial officer). However, certain compensation that qualifies as “performance-based” compensation as determined under Section 162(m) is generally exempt from this deduction limit.
The Compensation Committee generally intends to structure the performance-based portion of our executive compensation, when feasible, to comply with exemptions in Section 162(m) so that the compensation remains tax deductible to us. Nevertheless, the Compensation Committee believes that in certain circumstances factors other than tax deductibility take precedence when determining the forms and levels of executive compensation most appropriate and in the best interests of our company and our stockholders. Given the difficult regulatory and legislative environment we face, as well as the competitive market for outstanding executive talent, the Compensation Committee believes that it is important to retain the flexibility to design compensation programs consistent with its overall executive compensation philosophy even if some executive compensation is not fully deductible. Accordingly, the Compensation Committee may, from time to time, deem it appropriate to approve elements of compensation for certain executive officers that are not fully deductible under Section 162(m).
Change of Control Arrangements
The Compensation Committee has determined to provide change of control benefits for our NEOs because it recognizes that, as is the case with many publicly held corporations, the possibility of a change of control exists and the uncertainty and questions that a potential change of control may raise could result in the departure or distraction of our executives to the detriment of our company and our stockholders. The payments and benefits to be received by our NEOs upon the consummation of a change of control are discussed under “Potential Payments upon Termination and Change of Control” below.
The Compensation Committee determined that “single trigger” treatment for the acceleration of vesting of stock options, and in certain circumstances, RSUs and PSUs, upon the consummation of a change of control is appropriate because (i) it helps retain key employees during change of control discussions, especially senior executive officers for whom equity represents a significant portion of their total compensation package, (ii) it is difficult to replicate underlying performance goals, where applicable to equity awards, after a change of control, (iii) the company that made the original equity grant will no longer exist after a change of control (and employees should not necessarily be required to have the fate of their outstanding equity tied to the new company's future success), and (iv) it ensures ongoing employees are treated similarly to terminated employees with respect to outstanding equity awards.
A termination of the NEO's employment following a change of control is required for such executive to receive the remainder of the change of control benefits, which is referred to as a “double trigger.” For Messrs. Clark, Royal, Henn and

Sheng, these benefits are set forth in their employment agreements; for Dr. McAuliffe, these benefits are set forth in our Executive Severance Plan and the Severance Agreement executed by Dr. McAuliffe thereunder. The Compensation Committee believes that a “double trigger” is appropriate for executives to receive the remainder of the change of control benefits, particularly payments of cash, because it prevents an unintended windfall to the executives in the event of a friendly change of control, while still providing them with appropriate incentives to cooperate in negotiating any change of control in which they believe they may lose their employment.
The Compensation Committee further believes that if an NEO's employment is not terminated following a change of control, but such executive experiences a defined set of adverse circumstances regarding such executive's employment following a change of control, then such executive should have the opportunity (during the two-year period immediately following the change of control) to elect to resign for “good reason” and receive the same severance benefits that such executive would have received if such executive's employment was terminated by the company without “cause” during such time. The payments and benefits to be received by Messrs. Clark, Royal, Henn, Sheng and Dr. McAuliffe in the event of a termination without “cause” or resignation for “good reason” within two years following the consummation of a change of control are discussed under “Potential Payments upon Termination and Change of Control” below.
Other Payments upon Termination of Employment
The Compensation Committee believes that reasonable severance benefits for our NEOs are necessary to attract and retain qualified executives and limit the ability of our competitors to hire away our best talent, and are important because it may be difficult for such executives to find comparable employment within a short period of time following certain qualifying terminations. For Messrs. Clark, Royal, Henn and Sheng, severance benefits are set forth in their employment agreements; for Dr. McAuliffe, these benefits are set forth in our Executive Severance Plan and the Severance Agreement executed by Dr. McAuliffe thereunder; and for Mr. Devine, these benefits are set forth in his employment agreement and the Release of All Claims executed by Mr. Devine in connection with the termination of his employment. The payments and benefits to be received by our NEOs in the event of a termination without cause, resignation for good reason, termination for death or termination for disability are discussed under “Potential Payments upon Termination and Change of Control” below. The severance benefits for Mr. Clark, our CEO, last longer than the other NEOs in recognition of the fact that it typically takes longer for a chief executive officer to find employment in a comparable position. Our NEOs may be eligible for additional severance benefits if there is a termination of employment or resignation for good reason within two years following the consummation of a change of control, as discussed under “Change of Control Arrangements” above.
Employee Benefits and Perquisites
Health and Welfare Benefits. We offer employee benefits to our NEOs and other executive officers for the purpose of meeting the current and future health and security needs for themselves and their families. These benefits, which are generally offered to all eligible employees, include medical, dental and life insurance benefits, short-term disability pay, long-term disability insurance and flexible spending accounts for medical expense reimbursements. We also have a Senior Management Benefit Plan (the “Benefit Plan”) in which our NEOs and other executive officers are eligible to participate. The Benefit Plan is a fully insured plan and provides an annual benefit of up to $100,000 per participant (including the participant's eligible dependents) for unreimbursed medical expenses during a calendar year that are not covered by our major medical plan. Additionally, the Benefit Plan provides worldwide medical assistance services, including locating the nearest medical facility, finding an attorney and making arrangements for emergency medical evacuation.
401(k) Retirement Savings Plan. We also offer our employees a 401(k) retirement savings plan (the “401(k) Plan”) in which our NEOs and other executive officers are eligible to participate. The 401(k) Plan is a defined contribution plan established in accordance with Section 401(a) of the Internal Revenue Code of 1986, as amended. Employees may make contributions (pre-tax or after-tax) into the 401(k) Plan up to annual limits prescribed by the Internal Revenue Service. We also make matching contributions under the 401(k) Plan up to certain limits, including for our NEOs who participate in the 401(k) Plan.
Nonqualified Deferred Compensation Plan. Our NEOs and other executive officers are also eligible to participate in the Bridgepoint Education Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”), pursuant to which certain of our highly compensated employees are permitted to defer up to 80% of their annual base salary and up to 100% of their annual service bonus and any performance-based compensation into such plan. We do not make any contributions to the Deferred Compensation Plan on behalf of any participant, including any NEO, other than to contribute the matching contributions we would have made to the 401(k) Plan on such participant's behalf in the event the participant's contributions to the 401(k) Plan are required to be reduced pursuant to applicable 401(k) Plan contribution limitations. To the extent our NEOs elect to participate in the Deferred Compensation Plan, they may elect to receive distributions while they are still working for us or they may elect to receive distributions (i) at termination of employment or retirement, (ii) in the event of disability, death or financial hardship, or (iii) in the event we undergo a change of control. Investment gains or losses credited to a participant's account in the Deferred Compensation Plan are based on investment elections made by the participant from prescribed mutual fund investment options. Each participant in the Deferred Compensation Plan makes his or her own individual investment elections and may change any such investment election at any time.
Perquisites. Perquisites do not comprise a material element of our executive compensation program. With respect to executive attendance at sporting and entertainment events, we believe there is no incremental cost to us associated with the personal use by our NEOs and their guests and family members of (i) tickets to various sporting and entertainment events that we have acquired at no additional cost in connection with our corporate sponsorships of various organizations or (ii) our corporate suite at Qualcomm Stadium in San Diego, California, which is leased for business-related entertainment and paid for seasonally rather than individually by event. Accordingly, no amounts related to these items are included in the compensation of our NEOs in the Summary Compensation Table below.
Recoupment Policy
The Board has adopted a Policy on Recoupment of Compensation (the “Recoupment Policy”) which requires our NEOs and other executive officers to return performance-based compensation to us if:

•
there is a restatement of any of our financial statements previously filed with the SEC (regardless of whether there was any misconduct), other than those due to changes in accounting principles, and the restated financial results would have resulted in a lesser amount of performance-based compensation being paid to the executive; or

•
the executive's intentional misconduct, gross negligence or failure to report intentional misconduct or gross negligence by one of our employees (or service providers) either was a contributing factor or partial factor to having to restate any of our financial statements previously filed with the SEC, or constituted fraud, bribery or any other unlawful act (or contributed to another person's fraud, bribery or other unlawful act), which in each case adversely impacted our finances, business and/or reputation.

In adopting the Recoupment Policy, the Board felt that the potential requirement to repay certain performance-based compensation upon events such as those described above would provide the requisite level of deterrent to curtail both risky and unethical behavior on the part of our NEOs and other executive officers. We believe that the Recoupment Policy is appropriate given the types and amounts of performance-based compensation we pay our NEOs and other executive officers, and that such policy incentivizes them to take only those risks that they determine are calculated to reward our stockholders without material adverse risk to our company.
Stock Ownership Guidelines
To help align the interests of our executive officers with those of our stockholders, in December 2011, the Board, upon the recommendation of the Compensation Committee, adopted Stock Ownership Guidelines applicable to our NEOs and other executive officers. The Stock Ownership Guidelines provide that our executives, within five years of becoming subject to the Stock Ownership Guidelines, must achieve the requisite level of stock ownership, as set forth below. In May 2013, the Stock Ownership Guidelines were expanded to also cover stock ownership by our non-employee directors. The stock ownership thresholds in effect under the Stock Ownership Guidelines are as follows:

•	CEO - A number of shares equal to the quotient of (i) an amount equal to six times base salary, divided by (ii) the stock price at the date of calculation.

•	Executive Vice Presidents - A number of shares equal to the quotient of (i) an amount equal to three times base salary, divided by (ii) the stock price at the date of calculation.

•	Senior Vice Presidents - A number of shares equal to the quotient of (i) an amount equal to two times base salary, divided by (ii) the stock price at the date of calculation.

•
Non-Employee Directors - A number of shares equal to the quotient of (i) an amount equal to three times the annual retainer for service on the Board (excluding retainers for committee or chair service), divided by (ii) the stock price at the date of calculation.

The applicable date of calculation is the date of grant of annual equity awards or the date of a contemplated sale by the executive, whichever is later. The covered executives may not sell shares of our common stock unless they will satisfy the applicable ownership guidelines following the sale.
Transactions in Our Securities
We have an Insider Trading Policy that, among other things, prevents employees, officers and directors from engaging in speculative or hedging transactions in our securities (such as prepaid variable forwards, equity swaps, collars and exchange funds), or from holding our securities in a margin account or otherwise pledging our securities as collateral for a loan, except in each case as may be specifically permitted by the Insider Trading Policy compliance officer in advance. Transactions in publicly traded options such as put options, call options or other derivative securities on an exchange or in any other organized market are expressly prohibited. Additionally, no employee, including our NEOs, or director may engage in short sales of our securities.
Process for Granting Equity Awards
All stock option grants to our NEOs and other executive officers are granted with an exercise price equal to or above the fair market value of the underlying stock on the date of grant. We do not grant stock options, or any other form of equity compensation, in anticipation of the release of material non-public information. Similarly, we do not time the release of material non-public information based on stock option or other equity award grant dates.
The Compensation Committee has adopted an Equity Award Grant Policy under which management submits recommendations of equity awards to the Performance Award Subcommittee at the committee's regular quarterly meetings. Such recommendations include the type of award proposed to be granted, the recipient, and the size and special terms or conditions of any such award. Any equity awards approved by the Performance Award Subcommittee are granted as of the date of such quarterly meeting, unless a future effective date of grant is specifically authorized. Typically, equity awards are granted by the Performance Award Subcommittee pursuant to either a live or telephonic meeting. However, the Performance Award Subcommittee may also authorize the grant of equity awards pursuant to a unanimous written consent. If equity awards are authorized by unanimous written consent, the effective date of the grant (and the date upon which any stock option will have its exercise price determined) is the date on which our Secretary has received all signatures to the unanimous written consent, unless a future effective date of grant is specifically authorized.
Tax and Accounting Considerations
In fiscal year 2015, while the Compensation Committee generally considered the financial accounting and tax implications of its executive compensation decisions, neither element was a material consideration in the compensation awarded to our NEOs and other executive officers during fiscal year 2015.

Summary Compensation Table
The following table summarizes the total compensation earned by each of our NEOs for 2015, 2014 and 2013.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Andrew S. Clark	2015	725,000	—	1,646,013	999,127	391,500	—	59,942	3,821,582
Chief Executive Officer/	2014	705,481	—	1,650,759	859,359	290,000	—	78,057	3,583,656
President	2013	600,000	—	697,993	694,311	300,000	—	46,362	2,338,666

Kevin Royal	2015	82,212	—	250,004	—	25,313	—	7,415	364,944
Executive Vice President/	2014	—	—	—	—	—	—	—	—
Chief Financial Officer	2013	—	—	—	—	—	—	—	—

Daniel J. Devine	2015	400,000	—	622,595	274,677	260,000	—	51,008	1,608,280
Former Chief Financial	2014	389,231	—	674,822	257,815	104,000	—	44,781	1,470,649
Officer	2013	365,000	—	274,164	272,761	118,625	—	35,031	1,065,581

Christopher M. Henn	2015	287,307	500,000	1,115,191	378,943	168,075	—	75,267	2,524,783
Executive Vice President/	2014	—	—	—	—	—	—	—	—
Chief Operating Officer	2013	—	—	—	—	—	—	—	—

Rodney T. Sheng	2015	404,538	—	828,301	396,635	164,025	—	52,623	1,846,122
Executive Vice President/	2014	379,500	—	862,876	343,729	117,000	—	37,890	1,740,995
Chief Administrative Officer	2013	380,000	—	274,164	272,761	142,500	—	40,696	1,110,121

Jane L. McAuliffe	2015	339,692	—	652,563	340,423	100,980	—	52,115	1,485,773
Executive Vice President/	2014	321,115	—	634,766	257,815	72,600	—	54,237	1,340,533
Chief Academic Officer	2013	330,000	—	274,164	272,761	90,750	—	43,322	1,010,997

(1)	Represents a one-time cash bonus payment received by Mr. Henn in connection with his commencement of employment on April 13, 2015.

(2)
Represents the fair market value of any RSUs and PSUs awarded to the NEOs in each fiscal year, computed in accordance with FASB ASC Topic 718. The RSU awards are further described under “Compensation Discussion and Analysis — 2015 Equity Awards” above and “Grants of Plan-Based Awards” below.

(3)
Represents the aggregate grant date fair value of stock option awards granted to the NEOs in each fiscal year, computed in each case in accordance with FASB ASC Topic 718. Assumptions used to calculate these amounts are described in Note 16, “Stock-Based Compensation,” to our annual consolidated financial statements for the year ended December 31, 2015, which are included in our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on March 8, 2016.

(4)
Represents the performance-based cash bonus awards earned in each fiscal year. The performance-based cash bonus awards earned by our NEOs under the 2015 STI Plan are described under “Compensation Discussion and Analysis — 2015 Short Term Incentive Plan” above and “Grants of Plan-Based Awards” below.

(5)	There are no nonqualified deferred compensation earnings reflected in this column because no NEO received above-market or preferential earnings on such compensation.

(6)
Represents (i) payments for health, life and disability insurance premiums, (ii) medical expense reimbursements received under the Senior Management Benefit Plan, (iii) 401(k) Plan matching contributions and (iv) nonqualified deferred compensation plan contributions (only to contribute the matching contributions we would have made to the 401(k) Plan on the officer's behalf because the officer's contributions to the 401(k) Plan were required to be reduced pursuant to applicable 401(k) plan contribution limitations). Payments for health insurance premiums reflect the full amount paid on behalf of the NEOs rather than the portion in excess of that paid for non-executives. Prior period amounts have been revised to reflect this presentation. For a breakdown of all amounts comprising “All Other Compensation,” see the table below.

All Other Compensation Detail

Name	Year	Qualified Retirement Plan Employer Match ($)	Employer Deferred Compensation Plan Contributions ($)	Health, Life and Disability Insurance Premiums and Medical Reimbursements ($)	Reimbursement of Legal Expenses ($)	All Other Compensation Total ($)
Andrew S. Clark	2015	12,000	—	43,624	4,318	59,942
	2014	8,750	—	69,307	—	78,057
	2013	5,100	—	41,262	—	46,362

Kevin Royal	2015	—	7,415	—	—	7,415

Daniel J. Devine	2015	7,385	—	43,623	—	51,008
	2014	7,103	—	37,678	—	44,781
	2013	5,404	—	29,627	—	35,031

Christopher M. Henn	2015	—	30,267	45,000	—	75,267

Rodney T. Sheng	2015	9,000	—	43,623	—	52,623
	2014	8,750	—	29,140	—	37,890
	2013	7,578	—	33,118	—	40,696

Jane L. McAuliffe	2015	8,492	—	43,623	—	52,115
	2014	8,372	—	45,865	—	54,237
	2013	6,375	—	36,947	—	43,322

Grants of Plan-Based Awards
The following table provides information regarding grants of plan-based awards to each of our NEOs during 2015.

Name	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)		All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Price or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (3)($)
			Threshold ($)	Target ($)	Maximum ($)	Target
Andrew S. Clark	—	—	362,500	725,000	1,450,000	—		—	—	—	—
	3/18/2015	12/18/2014	—	—	—	68,068	(4)	—	—	—	—
	3/29/2015	3/17/2015	—	—	—	—		51,016	—	—	—
	3/29/2015	3/17/2015	—	—	—	52,363	(5)	—	—	—	—
	3/29/2015	3/17/2015	—	—	—	—		—	105,952	9.43	999,127
Kevin Royal	—	—	23,438	46,875	93,750	—		—	—	—	—
	10/1/15	10/5/2015	—	—	—	—		32,723	—	—	—
Daniel J. Devine	—	—	130,000	260,000	520,000	—		—	—	—	—
	3/18/2015	12/18/2014	—	—	—	35,962	(4)	—	—	—	—
	3/29/2015	3/17/2015	—	—	—	—		14,025	—	—	—
	3/29/2015	3/17/2015	—	—	—	14,396	(5)	—	—	—	—
	3/29/2015	3/17/2015	—	—	—	—		—	29,128	9.43	274,677
Christopher M. Henn	—	—	155,625	311,250	622,500	—		—	—	—	—
	4/13/2015	3/20/2015	—	—	—	—		70,811	—	—	—
	4/13/2015	3/20/2015	—	—	—	45,719	(5)	—	—	—	—
	4/13/2015	3/20/2015	—	—	—	—		—	39,597	9.57	378,943
Rodney T. Sheng	—	—	151,875	303,750	607,500	—		—	—	—	—
	3/18/2015	12/18/2014	—	—	—	44,757	(4)	—	—	—	—
	3/29/2015	3/17/2015	—	—	—	—		20,252	—	—	—
	3/29/2015	3/17/2015	—	—	—	20,787	(5)	—	—	—	—
	3/29/2015	3/17/2015	—	—	—	—		—	42,061	9.43	396,635
Jane L. McAuliffe	—	—	93,500	187,000	374,000	—		—	—	—	—
	3/18/2015	12/18/2014	—	—	—	32,496	(4)	—	—	—	—
	3/29/2015	3/17/2015	—	—	—	—		17,382	—	—	—
	3/29/2015	3/17/2015	—	—	—	17,841	(5)	—	—	—	—
	3/29/2015	3/17/2015	—	—	—	—		—	36,100	9.43	340,423

(1)
The threshold, target and maximum amounts shown in the table correspond to the amounts the Compensation Committee determined to pay to the NEOs as performance-based cash bonuses pursuant to the 2015 STI Plan based upon the achievement of certain performance targets relating to EBITDA, revenue and various quality measures. The threshold, target and maximum amounts shown above assume threshold, target and maximum achievement, respectively, for each of the three weighted performance goals. Mr. Royal's threshold, target and maximum amounts reflect the proration of his performance-based cash bonus for 2015 based on the number of days he was employed with the company in 2015 in accordance with the terms of his employment agreement. For additional information regarding the 2015 STI Plan, including the performance-based cash bonuses, performance targets and methodology for determining bonus amounts, see “Compensation Discussion and Analysis — 2015 Short Term Incentive Plan” above. Actual payouts to our NEOs under the 2015 STI Plan for achievement of the 2015 performance targets are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above.

(2)	Each award of PSUs provides only for a single estimated payout, shown above as the target amount.

(3)
Represents the grant date fair value of the respective awards of stock options, RSUs and PSUs, computed in accordance with FASB ASC Topic 718. Assumptions used to calculate these amounts are described in Note 16, “Stock-Based Compensation,” to our annual consolidated financial statements for the year ended December 31, 2015, which are included in our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on March 8, 2016.

(4)
One fourth of the PSUs may be earned during each of the calendar years 2015, 2016, 2017 and 2018 based on the achievement of the applicable earnings per share performance target for such calendar year.

(5)
One fourth of the PSUs may be earned during each of the following 12-month periods based on the achievement of the applicable stock price performance target for such period: March 29, 2015 to March 28, 2016; March 29, 2016 to March 28, 2017; March 29, 2017 to March 28, 2018; and March 29, 2018 to March 28, 2019.

Outstanding Equity Awards at Fiscal Year End
The following table shows the number of shares of our common stock subject to outstanding stock options, RSUs and PSUs held by our NEOs as of December 31, 2015.

	Outstanding Equity Awards at Fiscal Year End
	Option Awards					Stock Unit Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date		Number of stock units that have not vested (#)		Market value of stock units that have not vested ($)(1)
Andrew S. Clark	17,782	—	$0.59	11/27/2017	(2)	—		—
	666,666	—	$10.50	4/14/2019	(3)(4)	—		—
	30,045	—	$0.59	11/27/2017	(2)	—		—
	114,399	—	$0.59	11/27/2017	(2)	—		—
	125,100	—	$15.81	8/5/2020	(4)(5)	—		—
	134,160	—	$17.10	3/31/2021	(4)(6)	—		—
	111,703	11,047	$24.75	3/30/2022	(4)(7)	—		—
	84,353	41,547	$10.23	3/29/2023	(4)(8)	—		—
	49,119	65,111	$14.50	3/29/2024	(4)(9)	—		—
	—	105,952	$9.43	3/29/2025	(4)(10)	—		—
	—	—	$—	—		34,114	(11)	259,608
	—	—	$—	—		44,700	(12)	340,167
	—	—	$—	—		145,659	(13)	1,108,465
	—	—	$—	—		68,068	(14)	517,997
	—	—	$—	—		51,016	(15)	388,232
	—	—	$—	—		52,363	(16)	398,482

Kevin Royal	—	—	$—	—		32,723	(17)	249,022

Daniel J. Devine	27,777	—	$0.59	11/27/2017	(2)	—		—
	27,777	—	$0.59	11/27/2017	(2)	—		—
	124,652	—	$10.50	4/14/2019	(3)(4)	—		—
	17,334	—	$0.59	11/27/2017	(2)	—		—
	44,399	—	$0.59	11/27/2017	(2)	—		—
	41,700	—	$15.81	8/5/2020	(4)(5)	—		—
	46,440	—	$17.10	3/31/2021	(4)(6)	—		—
	49,100	—	$24.75	3/30/2022	(4)(7)	—		—
	45,009	—	$10.23	3/29/2023	(4)(8)	—		—
	22,961	—	$14.50	3/29/2024	(4)(9)	—		—
	12,525	—	$9.43	3/29/2025	(4)(10)	—		—
	—	—	$—	—		76,956	(13)	585,635
	—	—	$—	—		35,962	(14)	273,671
	—	—	$—	—		14,396	(16)	109,554

Christopher M. Henn	—	39,957	$9.57	4/13/2025	(4)(18)	—		—
	—	—	$—	—		18,998	(19)	144,575
	—	—	$—	—		45,719	(20)	347,922
	—	—	$—	—		51,813	(21)	394,297

Rodney T. Sheng	116,149	—	$10.50	4/14/2019	(3)(4)	—		—
	8,721	—	$15.81	8/5/2020	(4)(5)	—		—
	17,157	—	$17.10	3/31/2021	(4)(6)	—		—
	44,681	4,419	$24.75	3/30/2022	(4)(7)	—		—
	33,138	16,322	$10.23	3/29/2023	(4)(8)	—		—
	19,647	26,043	$14.50	3/29/2024	(4)(9)	—		—
	—	42,061	$9.43	3/29/2025	(4)(10)	—		—
	—	—	$—	—		13,400	(11)	101,974
	—	—	$—	—		17,880	(12)	136,067
	—	—	$—	—		95,777	(13)	728,863
	—	—	$—	—		44,757	(14)	340,601
	—	—	$—	—		20,252	(15)	154,118
	—	—	$—	—		20,787	(16)	158,189

Jane L. McAuliffe	57,030	—	$10.50	4/14/2019	(3)(4)	—		—
	7,524	—	$15.81	8/5/2020	(4)(5)	—		—
	13,545	—	$17.10	3/31/2021	(4)(6)	—		—
	44,681	4,419	$24.75	3/30/2022	(4)(7)	—		—
	33,138	16,322	$10.23	3/29/2023	(4)(8)	—		—
	14,736	19,534	$14.50	3/29/2024	(4)(9)	—		—
	—	36,100	$9.43	3/29/2025	(4)(10)	—		—
	—	—	$—	—		13,400	(11)	101,974
	—	—	$—	—		13,410	(12)	102,050
	—	—	$—	—		69,538	(13)	529,184
	—	—	$—	—		32,496	(14)	247,295
	—	—	$—	—		17,382	(15)	132,277
	—	—	$—	—		17,841	(16)	135,770

(1)	Based on the closing price of our common stock of $7.61 as reported by the NYSE on December 31, 2015.

(2)
These stock options were granted under our 2005 Stock Incentive Plan (the “2005 Plan”) on November 27, 2007, with an exercise price equal to the fair market value of one of our common shares on the date of grant. For time-based stock options, the vesting commencement date was November 27, 2007.

(3)
These stock options were granted under the 2009 Plan on April 14, 2009, with an exercise price equal to the price at which shares were offered to the public in our initial public offering. The vesting commencement date was April 14, 2009.

(4)
These stock options vest as follows, subject to the NEO's continued service with us: (i) 25% of the option vests on the first anniversary of the vesting commencement date, (ii) an additional 2% of the option vests on each monthly anniversary of the vesting commencement date for the 33 months following the first anniversary of the vesting commencement date and (iii) an additional 3% of the option vests on each of the 46th, 47th and 48th monthly anniversaries of the vesting commencement date.

(5)
These stock options were granted under the 2009 Plan on August 5, 2010, with an exercise price equal to the regular session closing price of our common stock as reported by the NYSE on the date of grant. The vesting commencement date was August 5, 2010.

(6)
These stock options were granted under the 2009 Plan on March 31, 2011, with an exercise price equal to the regular session closing price of our common stock as reported by the NYSE on the date of grant. The vesting commencement date was March 31, 2011.

(7)
These options were granted under the 2009 Plan on March 30, 2012, with an exercise price equal to the regular session closing price of our common stock as reported by the NYSE on the date of grant. The vesting commencement date was March 30, 2012.

(8)
These options were granted under the 2009 Plan on March 29, 2013, with an exercise price equal to the regular session closing price of our common stock as reported by the NYSE on the date of grant. The vesting commencement date was March 29, 2013.

(9)
These options were granted under the 2009 Plan on March 29, 2014, with an exercise price equal to the regular session closing price of our common stock as reported by the NYSE on the date of grant. The vesting commencement date was March 29, 2014.

(10)
These options were granted under the 2009 Plan on March 29, 2015, with an exercise price equal to the regular session closing price of our common stock as reported by the NYSE on the date of grant. The vesting commencement date was March 29, 2015.

(11)
These RSUs were granted under the 2009 Plan on March 29, 2013, and 25% of the RSUs will vest and be delivered to the NEO on each anniversary of the grant date, subject to the NEO's continuing service with us through each such date.

(12)
These RSUs were granted under the 2009 Plan on March 29, 2014, and 25% of the RSUs will vest and be delivered to the NEO on each anniversary of the grant date, subject to the NEO's continuing service with us through each such date.

(13)
These PSUs were granted under the 2009 Plan on December 18, 2014, and 25% of the PSUs may be earned during each of the calendar years 2015, 2016, 2017 and 2018 based on the achievement of the applicable performance target for such calendar year. Any PSUs earned during the applicable calendar year will vest on March 15 of the following year, subject to the NEO's continued service with us through each such date.

(14)
These PSUs were granted under the 2009 Plan on March 18, 2015, and 25% of the PSUs may be earned during each of the calendar years 2015, 2016, 2017 and 2018 based on the achievement of the applicable performance target for such calendar year. Any PSUs earned during the applicable calendar year will vest on March 15 of the following year, subject to the NEO's continued service with us through each such date.

(15)
These RSUs were granted under the 2009 Plan on March 29, 2015, and 25% of the RSUs will vest and be delivered to the NEO on each anniversary of the grant date, subject to the NEO's continuing service with us through each such date.

(16)
These PSUs were granted under the 2009 Plan on March 29, 2015, and 25% of the PSUs may be earned during each of the following 12-month periods based on the achievement of the applicable performance target for such period: March 29, 2015 to March 28, 2016; March 29, 2016 to March 28, 2017; March 29, 2017 to March 28, 2018; and March 29, 2018 to March 28, 2019. Any PSUs earned during the applicable 12-month period will vest on the March 29 immediately following such period, subject to the NEO's continued service with us through each such date.

(17)
These RSUs were granted under the 2009 Plan on October 1, 2015, and 50% of the RSUs will vest and be delivered to the NEO on each of the first and second anniversaries of the grant date, subject to the NEO's continuing service with us through each such date.

(18)
These options were granted under the 2009 Plan on April 13, 2015, with an exercise price equal to the regular session closing price of our common stock as reported by the NYSE on the date of grant. The vesting commencement date was April 13, 2015.

(19)
These RSUs were granted under the 2009 Plan on April 13, 2015, and 25% of the RSUs will vest and be delivered to the NEO on each anniversary of the grant date, subject to the NEO's continuing service with us through each such date.

(20)
These PSUs were granted under the 2009 Plan on April 13, 2015, and 25% of the PSUs may be earned during each of the following 12-month periods based on the achievement of the applicable performance target for such period: March 29, 2015 to March 28, 2016; March 29, 2016 to March 28, 2017; March 29, 2017 to March 28, 2018; and March 29, 2018 to March 28, 2019. Any PSUs earned during the applicable 12-month period will vest on the March 29 immediately following such period, subject to the NEO's continued service with us through each such date.

(21)
These RSUs were granted under the 2009 Plan on April 13, 2015, and 50% of the RSUs will vest and be delivered to the NEO on each of the first and second anniversaries of the grant date, subject to the NEO's continuing service with us through each such date.

Option Exercises and Stock Vested in 2015
The following table provides information for the NEOs regarding stock options exercised during 2015, including the total number of shares acquired upon exercise and the aggregate value realized before payment of any applicable withholding tax and broker commissions, and RSUs vested during 2015.

	Option Awards		Stock Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)(1)	Number of shares acquired on vesting (#)	Value realized on vesting ($)(2)
Andrew S. Clark	—	—	31,958	301,364
Kevin Royal	—	—	—	—
Daniel J. Devine	—	—	25,847	217,025
Christopher M. Henn	—	—	—	—
Rodney T. Sheng	28,521	225,100	12,660	119,384
Jane L. McAuliffe	42,887	391,871	11,170	105,333

(1)
The value realized for a stock option exercise is determined by multiplying (i) the number of shares acquired upon exercise by (ii) the difference between the market price of the shares at exercise and the exercise price of the stock option. For all exercises of stock options by the NEOs in 2015, all of the shares acquired upon exercise were immediately sold through a series of open market trades on the date of exercise. Accordingly, we have determined the “market price of shares at exercise” to be the weighted average sale price for such shares on the date of exercise.

(2)	The value realized upon vesting of RSUs is determined by multiplying (i) the number of shares vested by (ii) the market price of the shares at vesting.

Employment Agreements
The following table and accompanying footnotes summarize the material terms contained in the employment agreements we entered into with Mr. Clark in March 2015, Mr. Royal in October 2015, Mr. Henn in April 2015 and Messrs. Devine and Sheng in March 2009. We have not entered into an employment agreement with Dr. McAuliffe, who is instead a participant in, and may receive severance benefits pursuant to, the Amended and Restated Executive Severance Plan and related Severance Agreement, as described under “Potential Payments upon Termination and Change of Control” below. Pursuant to the terms of their employment, each of our NEOs is entitled to participate in health, insurance, retirement and other benefits that are provided to our senior executives.

Name	Position	Date of Agreement	Initial Term of Agreement (1)	Base Salary ($)(2)	Annual Target Bonus, as Percentage of Salary (3)	Potential Payments upon Termination or Change of Control	Other
Andrew S. Clark	Chief Executive Officer	March 9, 2015	3 years	725,000	100%	(4)	(5)
Kevin Royal	Chief Financial Officer	October 1, 2015	2 years	375,000	50%	(4)	(6)
Daniel J. Devine	Former Chief Financial Officer	March 9, 2009	2 years	250,000	50%	(4)	—
Christopher Henn	Chief Operating Officer	April 13, 2015	3 years	415,000	75%	(4)	(7)
Rodney T. Sheng	Chief Administrative Officer	March 4, 2009	2 years	250,000	60%	(4)	—

(1)
The term of each of the employment agreements will automatically extend for an additional year upon the end of the initial term and thereafter on each anniversary unless either party timely gives notice that such party no longer wishes to extend the agreement. Mr. Devine's employment with the company terminated on December 31, 2015. Mr. Sheng's employment with the company terminated on March 31, 2016.

(2)
This column shows the annual base salary set forth in the respective employment agreements, which salary may be periodically reviewed and increased by the Board in its discretion, or decreased with such executive's written consent. As described in “Compensation Discussion and Analysis — 2015 Annual Base Salaries” above, the annual base salaries for Messrs. Clark, Devine and Sheng for 2015 were $725,000, $400,000 and $405,000, respectively, as approved by the Compensation Committee in December 2014, and the annual base salaries for Messrs. Royal and Henn for 2015 were $375,000 and $415,000, respectively, pursuant to the terms of their respective employment agreements.

(3)
The respective employment agreements for Messrs. Clark, Royal, Devine, Henn and Sheng provide that such executive will be eligible for an annual discretionary incentive bonus based on attainment of performance criteria. Each employment agreement provides for a target bonus amount as a percentage of annual salary, which target percentage is reflected in this column. The actual bonus paid may be more or less than the target amount, as determined by the Board or the Compensation Committee. If such executive's employment is terminated other than for “Cause” (as defined in such executive's employment agreement), such executive will be eligible to receive his annual cash bonus for the prior fiscal year to the extent such bonus has not yet been paid. In addition, upon any termination of Mr. Clark's employment other than for Cause, Mr. Clark will be eligible to be paid a pro-rata portion of his annual cash bonus for the fiscal year of termination based on the percentage of time he was employed in such fiscal year. As described in “Compensation Discussion and Analysis — 2015 Short Term Incentive Plan” above, the annual target bonuses for Messrs. Devine and Sheng for 2015 were 65% and 75%, respectively, as approved by the Compensation Committee in December 2014, and the annual target bonuses for Messrs. Clark, Royal and Henn for 2015 were 100%, 50% and 75%, respectively, pursuant to the terms of their respective employment agreements.

(4)
For information regarding severance and other payments that Messrs. Clark, Royal, Devine, Henn and Sheng may receive under their respective employment agreements in the event of a termination of employment and/or a change of control, see “Potential Payments upon Termination and Change of Control” below. If such executive receives payments that are subject to golden parachute excise taxes, then such payments will be reduced to a level that would not subject such executive to golden parachute excise taxes unless, after comparing the value of the payments on an after-tax basis (including the golden parachute excise tax), such executive would be in a better economic position by receiving all such payments.

(5)
Pursuant to his employment agreement, we are obligated to provide Mr. Clark with life insurance with a face amount not less than $1,450,000. Mr. Clark was also eligible to receive up to $15,000 in legal fees incurred in connection with the review and subsequent execution of his employment agreement.

(6)	Pursuant to his employment agreement, we provided Mr. Royal with a signing bonus of restricted stock units with a grant date fair value equal to $250,000.

(7)
Pursuant to his employment agreement, we provided Mr. Henn with a one-time cash payment equal to $500,0000 and restricted stock units with a grant date fair value equal to $500,000. The employment agreement also requires us to provide Mr. Henn with an annual housing allowance of $65,000 for the three-year period following the effective date of the agreement.

Potential Payments upon Termination and Change of Control
The table below provides estimates for compensation payable to the NEOs in hypothetical termination of employment and change of control scenarios under our compensatory arrangements with such executives, other than nondiscriminatory arrangements generally available to salaried employees. The amounts shown in the table below are estimates and assume the hypothetical termination, resignation, death, disability or change of control, as applicable, occurred on December 31, 2015, applying the provisions of the agreements that are in effect as of the date of this proxy statement. If any such executive resigns without “Good Reason” or is terminated by us for “Cause” (each as defined below), such executive will be entitled only to any accrued and unpaid salary and vested benefits and no severance benefits. Due to the number of factors and assumptions that can affect the nature and amount of any benefits provided upon the events discussed below, any amounts paid or distributed upon an actual event may differ.
For purposes of the hypothetical payment estimates shown in the below table, some of the important assumptions that were made are as follows: (1) the NEO's base salary as in effect as of December 31, 2015; (2) severance benefits as provided under the NEO's employment agreement (and in the case of Mr. Devine, under the Release of All Claims executed by him in connection with the termination of his employment) or, for Dr. McAuliffe, under the Amended and Restated Executive Severance Plan and related Severance Agreement; (3) value for payment of health insurance continuation, including dental, at an assumed value of $1,500 per month; (4) no discretionary acceleration of vesting of RSUs held by the NEO in the event of a “Change of Control” (as defined below) and (5) a price per share of our common stock of $7.61, based on the closing price of our common stock as reported by the NYSE on December 31, 2015.

Name	Change of Control (1)		Termination of Employee Without Cause, or Resignation by Employee for Good Reason (2)(3)		Termination of Employee without Cause, or Resignation by Employee for Good Reason, within 24 Months of Change of Control (1)(2)(3)		Termination of Employee for Death		Termination of Employee for Disability (4)
Andrew S. Clark
Cash Severance Payment	$—		$2,900,000	(11)	$2,900,000	(17)	$362,500	(21)	$362,500	(21)
Non-Equity Incentive Plan Compensation	$—		$725,000	(11)	$725,000	(17)	$—		$—
Continuation of Health Insurance Benefits	$—		$36,000	(11)	$36,000	(17)	$9,000	(21)	$9,000	(21)
Acceleration of Vesting of Time-Based Stock Options	$—	(5)	$—	(11)	$—	(17)	$—	(21)	$—	(21)
Acceleration of Vesting of Stock Awards	$2,000,958	(5)(6)	$340,266	(11)	$3,012,966	(17)	$340,266	(21)	$340,266	(21)
Total	$2,000,958		$4,001,266		$6,673,966		$711,766		$711,766
Kevin Royal
Cash Severance Payment	$—		$562,500	(12)	$562,500	(18)	$187,500	(22)	$187,500	(22)
Continuation of Health Insurance Benefits	$—		$18,000	(12)	$18,000	(18)	$9,000	(22)	$9,000	(22)
Acceleration of Vesting of Time-Based Stock Options	$—	(7)	$—	(12)	$—	(18)	$—	(22)	$—	(22)
Acceleration of Vesting of Stock Awards	$249,022	(8)	$249,022	(12)	$249,022	(18)	$249,022	(22)	$249,022	(22)
Total	$249,022		$829,522		$829,522		$445,522		$445,522
Daniel J. Devine
Cash Severance Payment	$—		$660,000	(13)	$—		$—		$—
Non-Equity Incentive Plan Compensation	$—		$260,000	(13)	$—		$—		$—
Continuation of Health Insurance Benefits	$—		$18,000	(13)	$—		$—		$—
Acceleration of Vesting of Time-Based Stock Options	$—	(9)	$—	(13)	$—		$—		$—
Acceleration of Vesting of Stock Awards	$894,251	(9)	$—	(13)	$—		$—		$—
Total	$894,251		$938,000		$—		$—		$—
Christopher M. Henn
Cash Severance Payment	$—		$1,089,375	(14)	$1,089,375	(19)	$207,500	(22)	$207,500	(22)
Continuation of Health Insurance Benefits	$—		$27,000	(14)	$27,000	(19)	$9,000	(22)	$9,000	(22)
Acceleration of Vesting of Time-Based Stock Options	$—	(7)	$—	(14)	$—	(19)	$—	(22)	$—	(22)
Acceleration of Vesting of Stock Awards	$347,922	(6)	$430,444	(14)	$886,793	(19)	$430,444	(22)	$430,444	(22)
Total	$347,922		$1,546,819		$2,003,168		$646,944		$646,944
Rodney T. Sheng
Cash Severance Payment	$—		$708,750	(15)	$—		$—		$—
Continuation of Health Insurance Benefits	$—		$18,000	(15)	$—		$—		$—
Acceleration of Vesting of Time-Based Stock Options	$—		$—	(15)	$—		$—		$—
Acceleration of Vesting of Stock Awards	$—		$134,872	(15)	$—		$—		$—
Total	$—		$861,622		$—		$—		$—
Jane L. McAuliffe
Cash Severance Payment	$—		$340,000	(16)	$340,000	(20)	$—		$—
Non-Equity Incentive Plan Compensation	$—		$187,000	(16)	$187,000	(20)	$—		$—
Continuation of Health Insurance Benefits	$—		$18,000	(16)	$18,000	(20)	$—		$—
Acceleration of Vesting of Time-Based Stock Options	$—	(10)	$—		$—	(20)	$—		$—
Acceleration of Vesting of Stock Awards	$664,954	(6)	$—		$1,001,179	(20)	$—		$—
Total	$664,954		$545,000		$1,546,179		$—		$—

(1)
“Change of Control” generally means any of the following events: (i) the acquisition by an individual, entity or group (other than us or any of our employee benefit plans or Warburg Pincus and its affiliated entities and investment funds) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of securities representing more than 50% of the voting securities of the company entitled to vote generally in the election of directors, determined on a fully-diluted basis (unless a majority of the holders of company voting securities immediately prior to such acquisition retain directly or through ownership of one or more holding companies, immediately following such acquisition, a majority of the voting securities entitled to vote generally in the election of directors of the successor entity); (ii) the sale, transfer or other disposition of 50% or more of our assets to one or more unaffiliated individual(s), entities or groups; or (iii) when a majority of the members of the Board are not “company directors,” which term means: (a) individuals who, as of a specified date, were directors of the company; (b) individuals elected as directors of the company after such date for whose election proxies were solicited by the Board, or (c) individuals appointed to the Board after such date to fill vacancies caused by death or resignation (but not by removal) or to fill newly created directorships. A transaction does not constitute a Change of Control if its sole purpose is to change the state of the company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the company's securities immediately before such transactions.

(2)
For Messrs. Clark, Royal, Devine, Henn and Sheng, “Cause” generally means the occurrence of one or more of the following: (i) conviction of, or a plea of guilty or nolo contendere to, a felony or other crime (except for misdemeanors which are not materially injurious to our business or reputation or the business or reputation of our affiliates); (ii) willful refusal to perform in any material respect such executive's duties and responsibilities for us or our affiliates or failure to comply in any material respect with the terms of such executive's agreements with us and our policies and procedures if such refusal or failure causes or reasonably expects to cause injury to us or our affiliates; (iii) fraud or other illegal conduct in such executive's performance of duties for us or our affiliates; or (iv) any conduct by such executive which is materially injurious to us, our affiliates, our business reputation or the business reputation of our affiliates. For Dr. McAuliffe, “Cause” has the same meaning except that subsection (ii) does not require that the willful refusal to perform cause or reasonable expect to cause injury to us or our affiliates in order to find “Cause.”

(3)
For Messrs. Clark, Royal, Devine, Henn and Sheng, “Good Reason” generally means any of the following events: (i) a material diminution in his responsibilities, duties or authority; (ii) a material diminution in his base salary or annual target bonus amount; (iii) relocation of his workplace to a location that is more than 30 miles away from the work location specified in his employment agreement; (iv) our failure to extend the expiration date of his employment agreement; or (v) our material breach of a material provision of his employment agreement. For Dr. McAuliffe, “Good Reason” generally means any of the following events: (a) a material diminution in her annual base salary; (b) a material diminution in her authorities, duties, responsibilities or reporting structure; (c) notification of a material change in her geographic work location; or (d) our material breach of her Severance Agreement.

(4)
For Messrs. Clark, Royal, Devine, Henn and Sheng, “Disability” generally means that the NEO is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. For Dr. McAuliffe, “Disability” generally means she is classified as disabled under a long-term disability policy maintained by us or, if no such policy applies, she is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

(5)	Upon the consummation of a Change of Control, 50% of Mr. Clark's outstanding time-based equity awards will become vested in accordance with the terms of his employment agreement.

(6)
Upon the consummation of a Change of Control, if the price of one share of common stock as reflected in the Change of Control transaction equals or exceeds the stock price performance goal for any one or more performance periods ending after the closing of the corporate transaction, the PSUs subject to earning based on the achievement of that or those stock price performance goals will become fully vested in accordance with the terms of the NEO's PSU award agreement. The amount shown assumes the price per share paid in the Change of Control transaction exceeds the stock price performance goals for outstanding PSUs.

(7)	Upon the consummation of a Change of Control, 50% of the NEO's then unvested time-based stock options will become vested in accordance with the terms of his employment agreement.

(8)	Upon the consummation of a Change of Control, 100% of the RSUs granted to Mr. Royal on October 1, 2015 will become vested in accordance with the terms of his employment agreement.

(9)
Pursuant to the Release of All Claims executed by Mr. Devine on October 20, 2015, if a Change of Control is consummated prior to December 31, 2016, he will receive (i) full vesting acceleration of his outstanding time-based equity awards and (ii) full vesting acceleration of his outstanding PSUs as described in footnote (6) above.

(10)
Upon the consummation of a Change of Control, 50% of the unvested portion of each time-based stock option awarded to the NEO on March 31, 2011, March 30, 2012, March 29, 2013 and March 29, 2014, will become vested in accordance with the terms of the applicable stock option agreement.

(11)
If Mr. Clark's employment is terminated by us without Cause or by Mr. Clark for Good Reason (and other than for death or Disability), then Mr. Clark will receive, pursuant to his employment agreement, (i) cash payments equal in the aggregate to two times the sum of his annual base salary and annual target bonus, payable in equal bi-weekly installments over the 24-month period following his termination date; (ii) reimbursement of premium payments for continuation coverage under a company-sponsored group medical plan for up to 24 months following termination (with such reimbursement to be equal to the subsidy provided by the company to active employees who participate in the same group medical insurance plan), provided that such benefit will terminate immediately if he is offered comparable coverage in connection with his employment by another employer); (iii) accelerated vesting of outstanding time-based equity awards as if his service had terminated one year later; (iv) a lump sum cash payment equal to the pro-rata portion of his annual cash bonus for the fiscal year of termination based on the percentage of time he was employed in such fiscal year, payable at the same time the company pays annual cash bonuses to other members of senior management; and (v) his annual bonus for the completed fiscal year prior to the year of termination, if not already paid. Mr. Clark's receipt of such severance benefits is conditioned upon him providing us with a release of claims against us, our affiliates and related parties, and his compliance with certain non-disparagement, non-solicitation and confidentiality requirements set forth in his employment agreement. No amount is included for Mr. Clark's PSUs because they remain subject to performance requirements even after the triggering event occurs.

(12)
If Mr. Royal's employment is terminated by us without Cause or by Mr. Royal for Good Reason (and other than for death or Disability), then Mr. Royal will receive, pursuant to his employment agreement, (i) cash payments equal in the aggregate to one times the sum of his annual base salary and annual target bonus, payable in equal bi-weekly installments over the 12-month period following his termination date; (ii) reimbursement of premium payments for continuation coverage under a company-sponsored group medical plan for up to 12 months following termination (with such reimbursement to be equal to the subsidy provided by the company to active employees who participate in the same group medical insurance plan), provided that such benefit will terminate immediately if he is offered comparable coverage in connection with his employment by another employer); (iii) full vesting acceleration of the RSUs granted to him on October 1, 2015, (iv) accelerated vesting of all other outstanding time-based equity awards as if his service had terminated one year later; and (v) his annual bonus for the completed fiscal year prior to the year of termination, if not already paid. Mr. Royal's receipt of such severance benefits is conditioned upon him providing us with a release of claims against us, our affiliates and related parties, and his compliance with certain non-disparagement, non-solicitation and confidentiality requirements set forth in his employment agreement.

(13)
Mr. Devine's employment with the company terminated on December 31, 2015. Pursuant to his employment agreement, Mr. Devine will receive (i) cash payments equal in the aggregate to one times the sum of his annual base salary and annual target bonus, payable in equal bi-weekly installments over the 12-month period following his termination date; (ii) company-paid medical insurance premiums for up to 12 months following termination, provided that such benefit will terminate immediately if he is offered comparable coverage in connection with his employment by another employer); and (iii) accelerated vesting of outstanding time-based stock options as if his service had terminated one year later. Pursuant to the Release of all Claims executed by Mr. Devine on October 20, 2015, upon the termination of his employment with the company on December 31, 2015, he received (a) his target bonus for fiscal year 2015 and (b) accelerated vesting of outstanding time-based RSUs as if his service had terminated one year later. Mr. Devine's receipt of such severance benefits was conditioned upon him providing us with a release of claims against us, our affiliates and related parties, and his compliance with certain non-disparagement, non-solicitation and confidentiality requirements set forth in his employment agreement.

(14)
If Mr. Henn's employment is terminated by us without Cause or by Mr. Henn for Good Reason (and other than for death or Disability), then Mr. Henn will receive, pursuant to his employment agreement, (i) cash payments equal in the aggregate to one and one-half times the sum of his annual base salary and annual target bonus, payable in equal bi-weekly installments over the 18-month period following his termination date; (ii) reimbursement of premium payments for continuation coverage under a company-sponsored group medical plan for up to 18 months following termination (with such reimbursement to be equal to the subsidy provided by the company to active employees who participate in the same group medical insurance plan), provided that such benefit will terminate immediately if he is offered comparable coverage in connection with his employment by another employer); (iii) full vesting acceleration of the RSUs granted to him as a one-time sign-on bonus on April 13, 2015, (iv) accelerated vesting of all other outstanding time-based equity awards as if his service had terminated one year later; and (v) his annual bonus for the completed fiscal year prior to the year of termination, if not already paid. Mr. Henn's receipt of such severance benefits is conditioned upon him providing us with a release of claims against us, our affiliates and related parties, and his compliance with certain non-disparagement, non-solicitation and confidentiality requirements set forth in his employment agreement.

(15)
Mr. Sheng's employment with the company terminated on March 31, 2016. Pursuant to his employment agreement, Mr. Sheng is entitled to receive (i) cash payments equal in the aggregate to one times the sum of his annual base salary and annual target bonus, payable in equal bi-weekly installments over the 12-month period following his termination date; (ii) company-paid medical insurance premiums for up to 12 months following termination, provided that such benefit will terminate immediately if he is offered comparable coverage in connection with his employment by another employer); and (iii) accelerated vesting of outstanding time-based equity awards as if his service had terminated one year later. Mr. Sheng's receipt of such severance benefits is conditioned upon him providing us with a release of claims against us, our affiliates and related parties, and his compliance with certain non-disparagement, non-solicitation and confidentiality requirements set forth in his employment agreement.

(16)
If Dr. McAuliffe's employment is terminated by us without Cause or by Dr. McAuliffe for Good Reason (and other than for death or Disability), then Dr. McAuliffe will receive, pursuant to the Amended and Restated Executive Severance Plan and the Severance Agreement executed by Dr. McAuliffe thereunder, (i) cash payments equal in the aggregate to one times her annual base salary, payable in equal bi-weekly installments over the 12-month period following her termination date; (ii) company-paid medical, dental and life insurance premiums for up to 12 months following termination, provided that such benefit will terminate immediately if she is offered comparable coverage in connection with new employment; and (iii) a lump sum cash payment equal to the pro-rata portion of her annual cash bonus for the fiscal year of termination based on the percentage of time she was employed in such fiscal year, payable at the same time the company pays annual cash bonuses to other members of senior management. Dr. McAuliffe's receipt of such severance benefits is conditioned upon her providing us with a release of claims against us, our affiliates and related parties, and her compliance with certain non-disparagement, non-solicitation and confidentiality requirements set forth in her Severance Agreement.

(17)
If Mr. Clark's employment is terminated by us without Cause or by Mr. Clark for Good Reason within 24 months after a Change of Control (and other than for death or Disability), then pursuant to his employment agreement Mr. Clark will receive the severance benefits described in footnote (11) above, except that he will receive full vesting acceleration of all outstanding time-based equity awards as of his termination date.

(18)
If Mr. Royal's employment is terminated by us without Cause or by Mr. Royal for Good Reason within 24 months after a Change of Control (and other than for death or Disability), then pursuant to his employment agreement Mr. Royal will receive the severance benefits described in footnote (12) above, except that he will receive full vesting acceleration of all outstanding time-based equity awards as of his termination date.

(19)
If Mr. Henn's employment is terminated by us without Cause or by Mr. Henn for Good Reason within 24 months after a Change of Control (and other than for death or Disability), then pursuant to his employment agreement Mr. Henn will receive the severance benefits described in footnote (14) above, except that he will receive full vesting acceleration of all outstanding time-based equity awards as of his termination date.

(20)
If Dr. McAuliffe's employment is terminated by us without Cause or by Dr. McAuliffe for Good Reason within 24 months after a Change of Control (and other than for death or Disability), then pursuant to the Amended and Restated Executive Severance Plan and the Severance Agreement executed by Dr. McAuliffe thereunder, in addition to the severance benefits described in footnote (16) above, Dr. McAuliffe will receive full vesting acceleration of all outstanding time-based equity awards as of her termination date.

(21)
If Mr. Clark's employment is terminated due to his death or Disability, then pursuant to his employment agreement (i) his outstanding time-based equity awards will vest as if his termination date had occurred one year later; (ii) he or his estate, as applicable, will receive six monthly installments of his base salary; and (iii) he or his dependents, as applicable, will receive company-paid medical benefits for a period of six months following the date of his termination. No amount is included for Mr. Clark's PSUs because they remain subject to performance requirements even after the triggering event occurs.

(22)
If the NEO's employment is terminated due to his death or Disability, then pursuant to his employment agreement (i) his outstanding unvested time-based stock options will vest as if his termination date had occurred one year later; (ii) he or his estate, as applicable, will receive six monthly installments of his base salary; and (iii) he or his dependents, as applicable, will receive company-paid medical benefits for a period of six months following the date of his termination.

PROPOSAL 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We are asking you to ratify the appointment of Deloitte & Touche LLP (“Deloitte”), as our independent registered public accounting firm for the year ending December 31, 2016. PricewaterhouseCoopers LLP (“PwC”) audited our financial statements annually from 2008 through our financial statements as of and for the year ended December 31, 2015. PwC's engagement ended on March 24, 2016, upon the Audit Committee's dismissal of PwC as our independent registered public accounting firm. On March 24, 2016, the Audit Committee appointed Deloitte as our independent registered public accounting firm, and Deloitte's engagement commenced immediately. For additional information, see “Change in Independent Registered Public Accounting Firm” below. Representatives of Deloitte are expected to be present at the Annual Meeting, will have an opportunity to make a statement should they desire to do so and will be available to respond to appropriate questions. Representatives of PwC are not expected to be present at the Annual Meeting.
Although our bylaws do not require that our stockholders approve the appointment of our independent registered public accounting firm, the Board is submitting the selection of Deloitte to our stockholders for ratification as a matter of good corporate practice. If our stockholders vote against the ratification of Deloitte, the Audit Committee will reconsider whether to continue to retain the firm. Even if our stockholders ratify the appointment of Deloitte, the Audit Committee may choose to appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of our company and our stockholders.
Independent Registered Public Accounting Firm Fees and Services
The following table presents fees for professional audit and other services rendered by PwC for the audit of our annual consolidated financial statements as of and for the years ended December 31, 2015 and 2014 and fees billed for other services rendered by PwC during those periods.

	2015	2014
Audit Fees (1)	$2,736,000	$2,426,000
Audit‑Related Fees (2)	75,000	75,000
Tax Fees (3)	346,000	368,000
All Other Fees (4)	4,500	2,250
Total	$3,161,500	$2,871,250

(1)
Audit Fees consist of the aggregate fees billed for 2015 and 2014 for professional services rendered for the audit of our annual consolidated financial statements and the review of consolidated financial statements included in our quarterly reports, or professional services rendered in connection with our filing of various registration statements or otherwise normally provided by PwC in connection with statutory and regulatory filings or engagements.

(2)
Audit-Related Fees consist of the aggregate fees billed in 2015 and 2014 for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under Audit Fees. Such fees primarily related to auditing unusual transactions, compliance advice regarding Section 404 of the Sarbanes-Oxley Act of 2002 and assurance related to information technology.

(3)
Tax Fees consist of the aggregate fees billed in 2015 and 2014 for professional services rendered for tax compliance, responses to tax audits, tax advice and tax planning. Such fees primarily related to federal and state tax compliance, planning and consulting.

(4)
All Other Fees consist of the aggregate fees billed in 2015 and 2014 for products and services other than the services reported under Audit Fees, Audit-Related Fees or Tax Fees. Such fees related to a subscription for accounting software.

Audit Committee Pre-Approval Policy
Our Audit Committee has adopted a Pre-Approval Policy pursuant to which the Audit Committee must pre-approve the audit and non-audit services performed by our independent registered public accounting firm to assure that the provision of such services does not impair the firm's independence. Before we may engage the independent registered public accounting firm to render a service, the engagement must be either specifically approved by the Audit Committee or entered into pursuant to the Pre-Approval Policy. The Audit Committee may consider the amount or range of estimated fees as a factor in determining whether a proposed service would impair the independence of our independent registered public accounting firm. Under the Pre-Approval Policy, the Audit Committee may delegate pre-approval authority to one or more of its members, and has delegated pre-approval authority to Mr. Crandall as Chair of the Audit Committee. The member or members to whom such authority is delegated are required to report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

The Audit Committee may not delegate to management the Audit Committee's responsibilities to pre-approve services to be performed by our independent registered public accounting firm.
All services provided by PwC during fiscal years 2015 and 2014 were pre-approved by the Audit Committee.
Changes in Independent Registered Public Accounting Firm
On March 24, 2016, the Audit Committee dismissed PwC, the independent registered public accounting firm previously engaged to audit our financial statements, effective immediately.
The reports of PwC on our consolidated financial statements as of and for the fiscal years ended December 31, 2015 and 2014 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.
During the fiscal years ended December 31, 2015 and 2014 and the subsequent interim period through March 24, 2016, there were no disagreements between us and PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the subject matter of the disagreements in connection with its reports.
During the fiscal years ended December 31, 2015 and 2014 and the subsequent interim period through March 24, 2016, there were no reportable events (as that term is described in Item 304(a)(1)(v) of Regulation S-K), except for the existence of material weaknesses in our internal control over financial reporting as of December 31, 2015 and 2014, as discussed below.
As disclosed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, in connection with management’s assessment of the effectiveness of our internal control over financial reporting, management identified control deficiencies that constituted material weaknesses in our internal control over financial reporting as of December 31, 2015. Specifically, we did not maintain effective controls surrounding the selection and application of accounting principles generally accepted in the U.S. (“GAAP”) related to revenue recognition, and we did not maintain effective controls to assess the reliability of system generated data used in the operation of certain revenue recognition controls. These control deficiencies did not result in a material misstatement of our consolidated financial statements for the fiscal year ended December 31, 2015 or any of the quarterly periods in 2015. However, these control deficiencies could result in misstatements of revenue, bad debt expense, accounts receivable, deferred revenue and the related financial disclosures that would result in a material misstatement of our consolidated financial statements that would not be prevented or detected on a timely basis. Accordingly, our management determined that these control deficiencies constituted material weaknesses in internal control over financial reporting as of December 31, 2015.
As disclosed in our Annual Report on Form 10-K for the year ended December 31, 2014 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015, June 30, 2015, and September 30, 2015, in connection with management’s assessment of the effectiveness of our internal control over financial reporting, management identified control deficiencies that constituted a material weakness in our internal control over financial reporting as of December 31, 2014. Specifically, we did not maintain effective controls surrounding the selection and application of GAAP related to revenue recognition as of December 31, 2014. These control deficiencies did not result in a material misstatement of our consolidated financial statements for the fiscal year ended December 31, 2014 or any of the quarterly periods in 2014. However, these control deficiencies could result in misstatements of revenue, bad debt expense, accounts receivable and the related financial disclosures that would result in a material misstatement of our consolidated financial statements that would not be prevented or detected on a timely basis. Accordingly, our management determined that these control deficiencies constituted a material weakness in internal control over financial reporting as of December 31, 2014.
The Audit Committee discussed the subject matter of the foregoing material weaknesses with PwC, and we have authorized PwC to respond fully to the inquiries of the successor independent registered public accounting firm concerning the material weaknesses.
We provided PwC with a copy of the foregoing disclosures and requested that PwC furnish us with a letter addressed to the SEC stating whether PwC agrees with the statements made above. A copy of PwC's letter dated March 25, 2016 is attached as Exhibit 16.1 to our Current Report on Form 8-K filed with the SEC on March 25, 2016.
On March 24, 2016, the Audit Committee approved the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2016 and the interim quarterly periods beginning with the quarter ending March 31, 2016. The Audit Committee appointed Deloitte following a comprehensive, competitive process to select an independent registered public accounting firm to audit our financial statements. Deloitte's engagement as our independent registered public accounting firm commenced immediately.

During the fiscal years ended December 31, 2015 and 2014 and through March 24, 2016, neither we nor anyone acting on our behalf consulted with Deloitte regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that Deloitte concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).
Vote Required
Ratification of Deloitte as our independent registered public accounting firm for the year ending December 31, 2016, requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at a meeting at which a quorum is present. Abstentions are deemed to be votes cast and have the same effect as a vote “AGAINST” the proposal. This proposal is considered a routine or “discretionary” matter on which your broker, bank or other agent will be able to vote on your behalf even if it does not receive instructions from you; therefore, no broker non-votes are expected to exist in connection with this proposal.
THE BOARD RECOMMENDS A VOTE “FOR” RATIFICATION
OF DELOITTE & TOUCHE LLP AS OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

REPORT OF THE AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS
The following Audit Committee Report shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the SEC, nor shall such information be deemed incorporated by reference into any filing of ours under the Securities Act or the Exchange Act except to the extent we specifically incorporate it by reference into such filing.
The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management is responsible for the preparation, presentation and integrity of the financial statements, including establishing accounting and financial reporting principles and designing systems of internal control over financial reporting. Our independent registered public accounting firm is responsible for expressing an opinion as to the conformity of our consolidated financial statements with generally accepted accounting principles. The Audit Committee operates pursuant to a charter that is available on our website at http://www.bridgepointeducation.com under “Investor Relations — Corporate Governance Highlights.”
In performing its responsibilities, the Audit Committee has reviewed and discussed with management and PricewaterhouseCoopers LLP (“PwC”), our independent registered public accounting firm, the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2015. The Audit Committee has also discussed with PwC the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board.
The Audit Committee has received written disclosures and the letter from PwC required by the applicable requirements of the Public Company Accounting Oversight Board regarding PwC's communications with the Audit Committee concerning independence, and has discussed with PwC its independence.
Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2015.

Dated: March 8, 2016	Audit Committee:
Dale Crandall, Chairman Ryan Craig Robert Hartman Victor K. Nichols

PROPOSAL 3
APPROVAL OF FIRST AMENDMENT TO THE 2009 PLAN
General
The Bridgepoint Education, Inc. 2009 Stock Incentive Plan was originally approved by our stockholders on March 16, 2009 and has been amended and restated on two prior occasions, with the most recent amendment and restatement taking effect on May 13, 2013, the date the 2009 Plan was approved by our stockholders at our 2013 Annual Meeting of Stockholders. The 2009 Plan will remain in place until March 3, 2019 unless sooner terminated by the Board.
The 2009 Plan provides for the grant of awards in the form of options (which may include incentive stock options or nonstatutory stock options), stock appreciation rights, stock grants and stock units. As of December 31, 2015, options to purchase 4,652,862 shares of our common stock, 1,390,011 RSUs and 1,325,372 PSUs were outstanding under the 2009 Plan.
Upon the recommendation of the Compensation Committee, the Board has unanimously approved the First Amendment to the 2009 Plan (the “First Amendment”), subject to approval by our stockholders at the Annual Meeting. The First Amendment expands the type of awards available for grant under the 2009 Plan by providing for the award of performance cash. The First Amendment also makes changes necessary to permit (but not require) the Compensation Committee to designate awards of performance cash as awards intended to qualify for the “performance-based compensation” exception to the limitation on the deduction of compensation imposed by Section 162(m).
On March 29, 2016, the Compensation Committee granted the following awards of performance cash under the 2009 Plan, contingent upon the approval of the First Amendment by our stockholders at the Annual Meeting:

Name of Individual or Group	Amount of Performance Cash Granted (1)
Andrew S. Clark	$492,333
Kevin Royal	$166,667
Christopher M. Henn	$183,333
Jane L. McAuliffe	$167,667
All executive officers, as a group	$1,444,667
All directors who are not executive officers, as a group	$—
All employees who are not executive officers, as a group	$2,871,833

(1)
Subject to the employee's continued service, 25% of the performance cash vests on the first anniversary of the grant date and an additional 25% of the performance cash vests on each subsequent anniversary of the grant date.

Summary of the First Amendment
The following is a summary of the material changes to the 2009 Plan effected by the First Amendment. This summary is qualified in its entirety by reference to the full text of the First Amendment, which is attached to this proxy statement as Annex A.
Performance Cash. If this Proposal 3 is approved at the Annual Meeting, the Compensation Committee will have the ability to grant awards of performance cash under the 2009 Plan. An award of performance cash entitles a participant to receive a specified amount of cash payable upon the satisfaction of any one or more performance goals and/or other conditions (including, without limitation, continued Service (as defined in the 2009 Plan) through a specified date) as determined by the Compensation Committee and set forth in the applicable performance cash agreement. Payments for earned awards of performance cash will be made in cash only and will not be settled with shares of our common stock.
Limit on Performance Cash. The Compensation Committee will determine the amount of cash granted to any participant, provided that during any 12-month performance period, no participant will receive an award of performance cash that is intended to qualify as performance-based compensation under Section 162(m) having a value greater than $3 million. If the performance period is less than or exceeds 12 months, the dollar limit will be proportionately reduced or increased, as applicable, calculated as the product of (i) $3 million, multiplied by (ii) a fraction, the numerator of which is the number of days in the performance period and the denominator of which is 365.

Performance Goals. Awards of performance cash will be made subject to the attainment of any one or more performance goals and/or other conditions (including, without limitation, continued Service through a specified date) as determined by the Compensation Committee and set forth in the applicable performance cash agreement. Awards of performance cash that are intended to qualify as performance-based compensation under Section 162(m) will be granted as described under “Summary of the 2009 Plan — Performance Goals” below.
Termination of Service or Change In Control. The consequences of a termination of Service, Change In Control (as defined in the 2009 Plan) or similar corporate transaction on an award of performance cash will be governed by the terms of the applicable performance cash agreement.
Summary of the 2009 Plan
The following summary sets forth the primary features of the 2009 Plan. This summary is qualified in its entirety by reference to the full text of the 2009 Plan, which is attached to this proxy statement as Annex B.
The 2009 Plan provides for the grant of incentive stock options to our employees and any of our parent and subsidiary corporations' employees, and for the grant of nonstatutory stock options, stock grants (which may or may not be subject to vesting conditions), stock units (which may or may not be subject to vesting conditions) and stock appreciation rights to our employees, directors and consultants and our parent and subsidiary corporations' employees and consultants. As of December 31, 2015, approximately 204 of our employees, directors and consultants were eligible to participate in the 2009 Plan.
Number of Shares of Common Stock Available Under the 2009 Plan. The number of shares reserved for issuance under the 2009 Plan shall not exceed 5,000,000 shares, plus (i) the number of shares that were reserved for issuance, but not subject to outstanding awards, under the 2005 Plan at the time the 2005 Plan was terminated in connection with our initial public offering (that is, as of April 15, 2009), and (ii) the number of shares subject to awards granted under the 2005 Plan that expired or terminated prior to our 2013 Annual Meeting of Stockholders or that expire or terminate without having been exercised in full on or after our 2013 Annual Meeting of Stockholders, and shares issued pursuant to awards granted under the 2005 Plan that were forfeited to or repurchased by the Company prior to our 2013 Annual Meeting of Stockholders, or that are repurchased or forfeited on or after our 2013 Annual Meeting of Stockholders, with the maximum number of shares to be added to the 2009 Plan share reserve pursuant to the 2005 Plan equal to 2,038,683 shares.
The 2009 Plan provides for an annual increase in the number of shares available for issuance thereunder each January 1, in an amount equal to the least of (i) 1,300,000 shares of our common stock, (ii) 2% of the number of shares of our common stock that are outstanding and issuable pursuant to outstanding awards under our equity plans on the immediately preceding December 31 or (iii) such other amount as the Board may determine. As of December 31, 2015, there were 9,492,405 shares reserved for issuance under the 2009 Plan, including 2,715,383 shares subject to outstanding awards. On January 1, 2016, the number of shares reserved for issuance under the 2009 Plan was automatically increased by 916,993 shares.
Administration of the 2009 Plan. The Board or a committee appointed by the Board will administer the 2009 Plan. The Compensation Committee currently administers the 2009 Plan. In the case of awards intended to qualify as “performance-based compensation” within the meaning of Section 162(m), the committee administering the 2009 Plan will consist of two or more “outside directors” within the meaning of Section 162(m). The Compensation Committee has the power to determine the terms of the awards, including the exercise price, the number of shares subject to each such award, the exercisability of the awards and the form of consideration payable upon exercise.
Options. The Compensation Committee is able to grant nonstatutory stock options and incentive stock options under the 2009 Plan. The Compensation Committee determines the number of shares subject to each option, although the 2009 Plan provides that a participant may not receive options to purchase more than 750,000 shares in any fiscal year except in connection with an employee's initial hiring, in which case the participant could receive options covering up to an additional 750,000 shares, for a total of 1,500,000 shares.
The exercise price of options granted under the 2009 Plan must at least be equal to the fair market value of our common stock on the date of grant. The term of an incentive stock option may not exceed ten years, except that with respect to any participant who owns 10% of the voting power of all classes of our outstanding stock as of the grant date, the term must not exceed five years and the exercise price must equal at least 110% of the fair market value on the grant date. The Compensation Committee determines the terms of all other options.
After termination of an employee, director or consultant, he or she may exercise his or her option for the period of time stated in the stock option agreement. Generally, if termination is due to death or disability, the option will remain exercisable for twelve months. If termination is for Cause (as defined in the 2009 Plan), all then-unvested options will terminate and be forfeited. In all other cases, the option will generally remain exercisable for three months. However, no option may be exercised later than the expiration of its term.
Stock Appreciation Rights. Stock appreciation rights may be granted under the 2009 Plan. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of our common stock between the exercise date and the date of grant. The Compensation Committee determines the terms of stock appreciation rights, including when such rights become exercisable and whether to pay the increased appreciation in cash or with shares of our common stock, or a combination thereof. Stock appreciation rights expire under the same rules that apply to stock options. No participant will be granted stock appreciation rights covering more than 750,000 shares during any fiscal year except in connection with an employee's initial hiring, in which case the participant could receive stock appreciation rights covering up to an additional 750,000 shares, for a total of 1,500,000 shares.
Stock Grants. Stock grants may be granted under the 2009 Plan. Stock grants are awards of shares of our common stock that vest in accordance with terms and conditions established by the Compensation Committee or may be vested on the date of grant if so determined by the Compensation Committee. The Compensation Committee will determine the number of shares of stock subject to stock grants to any employee, but no participant will be granted, or granted a right to purchase or acquire, more than 750,000 shares of stock pursuant to stock grants during any fiscal year except in connection with an employee's initial hiring, in which case the participant could receive stock grants covering up to an additional 750,000 shares, for a total of 1,500,000 shares. The Compensation Committee may impose whatever conditions to vesting, if any, that it determines to be appropriate. For example, the Compensation Committee may set restrictions based on the achievement of specific performance goals. Shares subject to a stock grant subject to restrictions that do not vest are subject to our right of repurchase or forfeiture.
Stock Units. Stock units may be granted under the 2009 Plan. Stock units are awards that will result in a payment to a participant at the end of a specified period only if performance goals established by the Compensation Committee are achieved or the award otherwise vests. The Compensation Committee may impose whatever conditions to vesting, restrictions and conditions to payment it determines to be appropriate, if any. For example, the Compensation Committee may set restrictions based on the achievement of specific performance goals, on the continuation of service or employment, or any other basis determined by the Compensation Committee. Payments of earned stock units may be made, in the Compensation Committee's discretion, in cash or with shares of our common stock, or a combination thereof. The Compensation Committee determines the number of stock units granted to any participant, but no participant may be granted more than 750,000 stock units during any fiscal year except in connection with an employee's initial hiring, in which case the participant could receive stock units covering up to an additional 750,000 shares, for a total of 1,500,000 shares.
Limit on Total Amount of All Awards. During any fiscal year, no participant will receive awards in excess of the aggregate amount of 750,000 shares, whether such awards are in the form of stock options, stock appreciation rights, stock grants and/or stock units, except in connection with an employee's initial hiring, in which case the participant could receive awards covering up to an additional 750,000 shares, for a total of 1,500,000 shares.
Limit on Stock Units Settled in Cash. For stock units intended to qualify as performance-based compensation under Section 162(m), no participant will receive stock units having an initial value greater than $3 million during any fiscal year, with such initial dollar value established by the Compensation Committee prior to the grant date. Stock units that are intended to qualify as performance-based compensation under Section 162(m) will be granted as described under “Performance Goals” below.
Limits on Awards Granted to Non-Employee Directors. None of our non-employee directors will be granted awards under the 2009 Plan covering more than 50,000 shares during any fiscal year.
Performance Goals. Awards of stock grants, stock units and other incentives under the 2009 Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) and may provide for a targeted level or levels of achievement of: operating income; earnings before interest or taxes and earnings before interest, taxes, depreciation and amortization; earnings or net earnings; cash flow; market share; net or gross sales or revenue; expenses or expense reduction; cost of goods sold; profit/loss or profit margin, net or gross; working capital; return on equity or assets; earnings per share (diluted or basic); economic value added, or EVA; stock price; price/earnings ratio; debt, or debt-to-equity or debt reduction; accounts receivable; writeoffs; cash; assets; liquidity; operations; research or related milestones; business development; intellectual property (e.g., patents); product development; regulatory activity; information technology; financings; product quality control; management; human resources; corporate governance; compliance program; legal matters; internal controls; policies and procedures; accounting and reporting; strategic alliances, licensing and partnering; site, plant or building development; customer retention; customer satisfaction and/or mergers and acquisitions or divestitures. The performance goals may differ from participant to participant and from award to award, may be used alone or in combination, may be used to measure our performance as a whole or the performance of one of our business units or product lines, may be measured in absolute terms or based on growth, and may be measured relative to a peer group or index.
To the extent necessary to comply with the performance-based compensation provisions of Section 162(m), with respect to any award granted subject to performance goals, within the first 25% of the performance period, but in no event more than 90 days following the commencement of any performance period (or such other time as may be required or permitted by Section 162(m)), the Compensation Committee will, in writing (i) designate one or more participants to whom an award will be made, (ii) select the performance goals applicable to the performance period, (iii) establish the performance goals, and amounts of such awards, as applicable, which may be earned for such performance period, and (iv) specify the relationship between performance goals and the amounts of such awards, as applicable, to be earned by each participant for such performance period. Following the completion of each performance period, the Compensation Committee will certify in writing whether the applicable performance goals have been achieved for such performance period. In determining the amounts earned by a participant, the Compensation Committee will have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Compensation Committee may deem relevant to the assessment of individual or corporate performance for the performance period. A participant will be eligible to receive payment pursuant to an award for a performance period only if the performance goals for such period are achieved.
Transferability of Awards. Unless the Compensation Committee provides otherwise, the 2009 Plan does not allow for the transfer of awards other than by will or by the laws of descent and distribution, and only the recipient of an award may exercise an award during his or her lifetime.
Change In Control. The 2009 Plan provides that in the event of a merger or reorganization, each outstanding award will be treated as set forth in the terms of the applicable agreement of merger or reorganization, which agreement may provide, without limitation, that the successor corporation or its parent or subsidiary will assume or substitute an equivalent award for each outstanding award, or that outstanding awards may vest on an accelerated basis or be canceled with or without consideration. Unless otherwise provided in the applicable award agreement, if there is a Change In Control of the company and the transaction provides for the assumption or continuation of outstanding awards, no acceleration of vesting will occur; however, if there is no assumption or substitution of outstanding awards, the awards will fully vest and become exercisable as of immediately prior to such Change In Control.
Term. The 2009 Plan will automatically terminate on March 3, 2019, unless we terminate it sooner. In addition, the Board has the authority to amend, alter, suspend or terminate the 2009 Plan provided such action does not impair the rights of any participant without the written consent of such participant.
Number of Awards Granted to Employees, Consultants and Directors
The number of awards that an employee, consultant or director may receive under the 2009 Plan is in the discretion of the Compensation Committee (or the Board, with respect to our non-employee directors) and therefore cannot be determined in advance. Our executive officers are eligible to receive awards under the 2009 Plan and, accordingly, our executive officers have an interest in this proposal. The following table sets forth (i) the aggregate number of shares of common stock subject to options and stock units granted under the 2009 Plan during fiscal year 2015, (ii) the average per share exercise price of the options and (iii) the dollar value of such shares based on $7.61 per share, the fair market value of our common stock as reported by the NYSE on December 31, 2015:

Name of Individual or Group	Number of Shares Granted	Average Per Share Exercise Price		Dollar Value of Shares Granted (1)
Andrew S. Clark	277,399	$9.43		$1,304,712
Kevin Royal	32,723	N/A	(2)	$249,022
Daniel J. Devine	93,511	$9.43		$489,955
Christopher M. Henn	156,127	$9.57		$886,793
Rodney T. Sheng	127,857	$9.43		$652,908
Jane L. McAuliffe	103,819	$9.43		$515,342
All executive officers, as a group	1,237,008	$9.44		$6,516,785
All directors who are not executive officers, as a group	65,065	$9.43		$160,929
All employees who are not executive officers, as a group	820,583	$9.43		$6,017,706

(1)
No dollar value is included for shares subject to options because the option exercise prices are in excess of $7.61 per share, the fair market value of our common stock as reported by the NYSE on December 31, 2015.

(2)	As of December 31, 2015, Mr. Royal held stock units only; therefore, there is no exercise price applicable to his shares.
Federal Tax Aspects
The following paragraphs present a summary of the general federal income tax consequences to U.S. taxpayers and us of awards granted under the 2009 Plan, as amended by the First Amendment. Tax consequences for any particular individual may be different.
Nonstatutory Stock Options. No taxable income is reportable when a nonstatutory stock option with an exercise price at least equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any taxable income recognized in connection with an option exercise by an employee of ours is subject to tax withholding by us. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.
Incentive Stock Options. No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonstatutory stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.
Stock Appreciation Rights. No taxable income is reportable when a stock appreciation right with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.
Stock Grants and Stock Units. A participant generally will not have taxable income at the time an award of a stock grant or stock units is granted, to the extent such stock grant or stock units are subject to vesting conditions when granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the award becomes either (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture. However, the recipient of a stock grant that is subject to vesting conditions when granted may elect to recognize income at the time he or she receives the award in an amount equal to the fair market value of the shares underlying the award (less any cash paid for the shares) on the date the award is granted.
Performance Cash. A participant generally will not have taxable income at the time an award of performance cash is granted. Upon payment of the performance cash, the participant will recognize ordinary income equal to the amount received on the date of payment.
Tax Effect for Us. We generally will be entitled to a tax deduction in connection with an award under the 2009 Plan, as amended, in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to our chief executive officer and to “covered employees” within the meaning of Section 162(m). Under Section 162(m), the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, we may be able to preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include, among other things, obtaining stockholder approval of the 2009 Plan, as amended, setting limits on the number of awards that any individual may receive, and for awards other than certain stock options, establishing objective performance criteria that must be met before the award will actually vest or be paid. The 2009 Plan, as amended, is intended to permit (but not require) the Compensation Committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m). If the Compensation Committee designates a particular award as an award intended to qualify for the performance-based compensation exception under Section 162(m), the Compensation Committee will endeavor to design and administer the award in a manner that will preserve the deductibility of compensation in excess of $1,000,000. Nevertheless, the requirements of this exception are complex and in some respects vague and difficult to apply. Consequently, we cannot guarantee that compensation that is intended to qualify for the performance-based compensation exception under Section 162(m) will in fact so qualify.
Section 409A. Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), places certain requirements on non-qualified deferred compensation arrangements. These include requirements with respect to an individual's election to defer compensation and the individual's selection of the timing and form of distribution of the deferred compensation. Section 409A also generally provides that distributions must be made on or following the occurrence of certain events (e.g., the individual's separation from service, a predetermined date or the individual's death). Section 409A imposes restrictions on an individual's ability to change his or her distribution timing or form after the compensation has been deferred. For certain individuals who are officers, subject to certain exceptions, Section 409A requires that such officer's distribution commence no earlier than six months after such officer's separation from service.
Awards granted under the 2009 Plan, as amended, with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A's provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as possible interest charges and penalties. In addition, certain states, such as California, have adopted similar provisions that impose similar penalty taxes.
Medicare Surtax. Beginning in 2013, a participant's annual “net investment income,” as defined in Section 1411 of the Internal Revenue Code of 1986, as amended, may be subject to a 3.8% federal surtax (generally referred to as the “Medicare Surtax”). Net investment income may include capital gain and/or loss arising from the disposition of shares subject to a participant's awards under the 2009 Plan, as amended. Whether a participant's net investment income will be subject to the Medicare Surtax will depend on the participant's level of annual income and other factors.
THE FOREGOING IS ONLY A SUMMARY OF THE EFFECTS OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO AWARDS UNDER THE 2009 PLAN, AS AMENDED. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.
Vote Required
Approval of the First Amendment to the 2009 Plan requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at a meeting at which a quorum is present. Abstentions are deemed to be votes cast and have the same effect as a vote “AGAINST” the proposal. This proposal is considered a “non-discretionary” matter on which your broker, bank or other agent will not be able to vote on your behalf if it does not receive instructions from you; therefore, there may be broker non-votes in connection with this proposal. If you hold your shares in “street name” and you do not instruct your broker, bank or other agent how to vote your shares on this proposal, no vote will be cast on your behalf on this proposal. Therefore, it is critical that you indicate your vote on this proposal if you want your vote to be counted.
THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL
OF THE FIRST AMENDMENT TO THE 2009 PLAN

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
The Charter of the Audit Committee provides that any related party transaction (or series of transactions) that may require disclosure under the rules of the SEC must be reviewed and approved by the Audit Committee. When evaluating such transactions, the Audit Committee focuses on whether the terms of such transactions are at least as favorable to us as terms we would receive on an arm's-length basis from an unaffiliated third party.
The following is a description of transactions since the beginning of our last fiscal year, including any currently proposed transactions, to which we have been or will be a party, in which the amount involved exceeds $120,000 and in which any of our directors, executive officers, holders of more than five percent of our common stock or any member of the immediate family of any of the foregoing persons has had or will have a direct or indirect material interest. This description does not cover (i) compensation arrangements with our executive officers and directors that are described elsewhere in this proxy statement under the sections entitled “Executive Compensation” and “Corporate Governance — Director Compensation” or (ii) compensation arrangements with our executive officers other than our NEOs that have been approved, or recommended to the Board for approval, by our Compensation Committee.
Indemnification Agreements
Our certificate of incorporation and bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law. Additionally, as permitted by Delaware law, we have entered into indemnification agreements with each of our directors and executive officers pursuant to which we agree to indemnify those individuals to the fullest extent permitted by Delaware law against all expenses, judgments, fines, settlements and other amounts actually and reasonably incurred by such individual in connection with the investigation, defense, settlement or appeal of any pending, threatened or completed action, hearing, suit or other proceeding to which they are or may be made a party or threatened to be made a party by reason of their position as a director, officer or other agent of ours, and otherwise to the fullest extent permitted under Delaware law and our certificate of incorporate and bylaws. We also have an insurance policy covering our directors and executive officers with respect to certain liabilities, including liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) or otherwise.
Nominating Agreement with Warburg Pincus
In February 2009, we entered into a nominating agreement with Warburg Pincus. Under the nominating agreement, as long as Warburg Pincus beneficially owns at least 15% of the outstanding shares of our common stock, we agree, subject to our fiduciary obligations, to nominate and recommend to our stockholders that two individuals designated by Warburg Pincus be elected to the Board. If at any time Warburg Pincus beneficially owns less than 15% but more than 5% of the outstanding shares of our common stock, we agree, subject to our fiduciary obligations, to nominate and recommend to our stockholders that one individual designated by Warburg Pincus be elected to the Board. Two individuals affiliated with Warburg Pincus, Messrs. Hackett and Sarma, currently serve on the Board.
Second Amended and Restated Registration Rights Agreement
In August 2009, we entered into a Second Amended and Restated Registration Rights Agreement with Warburg Pincus and certain other security holders, including some of our executive officers and directors (Messrs. Clark, Sheng, Devine, Woodard and Craig and Dr. McAuliffe). The material terms of this agreement are described below.
Demand Registration Rights. So long as we are eligible to file a registration statement with the SEC, Warburg Pincus may request we effect a registration at any time, provided that anticipated aggregate public offering proceeds (before any underwriting discounts and commissions) will not be less than $7.5 million. We may postpone the filing of any such registration statement for up to 90 days once in any 12-month period. If during that 90 day period we file a registration statement and we are actively employing in good faith all reasonable efforts to cause such registration statement to become effective, then we may further postpone any demand registration until 180 days after the effective date of the currently filed registration statement. We may also postpone the filing of any such registration statement for up to 180 days once in any 12-month period if the Board determines in good faith that the filing would be seriously detrimental to our stockholders or us.
Form S-3 Registration Rights. If we are eligible to file a registration statement on Form S-3, Warburg Pincus may request that we register their shares of common stock for resale on a Form S-3 registration statement, provided that the total proceeds of the shares to be offered is more than $5.0 million and that the request is not made within 180 days of the effective date of our most recent Form S-3 registration statement in which the securities held by Warburg Pincus could have been included for sale or distribution. We are also not obligated to file a Form S-3 registration statement in any jurisdiction where we would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, subject to certain restrictions. Warburg Pincus has the right to request an unlimited number of registrations on Form S-3. In July 2011, we filed a Form S-3 registration statement at the request of Warburg Pincus, registering the resale of 34,589,220 shares of our common stock held by Warburg Pincus. Warburg Pincus continues to hold 27,710,574 shares of our common stock.
Payment of Registration Expenses. We are required to pay certain legal fees and other expenses on behalf of Warburg Pincus and other parties to the agreement in connection with any registration. For our initial public offering and a withdrawn secondary offering in 2009, we paid $269,000 in fees and other expenses on behalf of Warburg Pincus and $61,000 in fees and other expenses on behalf of the other selling stockholders. For the Form S-3 registration statement we filed at the request of Warburg Pincus in July 2011, we paid $168,000 in fees and other expenses on behalf of Warburg Pincus.
Piggyback Registration Rights. If we register any shares of common stock under the Securities Act in connection with a public offering, the stockholders with piggyback registration rights have the right to include in the registration shares of common stock held by them or which they can obtain upon the exercise or conversion of another security, subject to specified exceptions. The underwriters of any such offering have the right to limit the number of shares registered by these stockholders due to marketing reasons. If the total amount of shares of common stock these stockholders wish to include exceeds the total amount of shares that the underwriters determine the stockholders may sell in the offering, the shares to be included in the registration will be subject to cutbacks as specified in the agreement.
Master Purchase Agreement with Spigit, Inc.
In July 2011, we entered into a Master Purchase Agreement with Spigit, Inc. (“Spigit”). Spigit has developed certain social collaboration software and an online social collaboration system that captures, analyzes and quantifies interactions among participants. In July 2012, we entered into an addendum to the Master Purchase Agreement providing for additional user licenses and professional services. We paid Spigit a total of $137,000, $131,000 and $0 under the Master Purchase Agreement, as amended, in 2013, 2014 and 2015, respectively. Two funds controlled by WP LLC were significant investors in Spigit. WP LLC controls Warburg Pincus, our majority stockholder. In September 2013, Spigit merged with Mindjet LLC. The two funds controlled by WP LLC that were significant investors in Spigit own less than 5% of the post-merger entity.
Agreements with iParadigms, LLC
In June 2009, we entered into a Registration Agreement with iParadigms, LLC (“iParadigms”), as amended, pursuant to which we license certain software to detect and prevent student plagiarism. This agreement was amended in October 2012 to extend its term until October 2015. In August 2009, we entered into an iThenticate Registration Agreement with iParadigms, as amended, pursuant to which we license certain software to detect and prevent professional plagiarism. Under these agreements, we paid iParadigms $25,000, $5,000 and $0 in 2013, 2014 and 2015, respectively. A fund controlled by WP LLC is a significant investor in iParadigms. WP LLC controls Warburg Pincus, our majority stockholder.

EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes the number of outstanding options and rights granted to our employees, consultants and directors, as well as the number of shares of common stock remaining available for future issuance, under our equity compensation plans as of December 31, 2015:

Plan Category	Number of securities to be issued upon exercise of outstanding options and rights (a)		Weighted-average exercise price of outstanding options and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1) (2)	7,368,245	(3)	$12.63	(4)	3,853,220
Equity compensation plans not approved by security holders	—		$—		—
Total	7,368,245		$12.63		3,853,220

(1)	Consists of the 2005 Plan, the 2009 Plan, and our Employee Stock Purchase Plan.

(2)
The 2009 Plan provides for an annual increase in the number of shares available for issuance thereunder on January 1, 2010 and on each subsequent January 1 through and including January 1, 2019, in an amount equal to the least of (i) two percent (2%) of the outstanding shares of our common stock on the last day of the immediately preceding fiscal year, (ii) 1,300,000 shares of our common stock or (iii) such lesser amount as the Board may determine. Consistent with the 2013 amendment and restatement of the 2009 Plan, the number of shares available for issuance pursuant to the 2009 Plan will also increase on a one-for-one basis for each stock option previously issued pursuant to the 2005 Plan that, in the future, expires or terminates without having been exercised in full or is forfeited to or repurchased by the Company, provided that the maximum number of shares to be added to the 2009 Plan from the 2005 Plan is 2,038,683 shares. Our Employee Stock Purchase Plan provides for an annual increase in the number of shares available for issuance thereunder on January 1, 2010 and on each subsequent January 1 through and including January 1, 2019, in an amount equal to the least of (a) one percent (1%) of the outstanding shares of our common stock on the last day of the immediately preceding fiscal year, (b) 400,000 shares of our common stock or (c) such lesser amount as the Board or Compensation Committee may determine.

(3)
Includes 2,715,383 shares of common stock issuable upon vesting of outstanding RSUs and PSUs, which entitle the holder thereof to one share of common stock for each unit that vests over the holder's period of continued service.

(4)	Calculated taking into account the 2,715,383 shares of common stock issuable upon vesting of outstanding RSUs and PSUs without the payment of any exercise price.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our directors, officers and beneficial owners of more than 10% of our common stock to file with the SEC reports of ownership and changes in ownership of our common stock and other equity securities. Directors, officers and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of copies of these reports provided to us and certain written representations that no other reports were required during the year ended December 31, 2015, we believe that each of our directors, officers and greater than 10% beneficial owners met all of the applicable Section 16(a) filing requirements for transactions in our common stock during the year ended December 31, 2015.

OTHER MATTERS
We know of no other matters to be submitted at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the individuals we have designated as proxies to vote the shares that they represent on such matters in accordance with their judgment.
For further information about Bridgepoint Education, Inc., please refer to our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on March 8, 2016. Our Annual Report on Form 10-K is publicly available on our website at www.bridgepointeducation.com under “Investor Relations." You may also obtain a copy by sending a written request to Bridgepoint Education, Inc., Attn: Investor Relations, 13500 Evening Creek Drive North, San Diego, California 92128.

By order of the Board of Directors,
/s/ Diane L. Thompson
Diane L. Thompson Executive Vice President, Secretary and General Counsel
Dated: April 6, 2016

Annex A

FIRST AMENDMENT TO THE
BRIDGEPOINT EDUCATION, INC. 2009 STOCK INCENTIVE PLAN
(as amended and restated May 13, 2013)

Bridgepoint Education, Inc., a Delaware corporation (the “Company”), previously established the Bridgepoint Education, Inc. 2009 Stock Incentive Plan (the “Plan”). The Plan was amended and restated in its entirety effective as of May 13, 2013, upon stockholder approval at the Company’s 2013 Annual Meeting of Stockholders. By adoption of this First Amendment, the Company now desires to amend the Plan to authorize the award of “Performance Cash” as set forth below.
1.This First Amendment shall be effective as of the date on which it is approved by the Company’s stockholders at the Company’s 2016 Annual Meeting of Stockholders.
2.Section 1 (Introduction) of the Plan is hereby amended by amending and restating the third and fourth paragraphs in their entirety to read as follows:

The Plan seeks to achieve this purpose by providing for Awards in the form of Options (which may constitute Incentive Stock Options or Nonstatutory Stock Options), Stock Appreciation Rights, Stock Grants, Stock Units and Performance Cash.

This Plan and all Awards shall be construed in accordance with and governed by the laws of the State of Delaware, but without regard to its conflict of law provisions. Capitalized terms shall have the meaning provided in Section 2 unless otherwise provided in this Plan or any related Stock Option Agreement, SAR Agreement, Stock Grant Agreement, Stock Unit Agreement or Performance Cash Agreement.

3.Section 2(b) (Definitions - Award) of the Plan is hereby amended and restated in its entirety to read as follows:

(b)    “Award” means any award of an Option, SAR, Stock Grant, Stock Unit, or Performance Cash under the Plan.

4.Section 2(ag) (Definitions - Performance Period) of the Plan is hereby amended and restated in its entirety to read as follows:

(ag)    “Performance Period” means any one or more periods of time as determined by the Committee in its sole discretion, within which the Performance Goals applicable to an Award are to be achieved. The Committee may establish different Performance Periods for different Participants, and the Committee may establish concurrent or overlapping Performance Periods.

5.Section 2 (Definitions) of the Plan is hereby amended by adding the following new definitions to the end thereof to read as follows:

(az)    “Performance Cash” means a right to receive a specified amount of cash payable upon the satisfaction of any one or more Performance Goals and/or other conditions (including, without limitation, continued Service through a specified date) as determined by the Committee and set forth in the applicable Performance Cash Agreement.

(aaa)    “Performance Cash Agreement” means the agreement described in Section 10A evidencing each Award of Performance Cash.

6.Section 3(c) (Indemnification) of the Plan is hereby amended by amending and restating clause (i) in its entirety to read as follows:

(i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Stock Option Agreement, SAR Agreement, Stock Grant Agreement, Stock Unit Agreement or Performance Cash Agreement, and

7.Section 4(f) (Performance Conditions) of the Plan is hereby amended by amending and restating the third sentence of the first paragraph in its entirety to read as follows:

Any Performance Goals applicable to Stock Grants, Stock Units and/or Performance Cash that are intended to qualify as performance-based compensation under Code Section 162(m) will be set by the Committee on or before the Determination Date.

8.Section 4(f) (Performance Conditions) of the Plan is hereby amended by amending and restating clause (A) of the second paragraph in its entirety to read as follows:
(A) to the extent specified at the time of grant of an Award, reduce (but not increase) the number or amount of Shares, Options, SARs, Stock Units, Performance Cash, or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Performance Goals on the basis of such further considerations as the Committee in its sole discretion shall determine,

9.Section 4(h) (Termination of Service) of the Plan is hereby amended by adding the following new sentence to the end thereof to read as follows:

The consequences of a termination of Service on an Award of Performance Cash shall be governed by the applicable Performance Cash Agreement.

10.Section 5(e) (Share Limits) of the Plan is hereby amended by adding the following new clause (viii) to the end thereof to read as follows:

(viii) Limit on Awards of Performance Cash. During any twelve (12) month Performance Period, no Selected Employee shall receive Performance Cash intended to qualify as performance-based compensation under Code Section 162(m) having a value greater than $3,000,000. If the Performance Period is less than or exceeds 12 months, the dollar limit expressed in the preceding sentence shall be reduced or increased proportionately, as the case may be, calculated as the product of: (A) $3,000,000, multiplied by (B) a fraction, the numerator of which is the number of days in the Performance Period and the denominator of which is 365. For example, if the Performance Period is three (3) years, the limit shall be calculated by multiplying: (A) $3,000,000, by (B) a fraction, the numerator of which is 1095 and the denominator of which is 365.

11.The Plan is hereby amended by adding the following new Section 10A (Terms and Conditions of Performance Cash) immediately following Section 10 (Terms and Conditions of Stock Units) to read as follows:

SECTION 10A.    TERMS AND CONDITIONS OF PERFORMANCE CASH.

(a)    Performance Cash Agreement. Each grant of Performance Cash under the Plan shall be evidenced by a Performance Cash Agreement between the Participant and the Company. Performance Cash shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The Performance Cash Agreement shall set forth the Performance Goals and/or other conditions applicable to the Award (including, without limitation, continued Service through a specified date), the amount of cash payable pursuant to the Award and the time of payment for each Award. The provisions of the various Performance Cash Agreements entered into under the Plan need not be identical.

(b)    Performance Conditions. An Award of Performance Cash grants the Participant the right to receive an amount of cash payable upon the satisfaction of any one or more Performance Goals and/or other conditions (including, without limitation, continued Service through a specified date) as determined by the Committee and set forth in the Performance Cash Agreement. For the avoidance of doubt, the performance conditions applicable to an Award of Performance Cash intended to qualify as performance-based compensation under Code Section 162(m) are limited to the Performance Goals listed in Section 2(af).

12.Section 12(b) (Acceleration) of the Plan is hereby amended by adding the following new sentence to the end thereof to read as follows:

The consequences of a merger or other reorganization, or a Change In Control on an Award of Performance Cash shall be governed by the applicable Performance Cash Agreement.

13.This First Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions and intent of this First Amendment.
IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed as of this _____ day of __________________, 2016.

BRIDGEPOINT EDUCATION, INC.

By:
Its:

Annex B

BRIDGEPOINT EDUCATION, INC.
2009 STOCK INCENTIVE PLAN
(as amended and restated May 13, 2013)

SECTION 1.	INTRODUCTION.
The Company’s Board of Directors originally adopted the Bridgepoint Education, Inc. 2009 Stock Incentive Plan to be effective on the Effective Date conditioned on and subject to obtaining Company stockholder approval. The Plan was approved by Company stockholders on the Effective Date. The Plan was amended and restated by the Board on March 31, 2009 and again on May 13, 2013.
The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by offering Selected Employees an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, and to encourage such Selected Employees to continue to provide services to the Company and to attract new individuals with outstanding qualifications.
The Plan seeks to achieve this purpose by providing for Awards in the form of Options (which may constitute Incentive Stock Options or Nonstatutory Stock Options), Stock Appreciation Rights, Stock Grants and Stock Units.
This Plan and all Awards shall be construed in accordance with and governed by the laws of the State of Delaware, but without regard to its conflict of law provisions. Capitalized terms shall have the meaning provided in Section 2 unless otherwise provided in this Plan or any related Stock Option Agreement, SAR Agreement, Stock Grant Agreement or Stock Unit Agreement.

SECTION 2.	DEFINITIONS.
(a)“Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity. For purposes of determining an individual’s “Service,” this definition shall include any entity other than a Subsidiary, if the Company, a Parent and/or one or more Subsidiaries own not less than 50% of such entity.
(b)“Award” means any award of an Option, SAR, Stock Grant or Stock Unit under the Plan.
(c)“Board” means the Board of Directors of the Company, as constituted from time to time.
(d)“Cashless Exercise” means, to the extent that a Stock Option Agreement so provides and as permitted by applicable law, a program approved by the Committee in which payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price and any applicable tax withholding obligations (up to the maximum amount permitted by applicable law) relating to the Option.
(e)“Cause” means, except as may otherwise be provided in a Participant employment agreement or applicable Award agreement, (i) a conviction of a Participant for a felony crime or the failure of a Participant to contest prosecution for a felony crime, or (ii) a Participant’s misconduct, fraud, disloyalty or dishonesty (as such terms may be defined by the Committee in its sole discretion), or (iii) any unauthorized use or disclosure of confidential information or trade secrets by a Participant, or (iv) a Participant’s negligence, malfeasance, breach of fiduciary duties, neglect of duties, or (v) any material violation by a Participant of a written Company or Subsidiary or Affiliate policy or any material breach by a Participant of a written agreement with the Company or Subsidiary or Affiliate, or (vi) any other act or omission by a Participant that, in the opinion of the Committee, could reasonably be expected to adversely affect the Company’s or a Subsidiary’s or an Affiliate’s business, financial condition, prospects and/or reputation. In each of the foregoing subclauses (i) through (vi), whether or not a “Cause” event has occurred will be determined by the Committee in its sole discretion and the Committee’s determination shall be conclusive, final and binding.
(f)“Change In Control” except as may otherwise be provided in a Participant’s employment agreement or Award agreement, means any of the following:
(i)The acquisition by any individual, entity or group (other than the Company or any employee benefit plan of the Company or Warburg Pincus & Co. (and its affiliated entities and investment funds) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of securities representing more than 50% of the voting securities of the Company entitled to vote generally in the election of directors, determined on a fully-diluted basis (“Company Voting Securities”); provided, however, that such acquisition shall not constitute a Change In Control hereunder if a majority of the holders of the Company Voting Securities immediately prior to such acquisition retain directly or through ownership of one or more holding companies, immediately following such acquisition, a majority of the voting securities entitled to vote generally in the election of directors of the successor entity;
(ii)The sale, transfer or other disposition of all or substantially all of the Company’s assets; or
(iii)When a majority of the members of the Board shall not be Company Directors.
A transaction shall not constitute a Change In Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transactions. In addition, an IPO shall not constitute a Change In Control.
(g)“Code” means the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder.
(h)“Committee” means a committee described in Section 3.
(i)“Common Stock” means the Company’s common stock, $0.01 par value per share.
(j)“Company” means Bridgepoint Education, Inc., a Delaware corporation.
(k)“Company Directors” means (A) individuals who as of the Effective Date are members of the Board, (B) individuals elected or directors of the Company subsequent to the Effective Date for whose election proxies shall have been solicited by the Board, or (C) any individual elected or appointed to the Board to fill vacancies of the Board caused by death or resignation (but not by removal) or to fill newly created directorships.
(l)“Consultant” means an individual who performs bona fide services to the Company, a Parent, a Subsidiary or an Affiliate, other than as an Employee or Director or Non-Employee Director.
(m)“Covered Employees” means those persons whose compensation is subject to the deduction limitations of Code Section 162(m).
(n)“Determination Date” means the latest possible date that will not jeopardize the qualification of an Award granted under the Plan as “performance-based compensation” under Code Section 162(m).
(o)“Director” means a member of the Board who is also an Employee.
(p)“Disability” means that the Selected Employee is classified as disabled under a long-term disability policy of the Company or, if no such policy applies, the Selected Employee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.
(q)“Effective Date” means March 16, 2009.
(r)“Employee” means any individual who is a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.
(s)“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(t)“Exercise Price” means, in the case of an Option, the amount for which a Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of a SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value in determining the amount payable to a Participant upon exercise of such SAR.
(u)“Fair Market Value” means the market price of a Share, determined by the Committee as follows:
(i)If the Shares were traded on a stock exchange (such as the New York Stock Exchange, the NASDAQ Global Market or NASDAQ Capital Market) at the time of determination, then the Fair Market Value shall be equal to the regular session closing price for such stock as reported by such exchange (or the exchange or market with the greatest volume of trading in the Shares) on the date of determination, or if there were no sales on such date, on the last date preceding such date on which a closing price was reported;
(ii)If the Shares were traded on the OTC Bulletin Board at the time of determination, then the Fair Market Value shall be equal to the last-sale price reported by the OTC Bulletin Board for such date, or if there were no sales on such date, on the last date preceding such date on which a sale was reported; and
(iii)If neither of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith using a reasonable application of a reasonable valuation method as the Committee deems appropriate.
Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported by the applicable exchange or the OTC Bulletin Board, as applicable, or a nationally recognized publisher of stock prices or quotations (including an electronic on-line publication). Such determination shall be conclusive and binding on all persons.
(v)“Fiscal Year” means the Company’s fiscal year.
(w)“Grant” means any grant of an Award under the Plan.
(x)“Incentive Stock Option” or “ISO” means an incentive stock option described in Code Section 422.
(y)“IPO” means an initial public offering by the Company of the Shares.
(z)“Non-Employee Director” means a member of the Board who is not an Employee.
(aa)“Nonstatutory Stock Option” or “NSO” means a stock option that is not an ISO.
(ab)“Option” means an ISO or NSO granted under the Plan entitling the Optionee to purchase a specified number of Shares, at such times and applying a specified Exercise Price, as provided in the applicable Stock Option Agreement.
(ac)“Optionee” means an individual, estate or other entity that holds an Option.
(ad)“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the Effective Date shall be considered a Parent commencing as of such date.
(ae)“Participant” means an individual or estate or other entity that holds an Award.
(af)“Performance Goals” means one or more objective measurable performance factors as determined by the Committee with respect to each Performance Period based upon one or more of the following: (i) operating income; (ii) earnings before interest or taxes and earnings before interest, taxes, depreciation and amortization; (iii) earnings or net earnings; (iv) cash flow; (v) market share; (vi) net or gross sales or revenue; (vii) expenses or expense reduction; (viii) cost of goods sold; (ix) profit/loss or profit margin, net or gross; (x) working capital; (xi) return on equity or assets; (xii) earnings per share (diluted or basic); (xiii) economic value added, or EVA; (xiv) stock price; (xv) price/earnings ratio; (xvi) debt, or debt-to-equity or debt reduction; (xvii) accounts receivable; (xviii) writeoffs; (xix) cash; (xx) assets; (xxi) liquidity; (xxii) operations; (xxiii) research or related milestones; (xxiv) business development; (xxv) intellectual property (e.g., patents); (xxvi) product development; (xxvii) regulatory activity; (xxviii) information technology; (xxix) financings; (xxx) product quality control; (xxxi) management; (xxxii) human resources; (xxxiii) corporate governance; (xxxiv) compliance program; (xxxv) legal matters; (xxxvi) internal controls; (xxxvii) policies and procedures; (xxxviii) accounting and reporting; (xxxix) strategic alliances, licensing and partnering; (xl) site, plant or building development; (xli) customer retention; (xlii) customer satisfaction and/or (xlii) mergers and acquisitions or divestitures; each with respect to the Company and/or one or more Affiliates or operating units as determined by the Committee in its sole discretion. Any such criteria used may be (A) measured in absolute terms, (B) measured in terms of growth, (C) compared to another company or companies, (D) measured against the market as a whole and/or according to applicable market indices, (E) measured against the performance of the Company as a whole or a segment of the Company and/or (F) measured on a pre-tax or post-tax basis (if applicable). Further, any Performance Goals may be used to measure the performance of one or more product lines or specific markets and may be measured relative to a peer group or index. Awards issued to persons who are not Covered Employees may take into account other (or no) factors.

(ag)“Performance Period” means any period not exceeding 36 months as determined by the Committee, in its sole discretion. The Committee may establish different Performance Periods for different Participants, and the Committee may establish concurrent or overlapping Performance Periods.
(ah)“Plan” means this Bridgepoint Education, Inc. 2009 Stock Incentive Plan as it may be amended from time to time.
(ai)“Prior Equity Plans” means the Company’s Amended and Restated 2005 Stock Incentive Plan and its predecessor plans.
(aj)“Re-Price” means that the Company has lowered or reduced the Exercise Price of outstanding Options and/or outstanding SARs for any Participant(s) in a manner described by SEC Regulation S-K Item 402(d)(2)(viii) (or as described in any successor provision(s) or definition(s)).
(ak)“SAR Agreement” means the agreement described in Section 8 evidencing each Award of a Stock Appreciation Right.
(al)“SEC” means the Securities and Exchange Commission.
(am)“Section 16 Persons” means those officers, directors or other persons who are subject to Section 16 of the Exchange Act.
(an)“Securities Act” means the Securities Act of 1933, as amended.
(ao)“Selected Employee” means an Employee, Consultant, Director, or Non-Employee Director who has been selected by the Committee to receive an Award under the Plan.
(ap)“Service” means service as an Employee, Director, Non-Employee Director or Consultant. Service will be deemed terminated as soon as the entity to which Service is being provided is no longer either (i) the Company, (ii) a Parent, (iii) a Subsidiary or (iv) an Affiliate. A Participant’s Service does not terminate if he or she is a common-law employee and goes on a bona fide leave of absence that was approved by the Company in writing and the terms of the leave provide for continued service crediting, or when continued service crediting is required by applicable law. However, for purposes of determining whether an Option is entitled to continuing ISO status, a common-law employee’s Service will be treated as terminating ninety (90) days after such Employee went on leave, unless such Employee’s right to return to active work is guaranteed by law or by a contract. Service terminates in any event when the approved leave ends, unless such Employee immediately returns to active work. The Committee determines which leaves count toward Service, and when Service terminates for all purposes under the Plan.
(aq)“Share” means one share of Common Stock.
(ar)“Stock Appreciation Right” or “SAR” means a stock appreciation right awarded under the Plan which provides the holder with a right to potentially receive, in cash and/or Shares, value with respect to a specific number of Shares, as provided in Section 8.
(as)“Stock Grant” means Shares awarded under the Plan.
(at)“Stock Grant Agreement” means the agreement described in Section 9 evidencing each Award of a Stock Grant.
(au)“Stock Option Agreement” means the agreement described in Section 6 evidencing each Award of an Option.
(av)“Stock Unit” means a bookkeeping entry representing the equivalent of one Share, as awarded under the Plan.
(aw)“Stock Unit Agreement” means the agreement described in Section 10 evidencing each Award of a Stock Unit.
(ax)“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the Effective Date shall be considered a Subsidiary commencing as of such date.

(ay)“10-Percent Shareholder” means an individual who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, its Parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.
SECTION 3.ADMINISTRATION.
(a)Committee Composition. A Committee appointed by the Board shall administer the Plan. Unless the Board provides otherwise, the Board’s Compensation Committee (or a comparable committee of the Board) shall be the Committee. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.
The Committee shall have membership composition which enables (i) Awards to Section 16 Persons to qualify as exempt from liability under Section 16(b) of the Exchange Act and (ii) Awards to Covered Employees to qualify as performance-based compensation as provided under Code Section 162(m) (to the extent such Awards are intended to qualify as performance-based compensation). For the avoidance of doubt, to the extent that the Board determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Code Section 162(m), the Plan will be administered by a Committee of two (2) or more “outside directors” within the meaning of Code Section 162(m).
The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not qualify under Rule 16b-3 or Code Section 162(m), that may administer the Plan with respect to Selected Employees who are not Section 16 Persons or Covered Employees, respectively, may grant Awards under the Plan to such Selected Employees and may determine all terms of such Awards. To the extent permitted by applicable law, the Board may also appoint a committee, composed of one or more officers of the Company, that may authorize Awards to Employees (who are not Section 16 Persons or Covered Employees) within parameters specified by the Board and consistent with any limitations imposed by applicable law.
Notwithstanding the foregoing, the Board shall constitute the Committee and shall administer the Plan with respect to all Awards granted to Non-Employee Directors.
(b)Authority of the Committee. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan. Such actions shall include without limitation:
(i)determining Selected Employees who are to receive Awards under the Plan;
(ii)determining the type, number, vesting requirements, performance conditions (if any) and their degree of satisfaction, and other features and conditions of such Awards and amending such Awards;
(iii)correcting any defect, supplying any omission, or reconciling or clarifying any inconsistency in the Plan or any Award agreement;
(iv)accelerating the vesting, or extending the post-termination exercise term, or waiving restrictions, of Awards at any time and under such terms and conditions as it deems appropriate;
(v)interpreting the Plan and any Award agreements;
(vi)making all other decisions relating to the operation of the Plan; and
(vii)adopting such plans or subplans as may be deemed necessary or appropriate to provide for the participation by non-U.S. employees of the Company and its Subsidiaries and Affiliates, which plans and/or subplans shall be attached hereto as Appendices.
The Committee may adopt such rules or guidelines, as it deems appropriate to implement the Plan. The Committee’s determinations under the Plan shall be final and binding on all persons. The Committee’s decisions and determinations need not be uniform and may be made selectively among Participants in the Committee’s sole discretion. The Committee’s decisions and determinations will be afforded the maximum deference provided by law.
(c)Indemnification. To the maximum extent permitted by applicable law, each member of the Committee, or of the Board, or any persons (including without limitation Employees and officers) who are delegated by the Board or Committee to perform administrative functions in connection with the Plan, shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Stock Option Agreement, SAR Agreement, Stock Grant Agreement or Stock Unit Agreement, and (ii) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.
SECTION 4.GENERAL.
(a)General Eligibility. Only Employees, Consultants, Directors and Non-Employee Directors shall be eligible for designation as Selected Employees by the Committee.
(b)Incentive Stock Options. Only Selected Employees who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, a Selected Employee who is a 10-Percent Shareholder shall not be eligible for the grant of an ISO unless the requirements set forth in Section 422(c)(5) of the Code are satisfied. If and to the extent that any Shares are issued under a portion of any Option that exceeds the $100,000 limitation of Section 422 of the Code, such Shares shall not be treated as issued under an ISO notwithstanding any designation otherwise. Certain decisions, amendments, interpretations and actions by the Committee and certain actions by a Participant may cause an Option to cease to qualify as an ISO pursuant to the Code and by accepting an Option the Participant agrees in advance to such disqualifying action.
(c)Buyout of Awards. The Committee may at any time (i) offer to buy out for a payment in cash or cash equivalents (including without limitation Shares valued at Fair Market Value that may or may not be issued from this Plan) an Award previously granted or (ii) authorize a Participant to elect to cash out an Award previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.
(d)Restrictions on Shares. Any Shares issued pursuant to an Award shall be subject to such rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall apply in addition to any restrictions that may apply to holders of Shares generally and shall also comply to the extent necessary with applicable law. In no event shall the Company be required to issue fractional Shares under this Plan.
(e)Beneficiaries. A Participant may designate one or more beneficiaries with respect to an Award by timely filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Participant’s death. If no beneficiary was designated or if no designated beneficiary survives the Participant, then after a Participant’s death any vested Award(s) shall be transferred or distributed to the Participant’s estate.
(f)Performance Conditions. The Committee may, in its discretion, include performance conditions in an Award. If performance conditions are included in Awards to Covered Employees that are intended to qualify as performance-based compensation under Code Section 162(m), then such Awards will be subject to the achievement of Performance Goals that shall be established and administered pursuant to the requirements of Code Section 162(m) and as described in this Section 4(f) and the provisions of this Section 4(f) shall control over any contrary provisions in the Plan. Any Performance Goals applicable to Stock Grants and/or Stock Units that are intended to qualify as performance-based compensation under Code Section 162(m) will be set by the Committee on or before the Determination Date. Before any Shares underlying an Award or any Award payments are released to a Covered Employee with respect to a Performance Period, the Committee shall certify in writing that the Performance Goals for such Performance Period have been satisfied. Without limitation, the approved minutes of a Committee meeting shall constitute such written certification. A Participant will be eligible to receive payment pursuant to an Award intended to qualify as performance-based compensation under Code Section 162(m) for a Performance Period only if the Performance Goals for such period are achieved. The Committee may appropriately adjust any evaluation of performance under a Performance Goal to exclude any of the following events that occurs during a Performance Period:
(i)asset write-downs,
(ii)litigation or claim judgments or settlements,
(iii)the effect of changes in or provisions under tax law, accounting principles or other such laws or provisions affecting reported results,
(iv)accruals for reorganization and restructuring programs and

(v)any extraordinary non-recurring items as described in applicable accounting principles and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report for the applicable year.
Notwithstanding satisfaction of any completion of any Performance Goal, the Committee may: (A) to the extent specified at the time of grant of an Award, the number of Shares, Options, SARs, Stock Units or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Performance Goals may be reduced (but not increased) by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine, (B) determine what actual Award, if any, will be paid in the event of a termination of employment as the result of a Participant’s death or disability or upon a Change in Control or in the event of a termination of employment following a Change in Control prior to the end of the Performance Period, and (c) determine what actual Award, if any, will be paid in the event of a termination of employment other than as the result of a Participant’s death or disability prior to a Change in Control and prior to the end of the Performance Period to the extent an actual Award would have otherwise been achieved had the Participant remained employed through the end of the Performance Period. With respect to any Awards that are intended to qualify as performance-based compensation under Code Section 162(m), prior to the Determination Date, the Committee will determine whether any significant element(s) will be included in or excluded from the calculation of any Performance Goal with respect to any Participant. In all other respects, Performance Goals will be calculated in accordance with the Company’s financial statements, generally accepted accounting principles, or under a methodology established by the Committee prior to or at the time of the issuance of an Award and which is consistently applied with respect to a Performance Goal in the relevant Performance Period. In addition, the Committee will adjust any performance criteria, Performance Goal or other feature of an Award that relates to or is wholly or partially based on the number of, or the value of, any stock of the Company, to reflect any stock dividend or split, repurchase, recapitalization, combination, or exchange of shares or other similar changes in such stock. Awards with performance conditions that are granted to Selected Employees who are not Covered Employees or any Awards to Covered Employees which are not intended to qualify as performance-based compensation under Code Section 162(m) need not comply with the requirements of Code Section 162(m).
To the extent necessary to comply with the performance-based compensation provisions of Code Section 162(m), with respect to any Award granted subject to Performance Goals and intended to qualify as “performance-based compensation” under Code Section 162(m), within the first twenty-five percent (25%) of the Performance Period, but in no event more than ninety (90) days following the commencement of any Performance Period (or such other time as may be required or permitted by Code Section 162(m)), the Committee will, in writing, (i) designate one or more Selected Employees to whom an Award will be made, (ii) select the Performance Goals applicable to the Performance Period, (iii) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (iv) specify the relationship between Performance Goals and the amounts of such Awards, as applicable, to be earned by each such Selected Employee for such Performance Period.
Notwithstanding any other provision of the Plan, any Award which is granted to a Selected Employee and is intended to constitute qualified performance-based compensation under Code Section 162(m) will be subject to any additional limitations set forth in the Code (including any amendment to Section 162(m)) or any regulations and ruling issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Code Section 162(m), and the Plan will be deemed amended to the extent necessary to conform to such requirements.
(g)No Rights as a Stockholder. A Participant, or a transferee of a Participant, shall have no rights as a stockholder (including without limitation voting rights or dividend or distribution rights) with respect to any Common Stock covered by an Option, SAR, or Stock Unit until such person becomes entitled to receive such Common Stock, has satisfied any applicable withholding or tax obligations relating to the Award and has been issued the applicable stock certificate by the Company. No adjustment shall be made for cash or stock dividends or other rights for which the record date is prior to the date when such certificate is issued, except as expressly provided in Section 11.
(h)Termination of Service. Unless the applicable Award agreement or employment agreement provides otherwise (and in such case, the Award or employment agreement shall govern as to the consequences of a termination of Service for such Awards), the following rules shall govern the vesting, exercisability and term of outstanding Awards held by a Participant in the event of termination of such Participant’s Service (in all cases subject to the term of the Option or SAR as applicable): (i) if the Service of a Participant is terminated for Cause, then all Options, SARs, unvested portions of Stock Units and unvested portions of Stock Grants shall terminate and be forfeited immediately without consideration; (ii) if the Service of Participant is terminated for any reason other than for Cause, death or Disability, then the vested portion of his/her then-outstanding Options/SARs may be exercised by such Participant or his or her personal representative within three months after the date of such termination and all unvested portions of any outstanding Awards shall be forfeited without consideration as of the date of such termination; or (iii) if the Service of a Participant is terminated due to death or Disability, the vested portion of his/her then-outstanding Options/SARs may be exercised within twelve months after the date of termination of Service and all unvested portions of any outstanding Awards shall be forfeited without consideration as of the date of such termination. In the event of a termination of an Employee’s Service due to Disability, an unexercised ISO will be treated as an NSO commencing as of one year and one day after such termination.
(i)Code Section 409A. Notwithstanding anything in the Plan to the contrary, the Plan and Awards granted hereunder are intended to comply with the requirements of Code Section 409A and shall be interpreted in a manner consistent with such intention. If upon a Participant’s “separation from service” within the meaning of Code Section 409A, he/she is then a “specified employee” (as defined in Code Section 409A), then to the extent necessary to comply with Code Section 409A and avoid the imposition of taxes under Code Section 409A, the Company shall defer payment of “nonqualified deferred compensation” subject to Code Section 409A payable as a result of and within six (6) months following such separation from service under this Plan until the earlier of (i) the first business day of the seventh month following the Participant’s separation from service, or (ii) ten (10) days after the Company receives notification of the Participant’s death. Any such delayed payments shall be made without interest.
(j)Suspension or Termination of Awards. If at any time (including after a notice of exercise has been delivered) the Committee (or the Board), reasonably believes that a Participant has committed an act of Cause (which includes a failure to act), the Committee (or Board) may suspend the Participant’s right to exercise any Option or SAR (or vesting of Stock Grants or Stock Units) pending a determination of whether there was in fact an act of Cause. If the Committee (or the Board) determines a Participant has committed an act of Cause, neither the Participant nor his or her estate shall be entitled to exercise any outstanding Option or SAR whatsoever and all of Participant’s outstanding Awards shall then terminate without consideration. Any determination by the Committee (or the Board) with respect to the foregoing shall be final, conclusive and binding on all interested parties.
(k)Electronic Communications. Subject to compliance with applicable law and/or regulations, an Award agreement or other documentation or notices relating to the Plan and/or Awards may be communicated to Participants by electronic media.
(l)Unfunded Plan. Insofar as it provides for Awards, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are granted Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets which may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation, nor shall the Company or the Committee be deemed to be a trustee of stock or cash to be awarded under the Plan.
(m)Liability of Company Plan. The Company (or members of the Board or Committee) shall not be liable to a Participant or other persons as to: (a) the non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder; and (b) any unexpected or adverse tax consequence or any tax consequence expected, but not realized, by any Participant or other person due to the grant, receipt, exercise or settlement of any Award granted hereunder.
SECTION 5.SHARES SUBJECT TO PLAN AND SHARE LIMITS.
(a)Basic Limitation. The stock issuable under the Plan shall be authorized but unissued Shares or treasury Shares. Subject to adjustment as provided in Sections 5(b), 5(c) and 11, the aggregate number of Shares reserved for Awards under the Plan shall not exceed 5,000,000 Shares, plus (i) any Shares that, as of April 15, 2009, had been reserved but not issued pursuant to awards granted under the Bridgepoint Education, Inc. Amended and Restated 2005 Stock Incentive Plan (the “2005 Plan”) and were not subject to any awards granted thereunder, and (ii) the number of Shares that were subject to outstanding awards under the 2005 Plan as of April 15, 2009 that have since expired or terminated prior to the date of the Company’s 2013 Annual Meeting of Stockholders (the “2013 Annual Meeting”), or that expire or terminate without having been exercised in full on or after the 2013 Annual Meeting, and Shares issued pursuant to awards granted under the 2005 Plan that have been forfeited to or repurchased by the Company prior to the 2013 Annual Meeting, or that are repurchased or forfeited on or after the 2013 Annual Meeting, with the maximum number of Shares to be added to the Plan pursuant to the 2005 Plan equal to 2,038,683 Shares. The aggregate number of Shares that may be issued in connection with any single type of Award (NSOs, ISOs, SARs, Stock Grants or Stock Units) under the Plan shall be 7,038,683 Shares.
(b)Subject to adjustment as provided in Section 11, the maximum aggregate number of Shares that may be issued under the Plan as set forth in Section 5(a) shall be increased on January 1, 2010 and on each subsequent January 1 through and including January 1, 2019, by a number of Shares (the “Annual Increase”) equal to the lesser of (i) two percent (2%) of the number of Shares issued and outstanding on the immediately preceding December 31, or (ii) 1,300,000 Shares, or (iii) an amount determined by the Board.

(c)Additional Shares. If Awards are forfeited or are terminated for any reason other than being exercised, then the Shares underlying such Awards shall again become available for Awards under the Plan. If SARs are exercised or Stock Units are settled in Shares, then only the number of Shares (if any) actually issued in settlement of such SARs or Stock Units shall reduce the number of Shares available under Section 5(a), as adjusted by Section 5(b), and the balance shall again become available for Awards under the Plan. If a Participant pays the Exercise Price by net exercise or by surrendering previously owned Shares (or by stock attestation) and/or, as permitted by the Committee, pays any withholding tax obligation with respect to an Award by electing to have Shares withheld or surrendering previously owned Shares (or by stock attestation), the surrendered Shares and the Shares withheld to pay taxes shall be available for issuance under the Plan and shall not count toward the maximum number of shares that may be issued under the Plan as set forth in Section 5(a), as adjusted by Section 5(b).
(d)Dividend Equivalents. Any dividend equivalents distributed under the Plan shall not be applied against the number of Shares available for Awards.
(e)Share Limits. For so long as: (x) the Company is a “publicly held corporation” within the meaning of Code Section 162(m) and (y) the deduction limitations of Code Section 162(m) are applicable to the Company’s Covered Employees, then the limits specified below in this Section 5(e) shall be applicable to Awards issued under the Plan that are intended to qualify as performance-based compensation under Code Section 162(m).
(i)Limits on Options. No Selected Employee shall receive Options to purchase Shares during any Fiscal Year covering in excess of 750,000 Shares.
(ii)Limits on SARs. No Selected Employee shall receive Awards of SARs during any Fiscal Year covering in excess of 750,000 Shares.
(iii)Limits on Stock Grants. No Selected Employee shall receive Stock Grants during any Fiscal Year covering in excess of 750,000 Shares.
(iv)Limits on Stock Units. No Selected Employee shall receive Stock Units during any Fiscal Year covering in excess of 750,000 Shares.
(v)Limit on Total Amount of All Awards. No Selected Employee shall receive Awards during any Fiscal Year in excess of the aggregate amount of 750,000 Shares, whether such Awards are in the form of Options, SARs, Stock Grants and/or Stock Units.
(vi)Increased Limits for First Year of Employment. The limits expressed in the foregoing subparts (i) through (v) shall in each case be increased to 1,500,000 Shares with respect to Awards granted to a Selected Employee during the Fiscal Year of the Selected Employee’s commencement of employment with the Company.
(vii)Limit on Awards Settleable in Cash. During any Fiscal Year, no Selected Employee shall receive Stock Units that are intended to qualify as performance-based compensation under Code Section 162(m) having an initial value greater than $3,000,000.
(f)Non-Employee Director Share Limits. Notwithstanding any other provision of the Plan to the contrary, no Non-Employee Director shall receive Awards during any Fiscal Year in excess of the aggregate amount of 50,000 Shares, whether such Awards are in the form of Options, SARs, Stock Grants and/or Stock Units.
SECTION 6.TERMS AND CONDITIONS OF OPTIONS.
(a)Stock Option Agreement. Each Grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Committee deems appropriate for inclusion in a Stock Option Agreement (including without limitation any performance conditions). The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. The Stock Option Agreement shall also specify whether the Option is an ISO; if not specified then the Option shall be an NSO.
(b)Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall be subject to adjustment of such number in accordance with Section 11.
(c)Exercise Price. An Option’s Exercise Price shall be established by the Committee and set forth in a Stock Option Agreement. The Exercise Price of an Option shall not be less than 100% of the Fair Market Value (110% for ISO Grants to 10-Percent Shareholders) on the date of Grant.

(d)Exercisability and Term. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an Option shall in no event exceed ten years from the date of Grant (and may be for a shorter period of time than ten years). A Stock Option Agreement may provide for accelerated vesting in the event of the Participant’s death, or Disability or other events. Notwithstanding the forgoing, an ISO that is granted to a 10-Percent Shareholder shall have a maximum term of five years. Notwithstanding any other provision of the Plan, no Option can be exercised after the expiration date provided in the applicable Stock Option Agreement. A Stock Option Agreement may permit an Optionee to exercise an Option before it is vested (an “early exercise”), subject to the Company’s right of repurchase at the original Exercise Price of any Shares acquired under the unvested portion of the Option which right of repurchase shall lapse at the same rate the Option would have vested had there been no early exercise. In no event shall the Company be required to issue fractional Shares upon the exercise of an Option and the Committee may specify a minimum number of Shares that must be purchased in any one Option exercise.
(e)Modifications or Assumption of Options. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price. For avoidance of doubt, the Committee may Re-Price outstanding Options. No modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option.
(f)Assignment or Transfer of Options. Except as otherwise provided in the applicable Stock Option Agreement and then only to the extent permitted by applicable law, no Option shall be transferable by the Optionee other than by will or by the laws of descent and distribution. Except as otherwise provided in the applicable Stock Option Agreement, an Option may be exercised during the lifetime of the Optionee only by Optionee or by the guardian or legal representative of the Optionee. No Option or interest therein may be assigned, pledged or hypothecated by the Optionee during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.
SECTION 7.PAYMENT FOR OPTION SHARES.
(a)General Rule. The entire Exercise Price of Shares issued upon exercise of Options shall be payable in cash at the time when such Shares are purchased, except as follows and if so provided for in an applicable Stock Option Agreement:
(i)In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. The Stock Option Agreement may specify that payment may be made in any form(s) described in this Section 7.
(ii)In the case of an NSO granted under the Plan, the Committee may, in its discretion at any time, accept payment in any form(s) described in this Section 7.
(b)Surrender of Stock. To the extent that this Section 7(b) is made applicable to an Option in a Stock Option Agreement, payment for all or any part of the Exercise Price may be made with Shares which have already been owned by the Optionee for such duration as shall be specified by the Committee. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan.
(c)Cashless Exercise. To the extent that this Section 7(c) is made applicable to an Option in a Stock Option Agreement, payment for all or a part of the Exercise Price may be made through Cashless Exercise.
(d)Net Exercise. To the extent that this Section 7(d) is made applicable to an Option in a Stock Option Agreement, payment for all or a part of the Exercise Price may be made through a “net exercise” arrangement pursuant to which the number of Shares issued to the Optionee in connection with the Optionee’s exercise of the Option will be reduced by the Company’s retention of a portion of such Shares. Upon such a net exercise of an Option, the Optionee will receive a net number of Shares that is equal to (i) the number of Shares as to which the Option is being exercised minus (ii) the quotient (rounded down to the nearest whole number) of the aggregate Exercise Price of the Shares being exercised divided by the Fair Market Value of a Share on the Option exercise date. The number of Shares covered by clause (ii) will be retained by the Company and not delivered to the Optionee. No fractional Shares will be created as a result of a net exercise and the Optionee must contemporaneously pay for any portion of the aggregate Exercise Price that is not covered by the Shares retained by the Company under clause (ii).
(e)Other Forms of Payment. To the extent that this Section 7(e) is made applicable to an Option in a Stock Option Agreement, payment may be made in any other form that is consistent with applicable laws, regulations and rules and approved by the Committee.

SECTION 8.TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS.
(a)SAR Agreement. Each Award of a SAR under the Plan shall be evidenced by a SAR Agreement between the Participant and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan (including without limitation any performance conditions). A SAR Agreement may provide for a maximum limit on the amount of any payout notwithstanding the Fair Market Value on the date of exercise of the SAR. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Participant’s other compensation.
(b)Number of Shares. Each SAR Agreement shall specify the number of Shares to which the SAR pertains and is subject to adjustment of such number in accordance with Section 11.
(c)Exercise Price. Each SAR Agreement shall specify the Exercise Price. The Exercise Price of a SAR shall not be less than 100% of the Fair Market Value on the date of Grant.
(d)Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR which shall not exceed ten years from the date of Grant. A SAR Agreement may provide for accelerated exercisability in the event of the Participant’s death, or Disability or other events and may provide for expiration prior to the end of its term in the event of the termination of the Participant’s Service. A SAR may be included in an ISO only at the time of Grant but may be included in an NSO at the time of Grant or at any subsequent time, but not later than six months before the expiration of such NSO. A SAR granted under the Plan may provide that it will be exercisable only in the event of a Change In Control.
(e)Exercise of SARs. If, on the date when a SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR may automatically be deemed to be exercised as of such date with respect to such portion to the extent so provided in the applicable SAR agreement. Upon exercise of a SAR, the Participant (or any person having the right to exercise the SAR after Participant’s death) shall receive from the Company (i) Shares, (ii) cash or (iii) any combination of Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Shares subject to the SARs exceeds the Exercise Price of the Shares.
(f)Modification or Assumption of SARs. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (including stock appreciation rights granted by another issuer) in return for the grant of new SARs for the same or a different number of Shares and at the same or a different Exercise Price. For avoidance of doubt, the Committee may Re-Price outstanding SARs. No modification of a SAR shall, without the consent of the Participant, alter or impair his or her rights or obligations under such SAR.
(g)Assignment or Transfer of SARs. Except as otherwise provided in the applicable SAR Agreement and then only to the extent permitted by applicable law, no SAR shall be transferable by the Participant other than by will or by the laws of descent and distribution. Except as otherwise provided in the applicable SAR Agreement, a SAR may be exercised during the lifetime of the Participant only by the Participant or by the guardian or legal representative of the Participant. No SAR or interest therein may be assigned, pledged or hypothecated by the Participant during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.
SECTION 9.TERMS AND CONDITIONS FOR STOCK GRANTS.
(a)Time, Amount and Form of Awards. Awards under this Section 9 may be granted in the form of a Stock Grant.
(b)Stock Grant Agreement. Each Stock Grant awarded under the Plan shall be evidenced by a Stock Grant Agreement between the Participant and the Company. Each Stock Grant shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan that the Committee deems appropriate for inclusion in the applicable Stock Grant Agreement (including without limitation any performance conditions). The provisions of the Stock Grant Agreements entered into under the Plan need not be identical.
(c)Payment for Stock Grants. Stock Grants may be issued with or without cash consideration under the Plan.
(d)Vesting Conditions. Each Stock Grant may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Grant Agreement. A Stock Grant Agreement may provide for accelerated vesting in the event of the Participant’s death, or Disability or other events.

(e)Assignment or Transfer of Stock Grants. Except as provided in Section 14, or in a Stock Grant Agreement, or as required by applicable law, a Stock Grant awarded under the Plan shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law. Any act in violation of this Section 9(e) shall be void. However, this Section 9(e) shall not preclude a Participant from designating a beneficiary who will receive any vested outstanding Stock Grant Awards in the event of the Participant’s death, nor shall it preclude a transfer of vested Stock Grant Awards by will or by the laws of descent and distribution.
(f)Voting and Dividend Rights. The holder of a Stock Grant (irrespective of whether the Shares subject to the Stock Grant are vested or unvested) awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders. A Stock Grant Agreement, however, may require that the holder of such Stock Grant invest any cash dividends received in additional Shares subject to the Stock Grant. Such additional Shares subject to the Stock Grant shall be subject to the same conditions and restrictions as the Stock Grant with respect to which the dividends were paid. Such additional Shares subject to the Stock Grant shall not reduce the number of Shares available for issuance under Section 5.
(g)Modification or Assumption of Stock Grants. Within the limitations of the Plan, the Committee may modify or assume outstanding Stock Grants or may accept the cancellation of outstanding Stock Grants (including stock granted by another issuer) in return for the grant of new Stock Grants for the same or a different number of Shares. No modification of a Stock Grant shall, without the consent of the Participant, alter or impair his or her rights or obligations under such Stock Grant.
SECTION 10.TERMS AND CONDITIONS OF STOCK UNITS.
(a)Stock Unit Agreement. Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the Participant and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan (including without limitation any performance conditions). The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical. Stock Units may be granted in consideration of a reduction in the Participant’s other compensation.
(b)Number of Shares. Each Stock Unit Agreement shall specify the number of Shares to which the Stock Unit Grant pertains and is subject to adjustment of such number in accordance with Section 11.
(c)Payment for Awards. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.
(d)Vesting Conditions. Each Award of Stock Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement. A Stock Unit Agreement may provide for accelerated vesting in the event of the Participant’s death, or Disability or other events.
(e)Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions as the Stock Units to which they attach.
(f)Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Shares or (c) any combination of both, as determined by the Committee. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. Except as otherwise provided in a Stock Unit Agreement or a timely completed deferral election, vested Stock Units shall be settled within thirty days after vesting. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred, in accordance with applicable law, to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Section 11.
(g)Creditors’ Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.
(h)Modification or Assumption of Stock Units. Within the limitations of the Plan, the Committee may modify or assume outstanding Stock Units or may accept the cancellation of outstanding Stock Units (including stock units granted by another issuer) in return for the grant of new Stock Units for the same or a different number of Shares. No modification of a Stock Unit shall, without the consent of the Participant, alter or impair his or her rights or obligations under such Stock Unit.
(i)Assignment or Transfer of Stock Units. Except as provided in Section 14, or in a Stock Unit Agreement, or as required by applicable law, Stock Units shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law. Any act in violation of this Section 10(i) shall be void. However, this Section 10(i) shall not preclude a Participant from designating a beneficiary who will receive any outstanding vested Stock Units in the event of the Participant’s death, nor shall it preclude a transfer of vested Stock Units by will or by the laws of descent and distribution.
SECTION 11.ADJUSTMENTS.
(a)Adjustments. In the event of a subdivision of the outstanding Shares, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Shares (by reclassification or otherwise) into a lesser number of Shares, a stock split, a reverse stock split, a reclassification or other distribution of the Shares without the receipt of consideration by the Company, of or on the Common Stock, a recapitalization, a combination, a spin-off or a similar occurrence, the Committee shall make equitable and proportionate adjustments to:
(i)the maximum aggregate number of Shares specified in Section 5(a);
(ii)clause (ii) of the Annual Increase specified in Section 5(b);
(iii)the number and kind of securities available for Awards (and which can be issued as ISOs) under Section 5;
(iv)the limits on Awards issued under the Plan that are intended to qualify as performance-based compensation under Code Section 162(m) under Section 5(e);
(v)the limits on Awards issued under the Plan to Non-Employee Directors under Section 5(f);
(vi)the number and kind of securities covered by each outstanding Award;
(vii)the Exercise Price under each outstanding SAR and Option; and
(viii)the number and kind of outstanding securities issued under the Plan.
(b)Participant Rights. Except as provided in this Section 11, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class. If by reason of an adjustment pursuant to this Section 11, a Participant’s Award covers additional or different shares of stock or securities, then such additional or different shares and the Award in respect thereof shall be subject to all of the terms, conditions and restrictions which were applicable to the Award and the Shares subject to the Award prior to such adjustment.
(c)Fractional Shares. Any adjustment of Shares pursuant to this Section 11 shall be rounded down to the nearest whole number of Shares. Under no circumstances shall the Company be required to authorize or issue fractional shares and no consideration shall be provided as a result of any fractional shares not being issued or authorized.
SECTION 12.EFFECT OF A CHANGE IN CONTROL.
(a)Merger or Reorganization. In the event that the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the assumption of outstanding Awards by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for accelerated vesting or for their cancellation with or without consideration, in all cases without the consent of the Participant.
(b)Acceleration. Except as otherwise provided in the applicable Stock Option Agreement, SAR Agreement, Stock Unit Agreement or Stock Award Agreement, in the event that a Change In Control occurs with respect to the Company and the applicable agreement of merger or reorganization provides for assumption or continuation of Awards pursuant to Section 12(a), no acceleration of vesting shall occur. In the event that a Change In Control occurs with respect to the Company and there is no assumption or continuation of Awards pursuant to Section 12(a), all Awards shall vest and become exercisable as of immediately before such Change In Control.

SECTION 13.LIMITATIONS ON RIGHTS.
(a)Retention Rights. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an employee, consultant or director of the Company, a Parent, a Subsidiary or an Affiliate. The Company and its Parents and Subsidiaries and Affiliates reserve the right to terminate the Service of any person at any time, and for any reason, subject to applicable laws, the Company’s Certificate of Incorporation and Bylaws and a written employment agreement (if any).
(b)Stockholders’ Rights. A Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Shares covered by his or her Award prior to the issuance of such Shares. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date when such Shares are issued, except as expressly provided in Section 11.
(c)Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Shares or other securities under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Shares or other securities pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Shares or other securities, to their registration, qualification or listing or to an exemption from registration, qualification or listing.
(d)Dissolution. To the extent not previously exercised or settled, Options, SARs, Stock Units and unvested Stock Grants shall terminate immediately prior to the dissolution or liquidation of the Company and be forfeited to the Company.
(e)Clawback Policy. The Company may (i) cause the cancellation of any Award, (ii) require reimbursement of any Award by a Participant and (iii) effect any other right of recoupment of equity or other compensation provided under this Plan or otherwise in accordance with Company policies and/or applicable law (each, a “Clawback Policy”). In addition, a Participant may be required to repay to the Company certain previously paid compensation, whether provided under this Plan or an Award Agreement or otherwise, in accordance with the Clawback Policy.
SECTION 14.TAXES.
(a)General. A Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with his or her Award. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.
(b)Share Withholding. The Committee in its discretion may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired (or by stock attestation). Such Shares shall be valued based on the value of the actual trade or, if there is none, the Fair Market Value as of the previous day. Any payment of taxes by assigning Shares to the Company may be subject to restrictions, including, but not limited to, any restrictions required by rules of the SEC. The Committee may also, in its discretion, permit a Participant to satisfy withholding or income tax obligations (up to the maximum amount permitted by applicable law) related to an Award through a sale of Shares underlying the Award or, in the case of Options, through a net exercise or Cashless Exercise.
SECTION 15.DURATION AND AMENDMENTS.
(a)Term of the Plan. The Plan, as set forth herein, is effective on the Effective Date. The Plan shall terminate on March 3, 2019 and may be terminated on any earlier date pursuant to this Section 15. This Plan will not in any way affect outstanding awards that were issued under the Prior Equity Plans or other Company equity compensation plans. No further awards may be granted under the Prior Equity Plans as of the date of an IPO.
(b)Right to Amend or Terminate the Plan. The Board may amend or terminate the Plan at any time and for any reason. No Awards shall be granted under the Plan after the Plan’s termination. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules. In addition, no such amendment or termination shall be made which would impair the rights of any Participant, without such Participant’s written consent, under any then-outstanding Award, provided that no such Participant consent shall be required with respect to any amendment or alteration if the Committee determines in its sole discretion that such amendment or alteration either (i) is required or advisable in order for the Company, the Plan or the Award to satisfy or conform to any law or regulation or to meet the requirements of any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment has been adequately compensated. In the event any provision of this Plan shall be held illegal or invalid for any reason, such provisions will be reformed by the Board if possible and to the extent needed in order to be held legal and valid. If it is not possible to reform the illegal or invalid provisions then the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included. In the event of any conflict in terms between the Plan and any Award agreement, the terms of the Plan shall prevail and govern.
SECTION 16.EXECUTION.
To record the adoption of this restatement of the Plan by the Board, the Company has caused its duly authorized officer to execute this Plan on behalf of the Company.

BRIDGEPOINT EDUCATION, INC.

/s/ Andrew S. Clark
By:	Andrew S. Clark
Title:	CEO and President

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/BPI2016**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E07253-P77021 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BRIDGEPOINT EDUCATION, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of three Class I Directors for a three-year term expiring at the 2019 Annual Meeting of Stockholders.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Ryan Craig
02) Robert Hartman
03) Victor K. Nichols

The Board of Directors recommends you vote FOR the following proposals:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 18, 2016:
The Notice and Proxy Statement and 2015 Annual Report are available at www.proxyvote.com.

E07254-P77021

2016 ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
OF BRIDGEPOINT EDUCATION, INC.

The undersigned hereby appoint(s) Andrew S. Clark and Kevin Royal and each of them, with the power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Bridgepoint Education, Inc. Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held May 18, 2016 or any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED "FOR" THE ELECTION OF ALL CLASS I DIRECTOR NOMINEES UNDER PROPOSAL 1, "FOR" PROPOSAL 2, "FOR" PROPOSAL 3 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Continued and to be signed on reverse side